PROSPECTUS SUPPLEMENT                           Filed pursuant to Rule 424(b)(5)
(TO PROSPECTUS DATED JUNE 26, 1996)             SEC File No. 33-68930

                          $268,710,079 (APPROXIMATE)

                         CMC SECURITIES CORPORATION II
                                  (DEPOSITOR)

                REMIC PASS-THROUGH CERTIFICATES, SERIES 1996-C
   PRINCIPAL AND INTEREST PAYABLE ON THE 25TH DAY OF EACH MONTH BEGINNING IN
                                NOVEMBER 1996.

                               ----------------

  The REMIC Pass-Through Certificates, Series 1996-C (the "Certificates") evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund") created by the Pooling and Administration Agreement described herein, the assets of which will consist primarily of (i) certain mortgage pass-through certificates (the "Underlying Certificates") representing the entire interest in certain pools of adjustable rate mortgage loans described herein and (ii) a pool of adjustable rate mortgage loans secured by one- to four-family residential properties (the "Underlying Mortgage Loans" and, together with the Underlying Certificates, the "Mortgage Assets"). Only the Class A Certificates (the "Offered Certificates") are being offered hereby.

  It is a condition to the issuance of the Offered Certificates that they be rated "AAAr" by Standard & Poor's, a division of The McGraw Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"). The Class A Certificates will be unconditionally and irrevocably guaranteed to the extent described herein pursuant to the terms of a financial guaranty insurance policy (the "Certificate Insurance Policy") issued by Financial Security Assurance Inc. (the "Certificate Insurer"). See "Description of Credit Enhancement--The Certificate Insurance Policy" herein.
                                                 (Cover continued on next page)

                          [LOGO OF FSA APPEARS HERE]

  BEFORE PURCHASING ANY OFFERED CERTIFICATES, PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH HEREIN UNDER THE CAPTIONS "RISK FACTORS" AND "CERTAIN INVESTMENT, PREPAYMENT, YIELD AND WEIGHTED AVERAGE LIFE
CONSIDERATIONS" AND IN THE PROSPECTUS UNDER THE CAPTION "RISK FACTORS".

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                       Certificate  Certificate  Final Scheduled
                                        Principal    Interest      Distribution
                                       Balance (1)     Rate          Date (2)
---------------------------------------------------------------------------------
Class A............................... $268,710,079 VARIABLE(3)  OCTOBER 25, 2026
---------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Approximate, subject to adjustment as described herein.
(2) Determined as set forth under "Certain Investment, Prepayment, Yield and Weighted Average Life Considerations--Final Scheduled Distribution Date."
(3) The Certificate Interest Rate on the Class A Certificates for each
    Interest Accrual Period will be a per annum rate equal to the lesser of
    (i) One-Month LIBOR plus 0.35%, subject to a cap of 11.0%, and (ii) the Available Funds Cap (as defined herein).

                               ----------------

  PaineWebber Incorporated (the "Underwriter") has agreed to purchase the Offered Certificates from CMC Securities Corporation II (the "Company") for a purchase price resulting in aggregate proceeds to the Company of approximately $268,710,079 (based on the Certificate Principal Balance set forth above), before the addition of accrued interest and before the deduction of expenses payable by the Company estimated to be approximately $250,000. The Underwriter proposes to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profit on resale that may be deemed underwriting discounts or commissions, see "Underwriting" herein.

  The Offered Certificates are offered subject to issuance by the Company and subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriter and certain further conditions. It is expected that delivery of the Class A Certificates will be made in book entry form only through the Same Day Funds Settlement System of The Depository Trust Company on or about October 30, 1996.

                               ----------------

                           PAINEWEBBER INCORPORATED

                               ----------------

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS OCTOBER 25, 1996.

(Cover continued from previous page)

          For capitalized terms used but not defined herein, see the "Index of Defined Terms" set forth on page S-63 of this Prospectus Supplement.

          Distributions on each class of Certificates will be made on the 25th day of each month or, if such day is not a business day, the immediately succeeding business day (each, a "Distribution Date"), commencing in November 1996. Interest will accrue on the Class A Certificates at the variable rate per annum described herein during the period commencing on the previous Distribution Date and ending on the day prior to the related Distribution Date (each, an "Interest Accrual Period"); provided, however, that the Interest Accrual Period for the initial Distribution Date will commence on the Closing Date and will end on the day prior to such Distribution Date. On each Distribution Date, to the extent funds are available therefor, the amount of interest distributable on the Class A Certificates (the "Class A Interest Distribution Amount") will equal interest for the number of days in the related Interest Accrual Period at the Certificate Interest Rate for the Class A Certificates on the Class Certificate Principal Balance thereof immediately prior to such Distribution Date. See "Description of the Offered Certificates--Distributions of Interest; Calculation of Certificate Interest Rate" herein.

          The Certificate Interest Rate on the Class A Certificates for each Interest Accrual Period will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus 0.35%, subject to a cap of 11.0% and (ii) the Available Funds Cap. One-Month LIBOR for the initial Interest Accrual Period will be determined on October 28, 1996. The "Available Funds Cap" with respect to any Distribution Date, will be an amount, expressed as a percentage, equal to the product of (i) the weighted average of the Net Mortgage Rates on the Mortgage Loans (the "Net WAC"), less the Certificate Insurer Premium (expressed as a percentage) and 0.25% per annum, and (ii) a fraction, the numerator of which is the Pool Principal Balance as of such Distribution Date and the denominator of which is the Class Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date. As provided in the Pooling and Administration Agreement, the Available Funds Cap for any Distribution Date will be reduced by a ratable amount (expressed as a percentage) representing Interest Shortfalls (as defined herein) and Relief Act Shortfalls (as defined herein) for such
Distribution Date allocable to the Class A Certificates.   See "Description of
the Offered Certificates -- Distributions of Interest; Calculation of Certificate Interest Rate" herein.

          Distributions of principal of and interest on the Class A Certificates will be made from receipts of principal and interest on the Mortgage Assets and, to the extent described herein, from the proceeds of the Certificate Insurance
Policy.   Except as described herein, principal will be distributed monthly on each Distribution Date on the Class A Certificates in an aggregate amount generally equal to the amounts collected, received or otherwise recovered in respect of principal on the Mortgage Assets during the related Due Period. In addition, the Class A Certificates will be entitled to distributions of Excess Spread (as defined herein) in reduction of the Certificate Principal Balance thereof to the extent described herein. See "Description of the Offered Certificates--Distributions of Principal" herein.

          Credit Enhancement with respect to the Class A Certificates will be provided to the extent described herein by (i) one or more Reserve Funds (as defined herein), (ii) a limited overcollateralization feature, and (iii) the Certificate Insurance Policy. See "Risk Factors -- Additional Credit Enhancement Limitations" and "Description of Credit Enhancement" herein. Additional limited credit enhancement will be available with respect to the Underlying Certificates to the extent described herein under "Description of the Mortgage Assets -- The Underlying Certificates".

          The yield on the Class A Certificates will depend upon their purchase price, Certificate Interest Rate, the timing of principal payments on the Mortgage Loans (including, for this purpose, prepayments and amounts received by virtue of condemnation, insurance or foreclosure with respect to the related Mortgage Loans), and the actual characteristics of the Mortgage Loans. The yield on the Class A Certificates will also be affected to the extent that Excess Spread (as defined herein) is applied in reduction of the Certificate Principal Balance thereof on any Distribution Date as described herein. The Mortgage Loans are generally subject to prepayment at any time without penalty. The prepayment rates of the Mortgage Loans are likely to fluctuate significantly from time to time. Investors should consider the associated risks, including:

        . The Offered Certificates may not be suitable investments for all investors because of their complex nature. No investor should purchase the Offered Certificates unless such investor understands and is able to bear the prepayment, yield, liquidity and other risks associated with the Offered Certificates.

        . Faster than anticipated prepayment rates on the Mortgage Loans can reduce the weighted average lives and, thus, the yields of the Class A Certificates purchased at a premium.

        . Slower than anticipated prepayment rates on the Mortgage Loans can increase the weighted average lives and, thus, reduce the yields of the Class A Certificates purchased at a discount.

        . Approximately 10.85% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are convertible at the option of the related Mortgagors into fixed rate mortgage loans. Pursuant to the terms of the related Servicing Agreement or Underlying Servicing Agreement, as applicable, the related Servicer or Underlying Servicer, as applicable, may be required to repurchase any such Mortgage Loan with respect to which a conversion option is exercised. Such repurchase would have the same effect as a prepayment in full of such Mortgage Loan and would result in a commensurate prepayment of principal on the Class A Certificates. In the event that a Servicer or an Underlying Servicer, as applicable, fails (or is not required) to purchase a Mortgage Loan with respect to which a conversion option has been exercised, and the adjustable Mortgage Rate for such Mortgage Loan is higher than the new fixed rate for such Mortgage Loan, the yield on the Class A Certificates may be less than would have been the case in the absence of such interest rate conversion.

See "Certain Investment, Prepayment, Yield and Weighted Average Life Considerations" in this Prospectus Supplement for more specific information with respect to the yield and reinvestment risks associated with the Class A Certificates. See also "Risk Factors" herein.

          As described herein, proceeds of the assets in the Trust Fund and the proceeds from the Certificate Insurance Policy are the sole sources of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Company, the Administrator, the Trustee or any of their respective affiliates. Neither the Certificates nor the Mortgage Assets are insured or guaranteed by any governmental agency or instrumentality or by the Company, the Administrator, the Trustee or any of their respective affiliates.

          There is currently no secondary market for the Certificates. The Underwriter intends to make a secondary market in the Certificates, but has no obligation to do so. There can be no assurance that any such secondary market for the Certificates will develop, or if it does develop, that it will continue.

          For federal income tax purposes, a real estate mortgage investment conduit (a "REMIC") election will be made with respect to the Series 1996-C Certificates. As described more fully herein, the Class A Certificates will represent a beneficial interest in a regular interest in the Series 1996-C REMIC and represent a beneficial interest in "Regular Certificates" for purposes of the Prospectus. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

          The Class A Certificates will be available to investors only in book entry form through the facilities of The Depository Trust Company. Definitive certificates for the Class A Certificates will be available only under certain limited circumstances as described herein. Beneficial interests in the Class A Certificates will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its participants. See "Description of Book Entry Procedures" herein.

                         ----------------------------

          This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both the Prospectus and this Prospectus Supplement. Sales of the Offered Certificates may not be consummated unless the purchaser has received both the Prospectus and this Prospectus Supplement .

                         ----------------------------

          Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                     -------------------------------------

                             AVAILABLE INFORMATION

   The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement in accordance with the rules and regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding the Company. The address of such web site is http://www.sec.gov.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Certain documents filed with the Commission by the Company are incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the Prospectus. In addition, the consolidated financial statements of the Certificate Insurer and its subsidiaries for the year ended December 31, 1995, included as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited financial statements of the Certificate Insurer and its subsidiaries for the quarterly periods ended March 31, 1996 and June 30, 1996, included as an exhibit to the Quarterly Reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996, respectively, each of which has been filed with the Securities and Exchange Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company, of which the Certificate Insurer is a wholly-owned subsidiary, are hereby incorporated by reference in this Prospectus Supplement. All financial statements of the Certificate Insurer included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part
hereof from the respective dates of filing of such documents.   The Depositor
will provide, without charge, to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be sent to CMC Securities Corporation II, CityPlace Center East, 2711 North Haskell Avenue, Suite 1000, Dallas, Texas 75204, Attention:
Investor Relations, Tel. (214) 874-2500.


                         REPORTS TO CERTIFICATEHOLDERS

   Unaudited monthly and annual reports concerning the Offered Certificates will be sent by the Trustee to Cede & Co., as the nominee of DTC and as the record holder of the Offered Certificates. DTC will supply such reports to Beneficial Owners of any such Offered Certificates in accordance with its procedures.

                                    SUMMARY OF TERMS

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined have the meanings assigned in the Prospectus. See "Glossary of Principal Terms" for the location in the Prospectus of the definitions of certain capitalized terms.

Offered Certificates..........   REMIC Pass-Through Certificates, Series 1996-C,
                                   Class A in the approximate aggregate original Certificate Principal Balance (the "Class Certificate Principal Balance") set forth on the cover hereof.

                                 The Offered Certificates are sometimes referred
                                   to herein as "Class A Certificates", "Regular Certificates" or "Book Entry Certificates".

                                 The Underlying Certificates, Underlying
                                   Agreements, Underlying Trustee and the
                                   Servicers (each as defined herein) referred to in this Prospectus Supplement constitute Private Mortgage-Backed Securities, a PMBS Agreement, a PMBS Trustee and PMBS Servicers, respectively, for purposes of the accompanying Prospectus.

                                 The Class A Certificates are "Book Entry
                                   Certificates" as defined in the Prospectus and will be issued initially in the form of one or more certificates registered in the name of a nominee of The Depository Trust Company (the "Clearing Agency"). Purchasers and other beneficial owners of Book Entry Certificates ("Beneficial Owners") will not receive definitive certificates ("Definitive Certificates") representing their interests in the Certificates except upon the termination of book entry registration ("Book Entry Termination") which will occur only under certain limited circumstances. See "Description of Book Entry Procedures" in this Prospectus Supplement and "Risk Factors--Book Entry Registration" and "Description of the Certificates--Book
                                   Entry Registration" in the Prospectus.

Depositor.....................   CMC Securities Corporation II (the "Company"),
                                   a limited purpose finance corporation wholly owned by Capstead Inc. ("CI"), as depositor under the Pooling and Administration Agreement (the "Depositor").

Administrator.................   Capstead Mortgage Corporation, a Maryland
                                   corporation, as administrator under the
                                   Pooling and Administration Agreement (the
                                   "Administrator").

Trustee.......................   Texas Commerce Bank National Association, as
                                   trustee under the Pooling and Administration
                                   Agreement (the "Trustee").

Cut-off Date..................   October 1, 1996.

Closing Date..................   On or about October 30, 1996 (the "Closing
                                   Date").

Record Date...................   The Record Date for the Certificates for each
                                   Distribution Date (as defined herein) will be the last day of the month preceding the month in which such Distribution Date occurs.

Distribution Date.............   The 25th day of each month or, if such 25th day
                                   is not a business day, on the next succeeding business day (each, a "Distribution Date").

Due Period....................   With respect to a Distribution Date, the second
                                   day of the month immediately preceding such Distribution Date through the first day of the month in which such Distribution Date occurs (each, a "Due Period").

Determination Date............   With respect to a Distribution Date, the third
                                   Business Day preceding the 18th day of the calendar month in which such Distribution Date occurs.

Denominations.................   Beneficial interests in the Book Entry
                                   Certificates will be held in minimum
                                   denominations in Certificate Principal
                                   Balances of $25,000 and integral multiples of $1 in excess thereof. See "Description of the Certificates--General" in the Prospectus.

Description of the
  Offered Certificates........   The Certificates will be issued pursuant to a
                                   Pooling and Administration Agreement to be dated as of the Cut-off Date (the "Pooling and Administration Agreement"), among the Depositor, the Administrator and the Trustee. See "Description of the Offered Certificates" herein.

Interest......................   Interest will accrue on the Class A
                                   Certificates at the variable Certificate
                                   Interest Rate as described herein under
                                   "Description of the Offered Certificates--
                                   Distributions of Interest; Calculation of
                                   Certificate Interest Rate".

                                 Interest will accrue on the Class A
                                   Certificates during the period commencing on the previous Distribution Date and ending on the day prior to the related Distribution Date (each, an "Interest Accrual Period"); provided, however, that the Interest Accrual Period for the initial Distribution Date will commence on the Closing Date and will end on the day prior to such Distribution Date. On each Distribution Date, to the extent funds are available therefor, the amount of interest distributable on the Class A Certificates (the "Class A Interest Distribution Amount") will equal interest for the number of days in the related Interest Accrual Period at the Certificate Interest Rate for the Class A Certificates on the Class Certificate Principal Balance thereof immediately prior to such Distribution Date.

                                 Approximately 10.85% of the Mortgage Loans (in
                                   each case by scheduled principal balance as of the Cut-off Date) contain a conversion option, pursuant to which the related Mortgagor may, after the satisfaction of certain conditions, elect to convert the rate of interest borne by such Mortgage Loan to a fixed rate of interest. Pursuant to the terms of the related Servicing Agreement or Underlying Servicing Agreement, as applicable, the related Servicer or Underlying Servicer, as applicable, may be required to repurchase any such Mortgage Loan with respect to which a conversion option is exercised. See "Description of the Offered Certificates--Distributions of Interest;
                                   Calculation of Certificate Interest Rate" and "Certain Investment, Prepayment, Yield and Weighted Average Life Considerations--Yield Considerations Relating to Interest Rate Conversions" herein.

Principal.....................   Principal will be distributable monthly on each
                                   Distribution Date on the Class A Certificates in an aggregate amount generally equal to the amounts collected, received or otherwise recovered in respect of principal on the Mortgage Assets during the related Due Period. In addition, the Class A Certificates will be entitled to distributions of Excess Spread (as defined herein) in reduction of the Certificate Principal Balance thereof to the extent described herein. See "Description of the Offered Certificates--Distributions of Principal" and "Description of Credit Enhancement -- Overcollateralization" herein.

Description of the Underlying
  Certificates................   Each Underlying Certificate evidences a 100%
                                  interest in a whole pool of adjustable rate mortgage loans secured by one- to four-family residential properties (each, a "Certificated Mortgage Loan" and collectively, the "Certificated Mortgage Loans"). The Certificated Mortgage Loans and the Underlying Mortgage Loans are referred to herein collectively as the "Mortgage Loans".

                                  Certain of the Underlying Certificates (the
                                  "92GA Underlying Certificates") were issued pursuant to an Amended and Restated Pooling and Administration Agreement relating to Capstead Capital Corporation's Portfolio Pass-Through Program 1992GA, dated as of October 1, 1993, as supplemented and amended through and as of the Cut-off Date (the "92GA Underlying Agreement"), among Capstead Capital Corporation ("CCC"), Capstead Mortgage Corporation, as administrator (the "Underlying Administrator") and Texas Commerce Bank National Association, as trustee (the "Underlying Trustee").

                                  The remaining Underlying Certificates (the
                                  "94UA Underlying Certificates") were issued pursuant to a Pooling and Administration Agreement relating to Capstead Capital Corporation's Portfolio Pass-Through Program 1994UA, dated as of April 1, 1994, as supplemented and amended through and as of the Cut-off Date (the "94UA Underlying Agreement"), among CCC, the Underlying Administrator and the Underlying Trustee.

                                  Effective October 1, 1996, the Company
                                  succeeded to all of CCC's rights and
                                  obligations as sponsor under the 92GA
                                  Underlying Agreement with respect to the 92GA Underlying Certificates and the 94UA Underlying Agreement with respect to the 94UA Underlying Certificates. See "Description of the Mortgage Assets" herein. The Company is a PMBS Issuer for purposes of the accompanying Prospectus. See "The Trust Fund--Private Mortgage-Backed Securities" in the Prospectus.


The Mortgage Loans............   All of the Mortgage Loans will be adjustable
                                  rate, conventional mortgage loans secured by first liens on one- to four-family residential properties. The Mortgage Loans, other than the Negative Amortization Loans (as defined herein), are fully amortizing. Except for one Mortgage Loan that has an original term to maturity of 40 years (referred to herein as the "40-Year Mortgage Loan"), the Mortgage Loans will have original terms to maturity of not more than 30 years. See "Description of the Mortgage Assets" herein.

Advances......................   Each Servicer (or Underlying Servicer) will be
                                  obligated to make advances with respect to delinquent monthly payments on the Mortgage Loans serviced by it to the extent such advances are, in its judgment, recoverable to the extent described herein. The Administrator will be obligated to make advances only to the extent that a Servicer (or an Underlying Servicer) would be obligated to make such advances. See "Pooling, Administration and Servicing" herein and "Servicing of the Mortgage Loans -- Advances" in the Prospectus.

Credit Enhancement............   Credit Enhancement with respect to the Class A
                                  Certificates will be provided to the extent described herein by (i) one or more Reserve Funds (as defined herein), (ii) a limited overcollateralization feature, and (iii) the Certificate Insurance Policy. See "Risk Factors -- Additional Credit Enhancement Limitations" and "Description of Credit Enhancement" herein. Additional limited credit enhancement is available with respect to the Underlying Certificates to the extent described herein under "Description of the Mortgage Assets -- The Underlying Certificates".

Reserve Fund..................   The Class A Certificates will have the benefit
                                  of one or more reserve funds (referred to herein collectively as the "Reserve Fund"). On the Closing Date, the Trustee will establish the Reserve Fund and will deposit into the Reserve Fund an aggregate amount equal to $50,000 (the "Reserve Fund Requirement"). To the extent described herein, Excess Spread and Overcollateralization Reduction Amounts will be deposited into the Reserve Fund from time to time. The Reserve Fund will not be a part of the Series 1996-C REMIC. Amounts on deposit in the Reserve Fund from time to time will be available to cover any Interest Carryforward Amounts in respect of the Class A Certificates. Any amounts remaining in the Reserve Fund in excess of the Reserve Fund Requirement after the required distributions have been made in respect of the Class A Certificates on a Distribution Date will be released and such amounts will not be available to cover any future Interest Carryforward Amounts in respect of the Class A Certificates.

Overcollateralization.........   The Class A Certificates will have the benefit
                                  of limited overcollateralization which, as described herein, is expected to increase over time to a specified level. As of each Determination Date, the "Overcollateralization Amount" will equal the excess of the aggregate outstanding principal balance of the Mortgage Loans as of the beginning of the month preceding such Determination Date (the "Pool Principal Balance") over the Certificate Principal Balance of the Class A Certificates as of such Determination Date. On the Closing Date, the Overcollateralization Amount will be zero. As a result of the application of Excess Spread in reduction of the Certificate Principal Balance of the Class A Certificates to the extent described herein, the Overcollateralization Amount is expected to increase over time until such amount is equal to the Required Overcollateralization Amount.

                                  On the Closing Date, the "Required
                                  Overcollateralization Amount" is expected to be an amount equal to approximately $2,073,650, or 1.50% of the aggregate outstanding principal balance of the Underlying Mortgage Loans as of the Cut-off Date and, subject to certain floors, caps and triggers, the Required Overcollateralization Amount may increase or decrease over time. An increase in the Required Overcollateralization Amount will result if the delinquency or loss experience on the Underlying Mortgage Loans exceeds certain levels set forth in the Pooling and Administration Agreement, or if the excess of (i) the Net WAC, reduced by the Certificate Insurer Premium (expressed as a per annum percentage) and 0.25% per annum, over (ii) the Certificate Interest Rate is reduced below certain levels set forth in the Pooling and Administration Agreement. If such an increase occurs, then to the extent that Excess Spread is available as described herein, the principal amortization of the Class A Certificates would be accelerated by the distribution of such Excess Spread to the holders of the Class A Certificates until the Required Overcollateralization Amount is achieved.

                                  The Required Overcollateralization Amount may also be decreased in certain circumstances, resulting, most likely, in overcollateralization at such time in excess of such required amount. Excess overcollateralization may also result from distributions in reduction of the Class Certificate Principal Balance of the Class A Certificates. If on any Distribution Date identified as an "Overcollateralization Stepdown Date" in the Pooling and Administration Agreement, the Excess Overcollateralization Amount (as defined below) exceeds zero, all or a portion of the principal (up to the Overcollateralization Reduction Amount) which would otherwise be distributed to the holders of the Class A Certificates will instead be deposited into the Reserve Fund, until the Excess Overcollateralization Amount is reduced to zero. In such circumstances, the rate of principal payments distributed to the holders of the Class A Certificates would be reduced relative to the amortization of the Mortgage Loans.

                                  With respect to any Distribution Date, the "Excess Overcollateralization Amount" is equal to the excess, if any, of (x) the Overcollateralization Amount on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of Overcollateralization
                                  Reduction Amounts as described herein) over
                                  (y) the Required Overcollateralization Amount. With respect to any Distribution Date which is not an Overcollateralization Stepdown Date, the "Overcollateralization Reduction Amount" will be zero; and with respect to any Distribution Date which is an
                                  Overcollateralization Stepdown Date, the
                                  Overcollateralization Reduction Amount will equal the lesser of (x) the Excess Overcollateralization Amount on such Overcollateralization Stepdown Date, and (y) the Class A Principal Distribution Amount on such Overcollateralization Stepdown Date. See "Description of Credit Enhancement -- Overcollateralization" herein.

                                  While the distribution of Excess Spread to holders of the Class A Certificates has been designed to produce and maintain a given level of overcollateralization with respect to the Class A Certificates, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In addition, Net Loan Losses will reduce the
                                  Overcollateralization Amount. See "Description of Credit Enhancement" and "Risk Factors -- Additional Credit Enhancement Limitations" herein.

The Certificate
    Insurance Policy..........   The Certificate Insurance Policy will be issued
                                  on the Closing Date in the name of the Trustee for the benefit of the Class A Certificateholders. Pursuant to the Certificate Insurance Policy, the Certificate Insurer will irrevocably and unconditionally guarantee payment to the extent described herein on each Distribution Date to the Trustee, for the benefit of the Class A Certificateholders, of the Class A Interest Distribution Amount and Coverage Deficit (as defined herein), if any, then payable on the Class A Certificates. The Certificate Insurer's obligations under the Certificate Insurance Policy will be discharged to the extent Insured Payments are received by the Trustee, whether or not such Insured Payments are properly applied by the Trustee. See "Description of Credit Enhancement -- The Certificate Insurance Policy" herein. The Certificate Insurance Policy is noncancellable for any reason. The Certificate Insurance Policy does not insure any specified rate of prepayments, nor does the Certificate Insurance Policy provide funds to redeem any of the Certificates. In addition, the Certificate Insurance Policy does not cover Interest Shortfalls or Relief Act Shortfalls. For a description of the Certificate Insurance Policy and the Certificate Insurer, see "Description of Credit Enhancement -- The Certificate Insurer and the Certificate Insurance Policy" herein.

Certain Investment, Prepayment
  and Yield Considerations....   The yield to investors of the Class A
                                  Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments) on the Mortgage Loans, which can generally be prepaid at any time without penalty. All investors should consider carefully the associated risks including, in the case of any Class A Certificates purchased at a discount, the risk that a slower than anticipated rate of principal prepayments on the Mortgage Loans could result in an actual yield to investors that is lower than the anticipated yield and, in the case of any Class A Certificates purchased at a premium, the risk that a faster than anticipated rate of principal prepayments on the Mortgage Loans could result in an actual yield to investors that is lower than the anticipated yield.

                                  The yield to investors of the Class A
                                  Certificates will also be sensitive in varying degrees to the rate and timing of distributions of Excess Spread as described herein under "Certain Investment Prepayment, Yield and Weighted Average Life
                                  Considerations -- Yield Considerations
                                  relating to Excess Spread and
                                  Overcollateralization Reduction Amount
                                  Distributions".

                                As described herein, approximately 0.44% (by
                                  scheduled principal balance) of the Underlying Mortgage Loans were delinquent between 30 and 59 days and no Underlying Mortgage Loan was delinquent in excess of 59 days as of September 30, 1996. In addition, approximately 5.10% (by scheduled principal balance) of the Certificated Mortgage Loans were delinquent 60 days or more, in foreclosure or constituted real estate owned as of September 30, 1996. See "Risk Factors" herein.

                                Principal prepayments in part or in full will
                                  reduce the amount of interest available for distribution to the Class A Certificateholders in the following month from the amount which would have been available in the absence of such prepayments. To the limited extent described herein under "Certain Investment, Prepayment, Yield and Weighted Average Life Considerations", compensating interest payments in respect of shortfalls resulting from such prepayments in full on the Mortgage Loans will increase the amount available for distribution in respect of interest on the Class A Certificates for such Distribution Date. With respect to the Class A Certificates, any Interest Shortfalls (as defined herein) resulting from such early receipt of principal and any Relief Act Shortfalls (as defined herein) will reduce the amount of cash available for distribution on the Class A Certificates. The Certificate Insurance Policy does not cover Interest Shortfalls or Relief Act Shortfalls.

                                 Approximately 10.85% of the Mortgage Loans (by
                                  scheduled principal balance as of the Cut-off
                                  Date) are convertible at the option of the related Mortgagors into fixed rate mortgage loans. Pursuant to the terms of the related Servicing Agreement or Underlying Servicing Agreement, as applicable, the related Servicer may be required to repurchase any such Mortgage Loan with respect to which a conversion option is exercised. Such repurchase would have the same effect as a prepayment in full of such Mortgage Loan and would result in a commensurate prepayment of principal on the Class A Certificates. In the event that a Servicer (or an Underlying Servicer) fails (or is not required) to purchase a Mortgage Loan with respect to which a conversion option has been exercised, and the variable Mortgage Rate for such Mortgage Loan was higher than the new fixed rate for such Mortgage Loan, the yield on the Class A Certificates may be less than would have been the case in the absence of such interest rate conversion.

                                 The foregoing paragraphs are qualified in their
                                  entirety by reference to the detailed
                                  information appearing elsewhere in this
                                  Prospectus Supplement, particularly under
                                  "Certain Investment, Prepayment, Yield and
                                  Weighted Average Life Considerations," which provides a more detailed discussion of various factors affecting yields on the Class A Certificates. No investment should be made in the Class A Certificates unless an investor has considered carefully the associated risks of investing in such Certificates as discussed under "Certain Investment, Prepayment, Yield and Weighted Average Life Considerations" herein.

Final Scheduled Distribution
  Dates.......................   The Final Scheduled Distribution Date for the
                                  Class A Certificates is the Distribution Date occurring in October 2026. In the event that the Class A Certificates have not been paid in full or redeemed as described herein prior to such Distribution Date, PWRES (as defined herein) will purchase the 40-Year Mortgage Loan on such

                                  Distribution Date pursuant to the Pooling and Administration Agreement. The rate of payment of principal of the Class A Certificates will depend on the availability of any Excess Spread and on the rate of payment of principal of the Mortgage Loans which, in turn, will depend on the characteristics of such Mortgage Loans, the level of prevailing interest rates and other economic, geographic and social factors. No assurance can be given as to the actual payment experiences or delinquencies of the Mortgage Loans or the Certificates. As a result, the Certificate Principal Balance of the Class A Certificates may be reduced to zero significantly earlier (e.g., if the Mortgage Loans experience a high rate of prepayment) or later (e.g., if any of the Mortgage Loans become the subject of foreclosure proceedings which continue until after the Final Scheduled Distribution Date and offsetting amounts are not included in the Class A Principal Distribution Amount) than its Final Scheduled Distribution Date. See "Certain Investment, Prepayment, Yield and Weighted Average Life Considerations--Final Scheduled Distribution Dates" herein.

Optional Termination..........   The Administrator may, at its option and
                                  subject to the consent of the Certificate
                                  Insurer, repurchase the Mortgage Assets and thereby effect the early retirement of the Certificates on any Distribution Date on which the Pool Principal Balance is equal to or less than 10% of the Pool Principal Balance on the Cut-off Date. The Underlying Agreements provide that the Company may not repurchase the Certificated Mortgage Loans and thereby effect the early retirement of the Underlying Certificates until the Certificates have been retired. See "Pooling, Administration and Servicing --Termination" herein.

Certain Federal Income Tax
  Consequences................   For a discussion of certain tax matters, see
                                  "Certain Federal Income Tax Consequences" in this Prospectus Supplement and in the Prospectus.

ERISA Considerations..........   For a discussion of certain ERISA
                                  considerations, see "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

Legal Investment..............   For a discussion of certain legal investment
                                  considerations, see "Legal Investment Matters" herein and in the accompanying Prospectus.

Certificate Rating............   It is a condition to the issuance of the
                                  Offered Certificates that they be rated "AAAr" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"). In assigning its rating, neither S&P nor Moody's expresses an opinion with respect to a Servicer's or an Underlying Servicer's, as applicable, repurchase obligation (or lack thereof) in the event a Mortgagor elects to convert a Mortgage Loan from an adjustable rate mortgage loan to a fixed rate mortgage loan. Investors should be aware that there could be some variability in expected returns in the event of a failure on the part of a Servicer or an Underlying Servicer to repurchase converted mortgage loans. The "r" component of the S&P rating is attached to highlight derivative, hybrid and certain other obligations that S&P believes may experience high volatility or high variability in expected returns due to noncredit risks. See "Certificate Rating" herein.

                                    RISK FACTORS

          Prospective investors in the Offered Certificates should consider the following risk factors (as well as the factors set forth under the caption "Risk Factors" in the Prospectus) in connection with the purchase of an Offered Certificate. These factors are intended to identify the significant sources of risk affecting an investment in the Offered Certificates. Unless the context otherwise indicates, any numerical or statistical information presented is based upon the characteristics of the Mortgage Loans as of the Cut-off Date.

Delinquent Certificated Mortgage Loans and Underlying Mortgage Loans

          As described herein, as of September 30, 1996, approximately 0.44% of the Underlying Mortgage Loans (by scheduled principal balance) were delinquent between 30 and 59 days and none of the Underlying Mortgage Loans were delinquent more than 59 days. In addition, as of September 30, 1996, approximately 5.10% of the Certificated Mortgage Loans (by scheduled principal balance) were delinquent 60 days or more, in foreclosure, or constituted real estate owned. Investors should consider the risk that inclusion of such Mortgage Loans in the Trust Fund may affect the rate of prepayments and loan losses on the Mortgage Loans. In the event that loan losses are not covered by the limited credit enhancement described herein and a Certificate Insurer Default (as defined herein) exists and is continuing, yields to Certificateholders would be adversely affected.

Geographic Concentration

          Approximately 82.0% of the Mortgage Loans (by scheduled principal balance as of the Cut-off Date) are secured by mortgaged properties ("Mortgaged Properties") located in the State of California. Because of the relative lack of geographic diversity of the Mortgage Loans in the Trust Fund, losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more diversified. Certain of the Mortgaged Properties may be more susceptible to certain types of special hazards, such as earthquakes, landslides, fires, mudflows and other hazards, than residential properties located in other parts of the country. To the extent that any of the Mortgaged Properties may be the subject of damage caused by insured hazards, and insurance proceeds (not required to be applied to repair of the related Mortgaged Properties) are received by the Trust Fund in respect of such damage, such proceeds will be distributed to the Class A Certificateholders in advance of the scheduled receipt thereof and the effective yield to Class A Certificateholders may be adversely affected. In addition, the economy of the State of California may be adversely affected to a greater degree than the overall economy of the country by certain regional developments.

          Federal emergency aid has been made available to property owners in Los Angeles County, Orange County and San Diego County, California as a result of an outbreak of wildfires. A substantial majority of the Mortgage Loans may be secured by Mortgaged Properties located in areas of Southern California (identified by postal zip code) known to be effected by such fires, and it is unknown whether additional areas may be affected by such fires, which are continuing and have occurred in counties in which a substantially greater number of Mortgaged Properties are located. The Company has not undertaken the physical inspection of any such Mortgaged Property, and as a result, there can be no assurance that material damage to any Mortgaged Property in such affected areas has not occurred.

          Under the Mortgage Loan Purchase Agreement, the Underlying Sellers and/or PWRES (as defined herein) represent and warrant that each Mortgaged Property with respect to an Underlying Mortgage Loan is free of material damage and in good repair as of the Closing Date. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of Certificateholders, such parties, as applicable, will be required to repurchase the affected Underlying Mortgage Loan. If any damage caused by the wildfires occurs after the Closing Date, such parties will have no such obligation. However, the standard hazard policies covering such Mortgaged Properties generally cover damage caused by fire. To the extent that insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Underlying Mortgage Loans in whole or in part. Any prepayments of the Underlying Mortgage Loans may reduce the weighted average life of the Class A Certificates and will reduce the yield for such Certificates if purchased at a premium.

Additional Effect of Prepayments on Yield

          The extent to which the yield to maturity of a Class A Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a premium or discount, and the degree to which the timing of distributions to holders thereof is sensitive to scheduled payments, prepayments, liquidations, defaults and purchases of Mortgage Loans and to the distribution of Excess Spread. In the case of any Class A Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal distributions to the holders of the Class A Certificates (including without limitation principal prepayments on the Mortgage Loans) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class A Certificate purchased at a premium, the risk that a faster than anticipated rate of principal distributions to the holders of the Class A Certificates (including without limitation principal prepayments on the Mortgage Loans) could result in an actual yield to such investor that is lower than the anticipated yield. On each Distribution Date, until the Overcollateralization Amount is increased to the Required Overcollateralization Amount, the allocation of the Excess Spread for such Distribution Date as an additional distribution of principal on the Class A Certificates will accelerate the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans; however, on any Overcollateralization Stepdown Date on which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, the deposit of any Overcollateralization Reduction Amount into the Reserve Fund as described herein can be expected to result in a slower amortization of the Class A Certificates relative to the amortization of the Mortgage Loans. Further, in the event that significant distributions in reduction of the Class Certificate Principal Balance of the Class A Certificates are made to holders of such Class as a result of excessive prepayments, liquidations, repurchases and purchases of the Mortgage Loans or distributions of Excess Spread, there can be no assurance that holders of the Class A Certificates will be able to reinvest such distributions in a comparable alternative investment having a comparable yield. See "Certain Investment, Prepayment, Yield and Weighted Average Life Considerations" herein.

Additional Credit Enhancement Limitations

          Adequacy of Credit Enhancement. Credit enhancement with respect to the Class A Certificates will be provided to the extent described herein by (i) one or more Reserve Funds, (ii) a limited overcollateralization feature, and
(iii) the Certificate Insurance Policy. Additional limited credit enhancement is available with respect to the Underlying Certificates to the extent described herein under "Description of the Mortgage Assets -- The Underlying
Certificates".   If the Mortgage Loans experience higher rates of delinquencies, defaults and losses than initially anticipated in connection with the rating of the Class A Certificates, there can be no assurance that the amounts available from the additional credit enhancement will be adequate to cover the delays or shortfalls in distributions to the holders of the Class A Certificates that result from such higher delinquencies, defaults and losses. If the amounts available from the additional credit enhancement are inadequate, the holders of the Class A Certificates will bear the risk of any delays and losses resulting from the delinquencies, defaults and losses on the Mortgage Loans, unless such delays or losses with respect to the Class A Certificates are insured by the Certificate Insurance Policy and paid by the Certificate Insurer as described herein.

          While the distribution of Excess Spread to the holders of the Class A Certificates in the manner specified herein has been designed to produce and maintain a given level of overcollateralization with respect to the Class A Certificates, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. See "Description of Credit Enhancement -- Overcollateralization" herein.

          Any amounts released from the Reserve Fund from time to time pursuant to the Pooling and Administration Agreement will not be available for distribution to the Class A Certificateholders, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of the Class A Certificates. See "Description of Credit Enhancement -- Reserve Fund" herein.

             The Certificate Insurance Policy does not cover Interest Shortfalls or Relief Act Shortfalls.

          Ratings of Certificate Insurer. The ratings of the Class A Certificates depend primarily on an assessment by the Rating Agencies of the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Class A Certificates may result in a reduction in the rating of the Class A Certificates. There can be no assurance that future adverse economic events will not cause a reduction in the rating of the Certificate Insurer or otherwise impair the ability of the Certificate Insurer to make any Insured Payments pursuant to the Certificate Insurance Policy to cover any shortfall in the amount of principal and interest distributable to the holders of the Class A Certificates. See "Description of Credit Enhancement -- The Certificate Insurance Policy" herein.

Limitations on Rights of Certificateholders

          Pursuant to the terms of the Pooling and Administration Agreement, unless a Certificate Insurer Default (as defined herein) exists, the Certificate Insurer will be deemed to be holder of the Class A Certificates for all purposes (other than with respect to distributions on the Class A Certificates), will be entitled to exercise all rights of the Class A Certificateholders thereunder, without the consent of such Certificateholders, and the Class A Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will, as a third party beneficiary to the Pooling and Administration Agreement, have among others, the following rights: (i) the right to give notices of breach or to terminate the rights and obligations of the Administrator under the Pooling and Administration Agreement in the event of an Event of Default by the Administrator, (ii) the right to direct the actions of the Trustee during the continuation of an Administrator default; (iii) the right to require the Company, PWRES (as defined herein), the Sellers, the Underlying Sellers, the Servicers or the Underlying Servicers to repurchase Mortgage Loans for breach of representation and warranty or defect in documentation; (iv) the right to direct foreclosures upon the failure of the Administrator to do so in accordance with the Pooling and Administration Agreement; and (v) rights to subrogation to the extent of any Insured Payments made by the Certificate Insurer under the Certificate Insurance Policy. The Certificate Insurer's consent will be required prior to, among other things, (i) the appointment of any successor Trustee or Administrator or (ii) any amendment to the Pooling and Administration Agreement. As used herein, "Certificate Insurer Default" means either (i) the failure by the Certificate Insurer to make a required payment under the Certificate Insurance Policy or (ii) the occurrence of certain insolvency-related events specified in the Pooling and Administration Agreement with respect to the Certificate Insurer.

Certain Legal Considerations

   In the event of the bankruptcy or insolvency of an affiliate of the Company, it is possible that a creditor, receiver, trustee in bankruptcy or other party in interest may claim that the transactions through which the Company acquired the Underlying Certificates and conveyed them to the Trust Fund were pledges of the Underlying Certificates rather than a true sale and that, accordingly, the Underlying Certificates should be part of such affiliate's bankruptcy estate. The transactions have been structured applying principles such that following the bankruptcy of such an affiliate, a court, in a proceeding considering the transfers of the Underlying Certificates from such affiliate to the Company and the Company's transfer of the Underlying Certificates to the Trust Fund, should treat the transfers of such Underlying Certificates as a true sale and, therefore, that the Underlying Certificates should not be part of such affiliate's bankruptcy estate. The Company and any such affiliate will treat transfers of the Underlying Certificates as sales for tax and accounting purposes, but such treatment will not preclude a creditor, receiver, trustee in bankruptcy or other party in interest of any such affiliate from pursuing such claim. If such transactions are determined to be sales to the Company, the Underlying Certificates would not be part of any such affiliate's bankruptcy estate and would not be available for distribution to any such affiliate's creditors or equity security holders.

   Additionally, in the event of the bankruptcy or insolvency of one of the Company's affiliates, a creditor, receiver, trustee in bankruptcy or other party in interest may seek a court order consolidating the assets and liabilities of the Company with the estate of such affiliate ("substantive consolidation") with the result that their combined estate would be made subject to their combined liabilities. Substantive consolidation may have an adverse impact on Certificateholders if the court also determines that the transfer of the Underlying Certificates by the Company to the Trust Fund was not a true sale, contrary to the stated intent of the parties. The transactions have been structured applying principles such that following the bankruptcy of an affiliate of the Company, a court, upon motion of a creditor, receiver, trustee in bankruptcy or other party in interest, should not consolidate the assets and liabilities of the Company and such affiliate on the basis of legal theories regarding substantive consolidation previously recognized by courts of competent jurisdiction in bankruptcy proceedings. The foregoing statement is based on and subject to a number of assumptions concerning facts and circumstances that have been noted, cited or acknowledged by courts adjudicating similar claims in prior cases and certain other assumptions regarding the separate corporate identities of the Company and its affiliates, many of which relate to the manner in which the Company and its affiliates have conducted and will conduct their respective businesses.

   If either of the foregoing positions is argued before a court, such argument could, even if ultimately unsuccessful, prevent timely payments of amounts due on the Certificates, and could result, if ultimately successful, in payment of reduced amounts on the Certificates.

                      DESCRIPTION OF THE MORTGAGE ASSETS

General

   The assets of the Trust Fund will consist primarily of (i) the Underlying Certificates evidencing the Certificated Mortgage Loans, and (ii) the Underlying Mortgage Loans. The Underlying Certificates and the Underlying Mortgage Loans are referred to herein collectively as the "Mortgage Assets" and the Certificated Mortgage Loans and the Underlying Mortgage Loans are referred to herein collectively as the "Mortgage Loans".


The Underlying Certificates

   The Underlying Certificates consist of the 92GA Underlying Certificates and the 94UA Underlying Certificates. The 92GA Underlying Certificates were issued pursuant to the 92GA Underlying Agreement and the 94UA Underlying Certificates were issued pursuant to the 94UA Underlying Agreement. Effective October 1, 1996, the Company succeeded to all of CCC's rights and obligations as sponsor under the 92GA Underlying Agreement with respect to the 92GA Underlying Certificates and the 94UA Underlying Agreement with respect to the 94UA Underlying Certificates. Texas Commerce Bank National Association is the "Underlying Trustee" with respect to the Underlying Certificates and Capstead Mortgage Corporation is the "Underlying Administrator" with respect to the
Underlying Certificates.   The Company is a PMBS Issuer for purposes of the
accompanying Prospectus. See "The Trust Fund--Private Mortgage-Backed Securities" in the Prospectus. The Certificated Mortgage Loans evidenced by the Underlying Certificates consist of fully-amortizing, conventional mortgage loans evidenced by promissory notes ("Mortgage Notes") secured by mortgages or deeds of trust or other similar security instruments ("Mortgages") creating a first lien on single-family (one- to four-family) residential properties (the "Mortgaged Properties"). The Certificated Mortgage Loans consist of LIBOR Loans, as described herein.

   The Certificated Mortgage Loans have been assigned to the Underlying Trustee for the benefit of the holders of the Underlying Certificates. The Underlying Certificates were initially acquired by CMC Investment Partnership, a Texas general partnership that is an affiliate of the Company (the "Partnership") and will be sold by the Partnership to CI and by CI to the Company on or before the Closing Date. The Company will sell such Underlying Certificates to the Trustee on the Closing Date. Thereafter, the Underlying Certificates will at all times be registered in the name of the Trustee (or its nominee). Servicing of the Certificated Mortgage Loans will be performed pursuant to the Servicing Agreements (as defined herein) and administered by the Underlying Administrator pursuant to the Underlying Agreements. The Underlying Servicers will each receive a fee for their services. See "Pooling, Administration and Servicing" herein.

   The assignment of the Certificated Mortgage Loans to the Underlying Trustee was without recourse. The Company's obligations with respect to the Certificated Mortgage Loans will consist of its limited obligation, as described herein, to repurchase Certificated Mortgage Loans as to which there has been a material breach of certain representations and warranties or as to which the documentation is found to contain a material defect. See "Pooling, Administration and Servicing--Representations and Warranties" herein. The Underlying Administrator's obligations with respect to the Certificated Mortgage Loans will consist of the obligation to notify the Company if the documentation for any Certificated Mortgage Loan is found to be defective, its monitoring and supervisory obligations under the applicable Underlying Agreement (including its obligations to enforce certain repurchase and other obligations of the Servicers) and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Certificated Mortgage Loans. The obligations of each Servicer with respect to the Certificated Mortgage Loans serviced by it will be limited to its servicing duties and its obligation to make advances pursuant to its Servicing Agreement. Such advances will be limited to amounts which the Servicer, with the concurrence of the Underlying Administrator, believes ultimately would be reimbursable under any applicable insurance policy, from the proceeds of a liquidation of any of the Mortgaged Properties or from any other source (any amount deemed not to be so reimbursable being a "Nonrecoverable Advance").

   Credit Enhancement for the 92GA Underlying Certificates. The 92GA Underlying Certificates will have the limited benefit of a Mortgage Pool Insurance Policy (the "GEMICO Pool Policy") issued by General Electric Mortgage Insurance Corporation ("GEMICO") and will also have limited rights to assets in a Special Hazard Account (the "92GA Special Hazard Account"), including proceeds under a Special Hazard Insurance Policy (the "92GA Special Hazard Policy"), and a Bankruptcy Account (the "92GA Bankruptcy Account"). As of the Cut-off Date, the aggregate principal balance of the 92GA Underlying Certificates was approximately $51,105,095.

   The GEMICO Pool Policy will cover certain losses by reason of default on the Certificated Mortgage Loans underlying the 92GA Underlying Certificates (the "92GA Certificated Mortgage Loans") and certain other residential mortgage loans not evidenced by the 92GA Underlying Certificates (the "Other 92GA Certificated Mortgage Loans" and, together with the 92GA Certificated Mortgage Loans, the "92GA Insured Loans") in an aggregate amount expected to equal approximately $89,091,512 as of the Cut-off Date. Claims aggregating approximately $7,637,173 have been paid under the GEMICO Pool Policy as of the Cut-off Date. Claims paid under the GEMICO Pool Policy in respect of the Other 92GA Certificated Mortgage Loans will reduce the amount of corresponding coverage available with respect to the 92GA Certificated Mortgage Loans, notwithstanding that the 92GA Certificated Mortgage Loans may not have suffered any losses at such time. If the rate of losses respecting the Other 92GA Certificated Mortgage Loans is disproportionately greater than the rate of losses respecting the 92GA Certificated Mortgage Loans, coverage available under the GEMICO Pool Policy in respect of the 92GA Certificated Mortgage Loans will be reduced below that which would otherwise have been provided if the GEMICO Pool Policy provided coverage exclusively for the 92GA Certificated Mortgage Loans. No assurance can be given that disproportionately high claims in respect of Other 92GA Certificated Mortgage Loans will not adversely affect the amount of coverage available for the 92GA Certificated Mortgage Loans under the GEMICO Pool Policy.

   The GEMICO Pool Policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted 92GA Insured Loans only upon satisfaction of certain conditions precedent set forth in the GEMICO Pool Policy, a copy of which will be made available to Certificateholders upon request to the Trustee. Except with respect to certain 92GA Insured Loans covered by an endorsement to the GEMICO Pool Policy waiving settlement with the applicable primary insurer under certain limited circumstances and except with respect to limited coverage in respect of certain losses attributable to fraud in the origination of the 92GA Insured Loans, the GEMICO Pool Policy will not cover losses in connection with a 92GA Insured Loan arising out of a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy, regardless of the reason therefor.

   The 92GA Underlying Certificates and certain other mortgage pass-through certificates (the "Other 92GA Certificates" and, together with the 92GA Underlying Certificates, the "92GA Certificates") will have an undivided interest in the 92GA Special Hazard Account, a reserve account providing coverage with respect to a defined level of special hazard-related losses. The 92GA Special Hazard Account was established by the Underlying Trustee at the direction of the Company and is funded by Permitted Instruments and a special hazard insurance policy (the "92GA Special Hazard Policy"). The amount of assets or special hazard insurance coverage required to be available in the 92GA Special Hazard Account (the "Requisite Amount of the 92GA Special Hazard Account") is expected to be approximately $4,312,714 as of the Cut-off Date. Claims aggregating approximately $191,650 have been paid from amounts on deposit in the 92GA Special Hazard Account prior to the Cut-off Date. The Requisite Amount of the 92GA Special Hazard Account may be increased or reduced from time to time as described in the 92GA Underlying Agreement. Claims paid out of the 92GA Special Hazard Account (including claims paid under the 92GA Special Hazard Policy) in respect of the Other 92GA Certificates will reduce the amount of corresponding coverage available with respect to the 92GA Underlying Certificates, notwithstanding that the 92GA Underlying Certificates may not have suffered any losses at such time. If the rate of losses respecting the Other 92GA Certificates is disproportionately greater than the rate of losses respecting the 92GA Underlying Certificates, coverage available from the 92GA Special Hazard Account in respect of the 92GA Underlying Certificates will be reduced below that which would otherwise have been provided if the 92GA Special Hazard Account provided coverage exclusively for the 92GA Underlying Certificates. No assurance can be given that disproportionately high claims in respect of Other 92GA Certificates will not adversely affect the amount of coverage available to the 92GA Underlying Certificates from the 92GA Special Hazard Account.

   As mentioned above, the assets on deposit in the 92GA Special Hazard Account include the 92GA Special Hazard Policy issued by Aetna Casualty and Surety Company, a property and casualty insurance company organized under the laws of the State of Connecticut ("Aetna"). A copy of the 92GA Special Hazard Policy will be made available to the Certificateholders upon request to the Trustee. The 92GA Special Hazard Policy will cover certain special hazard-related losses in excess of a reserved amount (the "Reserved Amount") that is generally equal to 20% of the Requisite Amount of the 92GA Special Hazard Account prior to deduction of special hazard losses (but not less than $1,000,000), reduced by all claims paid in respect of Special Hazard Losses following the date such Special Hazard Policy was obtained, until the Reserved Amount is reduced to zero. CCC has deposited cash in the 92GA Special Hazard Account equal to the applicable Reserved Amount as of the last date any 92GA Certificates were made subject to coverage thereunder. Neither the funds on deposit in the 92GA Special Hazard Account nor the coverage under the 92GA Special Hazard Policy will be available to cover any losses or shortfalls other than special hazard-related losses in respect of the 92GA Certificates.

   The 92GA Certificates will also have an undivided interest in the 92GA Bankruptcy Account, a reserve account providing coverage with respect to a defined level of bankruptcy-related losses resulting from Mortgagor bankruptcies. The 92GA Bankruptcy Account was established by the Underlying Trustee at the direction of the Company and is funded by Permitted Instruments. The amount of assets required to be available in the 92GA Bankruptcy Account (the "Requisite Amount of the 92GA Bankruptcy Account") is expected to be approximately $137,587 as of the Cut-off Date. No claims have been paid from amounts on deposit in the 92GA Bankruptcy Account prior to the Cut-off Date. The Requisite Amount of the 92GA Bankruptcy Account may be increased or reduced from time to time as described in the 92GA Underlying Agreement. Claims paid out of the 92GA Bankruptcy Account in respect of the Other 92GA Certificates will reduce the amount of corresponding coverage available with respect to the 92GA Underlying Certificates, notwithstanding that the 92GA Underlying Certificates may not have suffered any losses at such time. If the rate of losses respecting the Other 92GA Certificates is disproportionately greater than the rate of losses respecting the 92GA Underlying Certificates, coverage available from the 92GA Bankruptcy Account in respect of the 92GA Underlying Certificates will be reduced below that which would otherwise have been provided if the 92GA Bankruptcy Account provided coverage exclusively for the 92GA Underlying Certificates. No assurance can be given that disproportionately high claims in respect of Other 92GA Certificates will not adversely affect the amount of coverage available to the 92GA Underlying Certificates from the 92GA Bankruptcy Account.

   Certain Delinquency Information with respect to the 92GA Insured Loans.   As
described above, the GEMICO Policy provides coverage for the Other 92GA Certificated Mortgage Loans in addition to the 92GA Certificated Mortgage Loans evidenced by the 92GA Underlying Certificates. Such Other 92GA Certificated Mortgage Loans (which constitute first lien residential mortgage loans) are expected to have an aggregate principal balance, as of the Cut-off Date, of approximately $330,653,569.

   The following tables set forth certain information concerning delinquency experience with respect to the 92GA Certificated Mortgage Loans and the 92GA Insured Loans.

                                          As of September 30, 1996
                             --------------------------------------------------
                                  92GA                    All 92GA
                              Certificated                --------
                             --------------            Insured Loans
                             Mortgage Loans            -------------
                             --------------
                                               Dollar                  Dollar
                               Number of       ------    Number of     ------
                               ---------     amount of   ---------   amount of
                                mortgage     ----------   mortgage   ---------
                               ---------      mortgage    --------    mortgage
                                 loans       ----------    loans      --------
                                 -----         loans       -----       loans
                                             ----------                -----
       30-59 days delinquent...       3.55%       3.00%       3.38%       3.63%

       60-89 days  delinquent...      0.00        0.00        1.08        1.06

       90+ days delinquent......      1.53        1.24        0.94        0.98

       Foreclosures pending.....      1.02        0.68        1.22        1.32
                                      ----        ----        ----
         Total..................      6.10%       4.92%       6.62%       6.99%
                                      ====        ====        ====        ====
       Foreclosed Loans (1).....      0.51%       0.40%       0.22%       0.19%

--------------------

   (1) For purposes of this table, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties, the title to which had been acquired and which had not been liquidated by the end of the period indicated.


   Credit Enhancement for the 94UA Underlying Certificates. The 94UA Underlying Certificates will have the limited benefit of a Mortgage Pool Insurance Policy (the "UGIC Pool Policy") issued by United Guaranty Residential Insurance Company ("UGIC") and will also have limited rights to assets in a Special Hazard Account (the "94UA Special Hazard Account"), including proceeds under a Special Hazard Insurance Policy (the "94UA Special Hazard Policy"), and a Bankruptcy Account (the "94UA Bankruptcy Account"). As of the Cut-off Date, the aggregate principal balance of the 94UA Underlying Certificates was approximately $79,361,675.

   The UGIC Pool Policy will cover certain losses by reason of default on the Certificated Mortgage Loans underlying the 94UA Underlying Certificates (the "94UA Certificated Mortgage Loans") and certain other residential mortgage loans not evidenced by the 94UA Underlying Certificates (the "Other 94UA Certificated Mortgage Loans" and, together with the 94UA Certificated Mortgage Loans, the "94UA Insured Loans") in an aggregate amount expected to equal approximately $27,802,009 as of the Cut-off Date. Claims aggregating approximately $360,910 have been paid under the UGIC Pool Policy as of the Cut-off Date. Claims paid under the UGIC Pool Policy in respect of the Other 94UA Certificated Mortgage Loans will reduce the amount of corresponding coverage available with respect to the 94UA Certificated Mortgage Loans, notwithstanding that the 94UA Certificated Mortgage Loans may not have suffered any losses at such time. If the rate of losses respecting the Other 94UA Certificated Mortgage Loans is disproportionately greater than the rate of losses respecting the 94UA Certificated Mortgage Loans, coverage available under the UGIC Pool Policy in respect of the 94UA Certificated Mortgage Loans will be reduced below that which would otherwise have been provided if the UGIC Pool Policy provided coverage exclusively for the 94UA Certificated Mortgage Loans. No assurance can be given that disproportionately high claims in respect of Other 94UA Certificated Mortgage Loans will not adversely affect the amount of coverage available for the 94UA Certificated Mortgage Loans under the UGIC Pool Policy.

   The UGIC Pool Policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted 94UA Insured Loans only upon satisfaction of certain conditions precedent set forth in the UGIC Pool Policy, a copy of which will be made available to Certificateholders upon request to the Trustee. Except with respect to certain 94UA Insured Loans covered by an endorsement to the UGIC Pool Policy waiving settlement with the applicable primary insurer under certain limited circumstances and except with respect to limited coverage in respect of certain losses attributable to fraud in the origination of the 94UA Insured Loans, the UGIC Pool Policy will not cover losses in connection with a 94UA Insured Loan arising out of a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy, regardless of the reason therefor.

   The 94UA Underlying Certificates and certain other mortgage pass-through certificates (the "Other 94UA Certificates" and, together with the 94UA Underlying Certificates, the "94UA Certificates") will have an undivided interest in the 94UA Special Hazard Account, a reserve account providing coverage with respect to a defined level of special hazard-related losses. The 94UA Special Hazard Account was established by the Underlying Trustee at the direction of the Company and is funded by Permitted Instruments and a special hazard insurance policy (the "94UA Special Hazard Policy"). The amount of assets or special hazard insurance coverage required to be available in the 94UA Special Hazard Account (the "Requisite Amount of the 94UA Special Hazard Account") is expected to be approximately $1,710,548 as of the Cut-off Date. No claims have been paid from amounts on deposit in the 94UA Special Hazard Account prior to the Cut-off Date. The Requisite Amount of the 94UA Special Hazard Account may be increased or reduced from time to time as described in the 94UA Underlying Agreement. Claims paid out of the 94UA Special Hazard Account (including claims paid under the 94UA Special Hazard Policy) in respect of the Other 94UA Certificates will reduce the amount of corresponding coverage available with respect to the 94UA Underlying Certificates, notwithstanding that the 94UA Underlying Certificates may not have suffered any losses at such time. If the rate of losses respecting the Other 94UA Certificates is disproportionately greater than the rate of losses respecting the 94UA Underlying Certificates, coverage available from the 94UA Special Hazard Account in respect of the 94UA Underlying Certificates will be reduced below that which would otherwise have been provided if the 94UA Special Hazard Account provided coverage exclusively for the 94UA Underlying Certificates. No assurance can be given that disproportionately high claims in respect of Other 94UA Certificates will not adversely affect the amount of coverage available to the 94UA Underlying Certificates from the 94UA Special Hazard Account.

   As mentioned above, the assets on deposit in the 94UA Special Hazard Account include the 94UA Special Hazard Policy issued by Aetna Casualty and Surety Company, a property and casualty insurance company organized under the laws of the State of Connecticut ("Aetna"). A copy of the 94UA Special Hazard Policy will be made available to the Certificateholders upon request to the Trustee. The 94UA Special Hazard Policy will cover certain special hazard-related losses in excess of a reserved amount (the "Reserved Amount") that is generally equal to 20% of the Requisite Amount of the 94UA Special Hazard Account prior to deduction of special hazard losses (but not less than $1,000,000), reduced by all claims paid in respect of Special Hazard Losses following the date such Special Hazard Policy was obtained, until the Reserved Amount is reduced to zero. CCC has deposited cash in the 94UA Special Hazard Account equal to the applicable Reserved Amount as of the last date any 94UA Certificates were made subject to coverage thereunder. Neither the funds on deposit in the 94UA Special Hazard Account nor the coverage under the 94UA Special Hazard Policy will be available to cover any losses or shortfalls other than special hazard-related losses in respect of the 94UA Certificates.

   The 94UA Certificates will also have an undivided interest in the 94UA Bankruptcy Account, a reserve account providing coverage with respect to a defined level of bankruptcy-related losses resulting from Mortgagor bankruptcies. The 94UA Bankruptcy Account was established by the Underlying Trustee at the direction of the Company and is funded by Permitted Instruments. The amount of assets required to be available in the 94UA Bankruptcy Account (the "Requisite Amount of the 94UA Bankruptcy Account") is expected to be approximately $100,000 as of the Cut-off Date. No claims have been paid from amounts on deposit in the 94UA Bankruptcy Account prior to the Cut-off Date. The Requisite Amount of the 94UA Bankruptcy Account may be increased or reduced from time to time as described in the 94UA Underlying Agreement. Claims paid out of the 94UA Bankruptcy

Account in respect of the Other 94UA Certificates will reduce the amount of corresponding coverage available with respect to the 94UA Underlying Certificates, notwithstanding that the 94UA Underlying Certificates may not have suffered any losses at such time. If the rate of losses respecting the Other 94UA Certificates is disproportionately greater than the rate of losses respecting the 94UA Underlying Certificates, coverage available from the 94UA Bankruptcy Account in respect of the 94UA Underlying Certificates will be reduced below that which would otherwise have been provided if the 94UA Bankruptcy Account provided coverage exclusively for the 94UA Underlying Certificates. No assurance can be given that disproportionately high claims in respect of Other 94UA Certificates will not adversely affect the amount of coverage available to the 94UA Underlying Certificates from the 94UA Bankruptcy Account.

   Certain Delinquency Information with respect to the 94UA Insured Loans.   As
described above, the UGIC Policy provides coverage for the Other 94UA Certificated Mortgage Loans in addition to the 94UA Certificated Mortgage Loans evidenced by the 94UA Underlying Certificates. Such Other 94UA Certificated Mortgage Loans (which constitute first lien residential mortgage loans) are expected to have an aggregate principal balance, as of the Cut-off Date, of approximately $56,069,281.

   The following tables set forth certain information concerning delinquency experience with respect to the 94UA Certificated Mortgage Loans and the 94UA Insured Loans.

                                              As of September 30, 1996
                                   ----------------------------------------------
                                     94UA Certificated            All 94UA
                                       Mortgage Loans          Insured Loans
                                   ----------------------  ----------------------
                                                 Dollar                  Dollar
                                   Number of   ----------  Number of   ----------
                                   ----------  amount of   ----------  amount of
                                    mortgage   ----------   mortgage   ----------
                                   ----------   mortgage   ----------   mortgage
                                     loans     ----------    loans     ----------
                                   ----------    loans     ----------    loans
                                               ----------              ----------
       30-59 days delinquent...         4.29%       3.90%       3.15%       2.79%
       60-89 days delinquent...         0.92        0.79        0.93        0.81
       90+ days delinquent.....         3.99        3.80        2.60        2.39
       Foreclosures pending....         1.84        2.05        2.41        2.50
                                       -----       -----        ----       -----
         Total.................        11.04%      10.54%       9.09%       8.49%

       Foreclosed Loans (1)....         1.23%       1.11%       1.86%       2.02%
--------------------

   (1) For purposes of this table, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties, the title to which had been acquired and which had not been liquidated by the end of the period indicated.

   Other Credit Enhancements with respect to the Certificated Mortgage Loans. Notwithstanding the foregoing, for any loss with respect to a Certificated Mortgage Loan that is not covered by the terms of the GEMICO Pool Policy, the UGIC Pool Policy, any Primary Mortgage Insurance Policy, or amounts available in the 92GA Special Hazard Account or the 94UA Special Hazard Account (including proceeds from the 92GA Special Hazard Policy or the 94UA Special Hazard Policy), the 92GA Bankruptcy Account or the 94UA Bankruptcy Account (each, a "Non-Covered Loss"), each of the Company, the Underlying Administrator, and the Underlying Trustee have agreed that the Underlying Administrator will subordinate its fees under the applicable Underlying Agreement to the extent necessary to make up a shortfall in the aggregate amount distributable to each Underlying Certificateholder on each Distribution Date to the extent that such shortfall results from a Non-Covered Loss. In the event that the Underlying Administrator's fee is insufficient to make such Non-Covered Loss whole on a Distribution Date, the Underlying Administrator's future fees under the applicable Underlying Agreement will be subordinate to payments on the Underlying Certificates until such Non-Covered Loss is made whole. Notwithstanding the foregoing, the aggregate amount required to be applied to Non-Covered Losses from the subordination of the Underlying Administrator's fee shall be limited to an amount that is equal to $834,547, less an amount equal to the amount of any Non-Covered Losses which have been made whole from (i) assets on deposit in any bankruptcy account with respect to a series of CCC's or the Company's portfolio pass-through certificates or (ii) the subordination of the Underlying Administrator's fee with respect to any series of CCC's or the Company's portfolio pass-through certificates, including Series 1992GA and Series 1994UA.

   In addition, in the event that funds on deposit in the 92GA Bankruptcy Account or the 94UA Bankruptcy Account are depleted as a result of the coverage of Non-Covered Losses as described above, the Administrator will provide coverage for any further

Bankruptcy Losses by subordinating its right to receive its fee, but only up to an amount equal to the Requisite Amount of the applicable Bankruptcy Account as of September 1, 1994, less an amount equal to all withdrawals from such Bankruptcy Account in respect of bankruptcy-related losses from September 1, 1994 to the date of determination.


The Underlying Mortgage Loans

   The Underlying Mortgage Loans were acquired by the Company on the Closing Date from Paine Webber Real Estate Securities, Inc. ("PWRES"), an affiliate of the Underwriter, pursuant to the terms of a Mortgage Loan Purchase Agreement between PWRES and the Company. PWRES acquired the Underlying Mortgage Loans from GMAC Mortgage Corporation of PA ("GMAC"), First Nationwide Mortgage Corporation ("FNMC"), ICI Funding Corporation ("ICI"), California Federal Savings Bank ("CalFed") and First California Savings Bank ("First California" and, together with GMAC, FNMC, ICI and CalFed, the "Underlying Sellers"). Certain information regarding the underwriting standards and guidelines generally applicable to the Underlying Mortgage Loans is set forth under "The Company--Mortgage Loan Underwriting" in the Prospectus. Although the Underlying Sellers generally followed underwriting guidelines consistent with the underwriting guidelines described in the Prospectus, the Underlying Sellers may have deviated from such underwriting guidelines when originating the Underlying Mortgage Loans on a case-by-case basis where compensating factors existed. Certain of the Underlying Mortgage Loans are known to vary from the underwriting guidelines with respect to (i) the monthly housing payment as a percentage of the mortgagor's monthly gross income, (ii) total required monthly debt payments as a percentage of the mortgagor's monthly gross income, and (iii) the Loan-to-Value Ratios. Generally, in the case of any Underlying Mortgage Loan having an initial Loan-to-Value Ratio in excess of 80%, the Mortgage Rate used in calculating the percentages referred to in items (i) and (ii) of the preceding sentence will be the maximum possible Mortgage Rate, in view of the applicable periodic interest rate cap, which could be in effect thirteen months after the origination date of such Underlying Mortgage Loan. In the case of any Underlying Mortgage Loan having an initial Loan-to-Value Ratio of 80% or less, the initial Mortgage Rate will be used in the calculation of the above-referenced percentage.

   The Underlying Mortgage Loans consist of conventional loans evidenced by Mortgage Notes secured by Mortgages creating a first lien on single-family (one- to four-family) Mortgaged Properties. The Underlying Mortgage Loans, other than the Negative Amortization Loans (as defined herein), are fully amortizing. The Underlying Mortgage Loans consist primarily of LIBOR Loans, CMT Loans, WAA Loans and COFI Loans, as described herein.


Mortgage Rate Adjustments With Respect to the Mortgage Loans

   Certain data with respect to the LIBOR Loans, the CMT Loans, the WAA Loans and the COFI Loans is set forth below. If the characteristics of the actual mortgage loans constituting the LIBOR Loans, the CMT Loans and the COFI Loans differ in any material respect from the characteristics described below, a detailed description of such Mortgage Loans will be available to purchasers of the Certificates at or before, and will be reported by the Company by means of a Current Report on Form 8-K filed with the Securities and Exchange Commission within fifteen days after, the initial delivery of the Certificates.

   The LIBOR Loans. Approximately 48.7% of the Mortgage Loans (referred to herein as the "LIBOR Loans") bear interest at a rate (the "LIBOR Mortgage Rate") that adjusts every six months at specified margins over the average of interbank offered rates for six month U.S. dollar deposits in the London market based on quotations of major banks, in the case of certain of the LIBOR Loans, as published by The Wall Street Journal (each, a "WSJ LIBOR Loan"), and in the case of the remaining LIBOR Loans, as published by FNMA (each, a "FNMA LIBOR Loan"). The most recent such applicable published rate available as of the date 45 days before the related adjustment date (each, a "LIBOR Adjustment Date") on a LIBOR Loan is referred to as the "Current LIBOR Index." The LIBOR Mortgage Rate for each LIBOR Loan will adjust every six months, on each related LIBOR Adjustment Date, to a rate equal to the sum of (i) the Current LIBOR Index plus (ii) a margin of 2.125 to 3.50 percentage points, as specified for such LIBOR Loan in the related Mortgage Note (each, a "LIBOR Gross Margin"), subject to certain caps and floors as described below, with such sum being rounded to the nearest one-eighth of one percentage point (0.125%), except in the case of certain of the FNMA LIBOR Loans which are not rounded. The LIBOR Gross Margin with respect to each LIBOR Loan is fixed for the life of such LIBOR Loan. The LIBOR Loans were originated at different times and, therefore, their LIBOR Adjustment Dates occur in different months. With respect to certain of the LIBOR Loans, the initial LIBOR Adjustment Date may have been a date less than six months after the applicable origination date.

   With respect to each LIBOR Loan: (i) on any given LIBOR Adjustment Date, the LIBOR Mortgage Rate borne by such LIBOR Loan may not be increased or decreased by more than one percentage point (1.0%) (the "LIBOR Mortgage Interest Rate Adjustment Cap"); (ii) the LIBOR Mortgage Rate cannot exceed a rate which is seven percentage points (7.0%) greater than the initial LIBOR Mortgage Rate borne by such LIBOR Loan (the "LIBOR Lifetime Mortgage Interest Rate Cap"); and
(iii) the LIBOR Mortgage Rate cannot be decreased to a rate less than the applicable minimum rate specified for such LIBOR Loan in the related Mortgage Note, which minimum rate is not less than 2.125% (the "LIBOR Minimum Mortgage Interest Rate").

   Because of the LIBOR Mortgage Interest Rate Adjustment Cap, the LIBOR Lifetime Mortgage Interest Rate Cap and the LIBOR Minimum Mortgage Interest Rate, the LIBOR Mortgage Rate in effect from time to time on any LIBOR Loan may not be equal to the applicable Current LIBOR Index plus the LIBOR Gross Margin (subject to rounding).

   On each LIBOR Adjustment Date for each LIBOR Loan, the LIBOR Mortgage Rate will be reset in accordance with the applicable Current LIBOR Index and the LIBOR Gross Margin (subject to rounding), subject to the LIBOR Lifetime Mortgage Interest Rate Cap, the LIBOR Mortgage Interest Rate Adjustment Cap, and the LIBOR Minimum Mortgage Interest Rate. To accommodate changes in the Current LIBOR Index, the scheduled payment for each LIBOR Loan will be adjusted on its respective LIBOR Adjustment Date to an amount that would fully amortize such LIBOR Loan over its remaining term at the LIBOR Mortgage Rate in effect as of the date of such adjustment.

   The LIBOR Index. As described previously, the LIBOR Index is the average of the interbank offered rates for six month United States dollar deposits in the London interbank market based on quotations of major banks, as published in The Wall Street Journal or by FNMA. The table below sets forth historical average values of the LIBOR Index for the months and years indicated (as made available from FNMA), which values may differ from those published in The Wall Street Journal. The table does not purport to be representative of subsequent levels of the LIBOR Index as published either by The Wall Street Journal or by FNMA.


                                Year(1)
                     ---------------------------
Month           1996   1995   1994   1993   1992   1991   1990
--------------  -----  -----  -----  -----  -----  -----  -----
January.......  5.34%  6.69%  3.39%  3.44%  4.25%  7.13%  8.44%
February......  5.29   6.44   4.00   3.33   4.38   6.89   8.44
March.........  5.52   6.44   4.25   3.38   4.55   6.53   8.69
April.........  5.42   6.31   4.63   3.31   4.27   6.31   9.00
May...........  5.43   6.06   5.00   3.44   4.25   6.19   8.50
June..........  5.47   5.88   5.25   3.56   4.13   6.56   8.44
July..........  5.46   5.88   5.33   3.56   3.63   6.31   8.05
August........  5.42   5.94   5.33   3.44   3.63   5.88   8.19
September.....  5.48   5.99   5.69   3.38   3.31   5.69   8.42
October.......         5.95   6.00   3.50   3.64   5.36   8.06
November......         5.74   6.44   3.52   3.89   4.94   8.38
December......         5.56   7.00   3.50   3.64   4.25   7.56

(1) Figures are averages of daily rates and do not necessarily correspond to the LIBOR index values determined as provided in any related mortgage note.

   The CMT Loans. Approximately 36.8% of the Mortgage Loans (referred to herein as the "CMT Loans") bear interest at a rate (the "CMT Mortgage Rate") that is adjustable (i) every six months or (ii) annually at a specified margin over the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board ("CMT"). Seven such CMT Loans comprising 0.77% of the Mortgage Loans have a fixed rate for 3 years from their first payment date and a rate which adjusts annually thereafter. The most recent such applicable published rate available as of the date 45 days before such related adjustment date (each, a "CMT Adjustment Date") on a CMT Loan is referred to as the "Current CMT Index." The CMT Mortgage Rate for each CMT Loan will adjust on each related CMT Adjustment Date to a rate equal to the sum of (i) the Current CMT Index plus (ii) a margin of 2.25 to 4.00 percentage points, as specified for such CMT Loan in the related Mortgage Note (each, a "CMT Gross Margin"), subject to certain caps and floors as described below, with such sum being rounded to the nearest one-eighth of one percentage point (0.125%). The CMT Gross Margin with respect to each CMT Loan is fixed for the life of such CMT Loan. The CMT Loans were originated at different times and, therefore, their CMT Adjustment Dates will occur in different months. With respect to certain of the CMT Loans, the initial CMT Adjustment Date may have been a date more or less than one year after the applicable origination date.

   With respect to each CMT Loan: (i) on any given CMT Adjustment Date, the CMT Mortgage Rate borne by such CMT Loan may not be increased or decreased by more than two percentage points (2.0%) (the "CMT Mortgage Interest Rate Adjustment Cap"); provided, however, that on the first CMT Adjustment Date with respect to certain of the CMT Loans, the Mortgage Rate borne by such CMT Loan may increase by up to three percentage points (3.0%) or decrease by up to two percentage points (2.0%); (ii) the CMT Mortgage Rate cannot exceed a rate which is six and five-eighths percentage points (6.625%) greater than the initial CMT Mortgage Rate borne by such CMT Loan (the "CMT Lifetime Mortgage Interest Rate Cap"); and
(iii) the CMT Mortgage Rate cannot be decreased to a rate less than the applicable minimum rate specified for such CMT Loan in the related Mortgage Note, which minimum rate is not less than 2.25% (the "CMT Minimum Mortgage Interest Rate").

   Because of the CMT Mortgage Interest Rate Adjustment Cap, the CMT Lifetime Mortgage Interest Rate Cap and the CMT Minimum Mortgage Interest Rate, the CMT Mortgage Rate in effect from time to time on any CMT Loan may not be equal to the applicable Current CMT Index plus the CMT Gross Margin (subject to rounding).

   On each CMT Adjustment Date for each CMT Loan, the CMT Mortgage Rate will be reset in accordance with the applicable Current CMT Index and the CMT Gross Margin (subject to rounding), subject to the CMT Lifetime Mortgage Interest Rate Cap, the CMT Mortgage Interest Rate Adjustment Cap, and the CMT Minimum Mortgage Interest Rate. To accommodate changes in the Current CMT Index, the scheduled payment for each CMT Loan will be adjusted on its respective CMT Adjustment Date to an amount that would fully amortize such Mortgage Loan over its remaining term at the CMT Mortgage Rate in effect as of the date of such adjustment.

   The CMT Index. The CMT index will be based on the weekly average yield of United States Treasury securities adjusted to a constant maturity of one year as published in Federal Reserve Statistical Release No. H.15 (519). CMT index values are also published in The Wall Street Journal.

   Yields on United States Treasury securities are estimated from the United States Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively-traded United States Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading United States Treasury securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits, for example, estimations of the yield for a one-year maturity even if no outstanding security has exactly one year remaining to maturity.

   The index to be used in calculating the interest rates borne by the CMT Loans is the weekly-average yield on United States Treasury securities adjusted to a constant maturity of one year and is estimated from the United States Treasury's daily yield curve as described above. The table below sets forth historical values of the CMT index for the months and years indicated. The table does not purport to be representative of subsequent levels of the CMT index.


                  [remainder of page intentionally left blank]


                                         Year(1)
                               -------------------------
Month                   1996   1995   1994   1993   1992   1991   1990
-----                   ----   ----   ----   ----   ----   ----   ----
January .............   5.09%  7.05%  3.54%  3.50%  4.15%  6.64%  7.92%
February ............   4.94   6.70   3.87   3.39   4.29   6.27   8.11
March ...............   5.34   6.43   4.32   3.33   4.63   6.40   8.35
April ...............   5.54   6.27   4.82   3.24   4.30   6.24   8.40
May .................   5.64   6.00   5.31   3.36   4.19   6.13   8.32
June ................   5.81   5.64   5.27   3.54   4.17   6.36   8.10
July ................   5.84   5.59   5.48   3.47   3.60   6.31   7.94
August ..............   5.66   5.75   5.56   3.44   3.47   5.78   7.78
September ...........   5.84   5.62   5.76   3.36   3.18   5.57   7.76
October .............          5.59   6.11   3.39   3.30   5.33   7.55
November ............          5.43   6.54   3.58   3.68   4.89   7.31
December ............          5.31   7.14   3.61   3.71   4.38   7.05
--------------

(1) Figures are averages of daily rates and do not necessarily correspond to the CMT index values determined as provided in any related mortgage note.


     The WAA Loans. Approximately 13.2% of the Mortgage Loans (referred to herein as the "WAA Loans") bear interest at a rate (the "WAA Mortgage Rate") that is adjustable annually at a specified margin over the weekly auction average (Investment) yield on United States Treasury bills adjusted to a constant maturity of six months, as made available by the Federal Reserve Board ("WAA"). The most recent such applicable published rate available as of the date 45 days before such related adjustment date (each, a "WAA Adjustment Date") on a WAA Loan is referred to as the "Current WAA Index." The WAA Mortgage Rate for each WAA Loan will adjust on each related WAA Adjustment Date to a rate equal to the sum of (i) the Current WAA Index plus (ii) a margin of 2.875 percentage points (the "WAA Gross Margin"), subject to certain caps and floors as described below, with such sum being rounded to the nearest one-eighth of one percentage point (0.125%). The WAA Gross Margin with respect to each WAA Loan is fixed for the life of such WAA Loan. The WAA Loans were originated at different times and, therefore, their WAA Adjustment Dates will occur in different months. With respect to certain of the WAA Loans, the initial WAA Adjustment Date may have been a date more or less than one year after the applicable origination date.

     With respect to each WAA Loan: (i) on any given WAA Adjustment Date, the WAA Mortgage Rate borne by such WAA Loan may not be increased or decreased by more than one percentage point (1.0%) (the "WAA Mortgage Interest Rate Adjustment Cap"); and (ii) the WAA Mortgage Rate cannot exceed a rate which is eleven percentage points (11.0%) greater than the initial WAA Mortgage Rate borne by such WAA Loan (the "WAA Lifetime Mortgage Interest Rate Cap"); and
(iii) the WAA Mortgage Rate cannot be decreased to a rate less than the applicable minimum rate specified for such WAA Loan in the related Mortgage Note, which minimum rate is not less than 2.875% (the "WAA Minimum Mortgage Interest Rate").

     Because of the WAA Mortgage Interest Rate Adjustment Cap, the WAA Lifetime Mortgage Interest Rate Cap and the WAA Minimum Mortgage Interest Rate, the WAA Mortgage Rate in effect from time to time on any WAA Loan may not be equal to the applicable Current WAA Index plus the WAA Gross Margin (subject to rounding).

     On each WAA Adjustment Date for each WAA Loan, the WAA Mortgage Rate will be reset in accordance with the applicable Current WAA Index and the WAA Gross Margin (subject to rounding), subject to the WAA Lifetime Mortgage Interest Rate Cap, the WAA Mortgage Interest Rate Adjustment Cap, and the WAA Minimum Mortgage Interest Rate. To accommodate changes in the Current WAA Index, the scheduled payment for each WAA Loan will be adjusted on its respective WAA Adjustment Date to an amount that would fully amortize such Mortgage Loan over its remaining term at the WAA Mortgage Rate in effect as of the date of such adjustment.

     The WAA Index. The WAA index will be based on the weekly auction average (Investment) yield on six-month United States Treasury bills, as published in Federal Reserve Statistical Release No. H.15.

   The index to be used in calculating the interest rates borne by the WAA Loans is the weekly auction average (Investment) yield on United States Treasury bills adjusted to a constant maturity of six months and is estimated from the United States Treasury's daily yield curve as described above. The table below sets forth historical values of the WAA index for the months and years indicated. The table does not purport to be representative of subsequent levels of the WAA index.

                                       Year(1)
                              -------------------------
Month                  1996   1995   1994   1993   1992   1991   1990
-----                  ----   ----   ----   ----   ----   ----   ----
January ............   5.09%  6.60%  3.29%  3.27%  4.03%  6.64%  7.93%
February ...........   4.99   6.38   3.49   3.17   4.09   6.20   8.15
March ..............   5.26   6.19   3.92   3.17   4.35   6.19   8.26
April ..............   5.22   6.07   4.27   3.09   4.07   6.00   8.25
May ................   5.35   5.99   4.75   3.16   3.91   5.91   8.25
June ...............   5.45   5.67   4.75   3.33   3.94   6.03   8.06
July ...............   5.52   5.71   4.99   3.25   3.46   5.98   7.98
August .............   5.37   5.58   5.11   3.26   3.33   5.72   7.75
September ..........   5.52   5.57   5.22   3.15   3.10   5.52   7.72
October ............          5.58   5.63   3.23   3.07   5.30   7.58
November ...........          5.48   5.94   3.37   3.46   4.85   7.40
December ...........          5.38   6.50   3.35   3.50   4.32   7.10
--------------

(1) Figures are averages of daily rates and do not necessarily correspond to the WAA index values determined as provided in any related mortgage note.


   The COFI Loans. Approximately 1.3% of the Mortgage Loans (referred to herein as the "COFI Loans") bear interest at a rate (the "COFI Mortgage Rate") that is adjustable every month at a specified margin over the monthly weighted average cost of funds for member institutions of the Eleventh District of the Federal Home Loan Bank System, as most recently published by the Federal Home Loan Bank of San Francisco ("COFI"). The most recent such applicable published rate available as of the date 45 days before such related adjustment date (each, a "COFI Adjustment Date") on a COFI Loan is referred to as the "Current COFI Index." The COFI Mortgage Rate for each COFI Loan will adjust on each related COFI Adjustment Date to a rate equal to the sum of (i) the Current COFI Index plus (ii) a margin of 2.30 to 2.50 percentage points, as specified for such COFI Loan in the related Mortgage Note (each, a "COFI Gross Margin"), subject to certain caps and floors as described below, with such sum being rounded to the nearest one-eighth of one percentage point (0.125%). The COFI Gross Margin with respect to each COFI Loan is fixed for the life of such COFI Loan. The COFI Loans were originated at different times and, therefore, their COFI Adjustment Dates will occur in different months. With respect to certain of the COFI Loans, the initial COFI Adjustment Date may have been a date more or less than 12 months after the applicable origination date.

   With respect to each COFI Loan: (i) the COFI Mortgage Rate cannot exceed a rate which is seven and five one-thousandth percentage points (7.005%) greater than the initial COFI Mortgage Rate borne by such COFI Loan (the "COFI Lifetime Mortgage Interest Rate Cap"); and (ii) the COFI Mortgage Rate cannot be decreased to a rate less than the applicable minimum rate specified for such COFI Loan in the related Mortgage Note, which minimum rate is not less than 2.30% (the "COFI Minimum Mortgage Interest Rate").

   Because of the COFI Lifetime Mortgage Interest Rate Cap and the COFI Minimum Mortgage Interest Rate, the COFI Mortgage Rate in effect from time to time on any COFI Loan may not be equal to the applicable Current COFI Index plus the COFI Gross Margin (subject to rounding).

   On each COFI Adjustment Date for each COFI Loan, the COFI Mortgage Rate will be reset in accordance with the applicable Current COFI Index and the COFI Gross Margin (subject to rounding), subject to the COFI Lifetime Mortgage Interest Rate Cap and the COFI Minimum Mortgage Interest Rate.

   All of the COFI Loans are or have been subject to negative amortization (the "Negative Amortization Loans") because their respective COFI Mortgage Rates adjust with greater periodic frequency than their Monthly Payments. The fact that the COFI Mortgage Rate on a Negative Amortization Loan may adjust more frequently than the Monthly Payment may result in variances from month to month in the portion of each Monthly Payment attributable to interest and the portion, if any, attributable to principal from the portions expected for a more traditional adjustable rate mortgage loan for which the monthly payment is generally adjusted upon adjustment of the related mortgage interest rate. If an adjustment of the COFI Mortgage Rate causes the amount of interest accrued in any month to exceed the Monthly Payment, and the related Mortgagor does not elect to pay the amount of such excess interest in addition to the Monthly Payment, negative amortization of such COFI Loan will result. None of the COFI Loans have Mortgage Notes that provide for a cap on the increase or decrease of the Monthly Payment. Such COFI Mortgage Loans may be subject to negative amortization to the extent that the level of COFI plus the applicable COFI Gross Margin would produce a Monthly Payment that is in excess of the cap for such a Mortgage Loan.

   To the extent such COFI Loans negatively amortize, accrued interest in excess of the Monthly Payment will be added to the outstanding principal balance of such Negative Amortization Loan. All of the Negative Amortization Loans have a Monthly Payment that is adjusted at least every five years to fully amortize such a Negative Amortization Loan over its remaining life. To the extent that any Negative Amortization Loan experiences negative amortization, the weighted average life of such loan and, consequently, of the Certificates will increase beyond that which would otherwise be the case in the absence of such negative amortization. Negative Amortization Loans that have been subject to negative amortization may have current loan-to-value ratios significantly in excess of their original loan-to-value ratios. Conversely, during a period of decline in the level of COFI, the Monthly Payment may exceed the amount of principal and interest required to amortize the Negative Amortization Loan over its stated life. Any such excess in the Monthly Payment will be applied to reduce the principal balance of such Negative Amortization Loan, thereby shortening its expected life and may result in a lower yield to the holders of the Class A Certificates.

   The COFI Index. The COFI index will be based on the monthly weighted average cost of funds for member institutions of the Eleventh District of the Federal Home Loan Bank System, as most recently published by the Federal Home Loan Bank of San Francisco ("FHLBSF").

        COFI is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). COFI for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the FHLBSF to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. COFI is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react differently to changing conditions, COFI does not necessarily reflect current market rates.

   A number of factors affect the performance of COFI which may cause COFI to move in a manner different from indices tied to specific interest rates, such as CMT or LIBOR. Because of the various terms to maturity of the liabilities upon which COFI is based, COFI may not necessarily reflect the average prevailing market interest rates on new liabilities of similar maturities. Additionally, COFI may not always necessarily move in the same direction as market interest rates, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, COFI is influenced by the differential between the prior and the new rates on those deposits or borrowings. Because COFI is based on a regional and not a national cost of funds, it may not behave as would a nationally based index. In addition, the movement of COFI, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate COFI.



                  [Remainder of Page Intentionally Left Blank]

   The table below sets forth historical values of the COFI index for the months and years indicated. The table does not purport to be representative of subsequent levels of the COFI index.

                                           Year(1)
                               ------------------------------
Month                    1996    1995    1994    1993    1992    1991    1990
-----                    ----    ----    ----    ----    ----    ----    ----
January ............    5.033%  4.747%  3.710%  4.360%  6.002%  7.858%  8.369%
February ...........    4.975   4.925   3.687   4.333   5.800   7.848   8.403
March ..............    4.874   5.007   3.629   4.245   5.611   7.654   8.258
April ..............    4.841   5.064   3.672   4.171   5.427   7.501   8.211
May ................    4.823   5.141   3.726   4.103   5.290   7.329   8.171
June ...............    4.809   5.179   3.804   4.050   5.258   7.155   8.086
July ...............    4.819   5.144   3.860   3.998   5.069   6.998   8.109
August .............    4.839   5.133   3.945   3.958   4.874   6.845   8.075
September ..........            5.111   4.039   3.881   4.805   6.714   8.091
October ............            5.116   4.187   3.823   4.597   6.566   8.050
November ...........            5.119   4.367   3.822   4.508   6.414   8.044
December ...........            5.059   4.589   3.879   4.432   6.425   7.963
---------------

(1) Figures are averages of daily rates and do not necessarily correspond to the COFI index values determined as provided in any related mortgage note.


                       DESCRIPTION OF THE MORTGAGE LOANS

   The tables set forth below approximate information, as of the Cut-off Date, with respect to the Mortgage Loans. The characteristics of the Mortgage Loans on the Closing Date may differ from the descriptions set forth below due to unscheduled partial or full prepayments or defaults with respect to the Mortgage Loans occurring after the Cut-off Date. To the extent that the Mortgage Loans differ from the description contained herein, variances may result.


                         OUTSTANDING PRINCIPAL BALANCE

   The following table sets forth certain information as of the Cut-off Date with respect to the outstanding principal balances of the Mortgage Loans:

         Range of                               Aggregate              Percent of
        Outstanding             Number         Outstanding        Aggregate Outstanding
     Principal Balance         of Loans   Principal Balance/(1)/    Principal Balance
     -----------------         --------   ----------------------    -----------------
$   0    -   99,999                  33       $  2,243,686.96             0.83%
100,000  -  199,999                 171         26,835,076.46             9.99
200,000  -  299,999                 538        131,847,102.57            49.07
300,000  -  399,999                 169         57,089,357.55            21.25
400,000  -  499,999                  65         29,028,733.01            10.80
500,000  -  599,999                  25         13,477,369.82             5.02
600,000  -  699,999                   9          5,681,640.36             2.11
700,000  -  799,999                   1            725,761.61             0.27
800,000  -  899,999                   1            803,284.62             0.30
900,000  -  999,999                   1            978,066.12             0.36
                                  -----       ---------------             ----
         Total                    1,013       $268,710,079.08           100.00%
                                  =====       ===============           =======

  / (1)/ After application of payments due on or before the Cut-off Date, whether or not such payments are received.

                                 MORTGAGE RATES

   The following table sets forth certain information as of the Cut-off Date with respect to the Mortgage Rates borne by the Mortgage Loans:


                                               Aggregate                  Percent of
                              Number          Outstanding           Aggregate Outstanding
     Mortgage Rate (%)       of Loans    Principal Balance/(1)/       Principal Balance
     -----------------       --------    ----------------------       -----------------
   5.010  -  5.509                  1         $    152,084.62               0.06%
   5.510  -  6.009                  3              795,412.60               0.30
   6.010  -  6.509                 13            4,392,492.64               1.63
   6.510  -  7.009                131           43,017,683.23              16.01
   7.010  -  7.509                117           36,008,144.29              13.40
   7.510  -  8.009                 83           17,767,224.31               6.61
   8.010  -  8.509                454          116,895,582.04              43.50
   8.510  -  9.009                207           49,218,046.35              18.32
   9.010  -  9.509                  4              463,409.00               0.17
                                -----         ---------------             ------
          Total                 1,013         $268,710,079.08             100.00%
                                =====         ===============             ======

  /(1)/ After application of payments due on or before the Cut-off Date, whether or not such payments are received.

  The weighted average Mortgage Rate at the Cut-off Date of the Mortgage Loans is approximately 7.9652%.


                               NET MORTGAGE RATES

   The following table sets forth certain information as of the Cut-off Date with respect to the Net Mortgage Rates borne by the Mortgage Loans:


                                                Aggregate               Percent of
                               Number         Outstanding         Aggregate Outstanding
   Net Mortgage Rate (%)      of Loans   Principal Balance/(1)/     Principal Balance
   ---------------------      --------   ----------------------     -----------------
  5.010  -  5.509                      3      $    712,683.72             0.27%
  5.510  -  6.009                      4         1,189,345.02             0.44
  6.010  -  6.509                     99        32,827,533.85            12.22
  6.510  -  7.009                    139        44,053,079.75            16.39
  7.010  -  7.509                    200        48,991,113.73            18.23
  7.510  -  8.009                    495       124,067,052.01            46.17
  8.010  -  8.509                     71        16,590,725.12             6.17
  8.510  -  9.009                      2           278,545.88             0.10
                                   -----      ---------------           ------
         Total                     1,013      $268,710,079.08           100.00%
                                   =====      ===============           ======

  /(1)/ After application of payments due on or before the Cut-off Date, whether or not such payments are received.

  The weighted average Net Mortgage Rate at the Cut-off Date of the Mortgage Loans is approximately 7.3529%.

                                  GROSS MARGIN

   The following table sets forth certain information, as of the Cut-off Date, with respect to the Gross Margins used in calculating the mortgage coupon rates to be borne by the Mortgage Loans as of each Adjustment Date:


                                     Aggregate               Percent of
                     Number         Outstanding        Aggregate Outstanding
Gross Margin (%)    of Loans   Principal Balance/(1)/    Principal Balance
------------------  --------   ----------------------  ----------------------
           2.1250        2       $    304,646.60               0.11%
           2.2500        1             42,416.47               0.02
           2.3000        4            905,640.94               0.34
           2.3500        1            978,066.12               0.36
           2.4000        1            803,284.62               0.30
           2.5000        5          1,125,420.55               0.42
           2.6250        1            116,560.38               0.04
           2.7000        1            204,105.97               0.08
           2.7500      268         66,481,140.62              24.74
           2.8750      274         73,025,005.23              27.18
           3.0000      424        118,717,030.15              44.18
           3.1250       21          3,964,445.02               1.48
           3.2500        2            244,690.59               0.09
           3.3750        6          1,381,796.11               0.51
           3.5000        1            132,687.60               0.05
           4.0000        1            283,142.11               0.11
                     -----       ---------------             ------
       Total         1,013       $268,710,079.08             100.00%
                     =====       ===============             ======

   /(1)/ After application of payments due on or before the Cut-off Date, whether or not such payments are received.

                             NEXT ADJUSTMENT DATES

   The following table sets forth certain information as of the Cut-off Date with respect to the Next Adjustment Dates of the Mortgage Loans:

                                            Aggregate              Percent of
                          Number           Outstanding       Aggregate Outstanding
   Next Adjustment Date  of Loans    Principal Balance/(1)/    Principal Balance
   --------------------  --------    ---------------------     -----------------
          11/1/96            150         $ 38,558,008.35              14.35%
          12/1/96            103           26,371,254.13               9.81
           1/1/97            153           42,531,271.37              15.83
           2/1/97            151           42,695,619.01              15.89
           3/1/97            108           26,557,114.62               9.88
           4/1/97            193           49,308,216.81              18.35
           5/1/97            137           39,397,265.04              14.66
           6/1/97              4              436,729.42               0.16
           7/1/97              2              103,040.16               0.04
           9/1/97              3              317,688.84               0.12
          10/1/97              2              356,737.47               0.13
           5/1/99              1              235,312.52               0.09
           6/1/99              5            1,585,910.46               0.59
           7/1/99              1              255,910.88               0.10
                           -----         ---------------             ------
           Total           1,013         $268,710,079.08             100.00%
                           =====         ===============             ======

  /(1)/After application of payments due on or before the Cut-off Date, whether or not such payments are received.

                         ORIGINAL LOAN-TO-VALUE RATIO

          The following table sets forth certain information as of the Cut-off Date with respect to the original Loan-to-Value Ratios of the Mortgage Loans:


                                                 Aggregate               Percent of
      Original                  Number          Outstanding         Aggregate Outstanding
Loan-to-Value Ratio(%)         of Loans    Principal Balance/(1)/     Principal Balance
----------------------         --------    ----------------------     -----------------
    10.0001  -  20.0000               1        $    243,399.57               0.09%
    20.0001  -  30.0000               4             787,784.73               0.29
    30.0001  -  40.0000               6           1,931,510.51               0.72
    40.0001  -  50.0000              22           6,921,408.59               2.58
    50.0001  -  60.0000              45          12,803,530.43               4.76
    60.0001  -  70.0000             110          32,623,585.56              12.14
    70.0001  -  80.0000             388         114,291,507.14              42.53
    80.0001  -  90.0000             303          74,543,324.69              27.74
    90.0001  - 100.0000             134          24,564,027.46               9.14
                                  -----        ---------------             ------
           Total                  1,013        $268,710,079.08             100.00%
                                  =====        ===============             ======

/(1)/ After application of payments due on or before the Cut-off Date, whether or not such payments are received.

  For purposes of the foregoing table, the "Original Loan-to-Value Ratio" of each Mortgage Loan was calculated based upon the appraised value of the related Mortgaged Property at the time of origination and the initial principal balance of such Mortgage Loan. As used herein, the "appraised value" of a Mortgaged Property is equal to the lesser of the sales price of such Mortgaged Property (unless the proceeds of the Mortgage Loan was used to refinance an existing mortgage loan) to the related Mortgagor or the value reflected in the appraisal of the Mortgaged Property made at the time of origination of the related Mortgage Loan. The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 78.56%. Because of the amount of time elapsed since origination of the Mortgage Loans, and the negative amortization feature of Negative Amortization Loans, the Loan-to-Value Ratio of a Mortgage Loan based upon the appraised value of the related Mortgaged Property and outstanding principal balance of the Mortgage Loan, each as of the Cut-off Date, may be substantially more or less than the Loan-to-Value Ratio used to determine the foregoing table.


                                 PROPERTY TYPE

   The following table sets forth certain information, as of the Cut-off Date, with respect to the Mortgaged Properties which secure the Mortgage Loans:

                                                Aggregate               Percent of
         Mortgaged           Number            Outstanding         Aggregate Outstanding
       Property Type        of Loans     Principal Balance/(1)/      Principal Balance
       -------------        --------     ----------------------      -----------------
Single Family Detached          821          $218,637,628.03               81.37%
Planned Unit Development        106            31,063,980.08               11.56
Condominium                      75            16,161,834.09                6.01
Two- to Four-Family              11             2,846,636.88                1.06
                              -----          ---------------              ------
Total                         1,013          $268,710,079.08              100.00%
                              =====           ==============              ======

/(1)/ After application of payments due on or before the Cut-off Date, whether or not such payments are received.

                            GEOGRAPHIC DISTRIBUTION

   The following table sets forth certain information as of the Cut-off Date with respect to the geographic distribution of the Mortgaged Properties securing the Mortgage Loans:

                                                 Aggregate            Percent of
                             Number of          Outstanding            Aggregate
           State               Loans      Principal Balance/(1)/   Principal Balance
           -----               -----      ----------------------   -----------------
Alaska                               7        $  1,744,796.95             0.65%
Alabama                              1             532,883.93             0.20
Arizona                             14           2,798,297.49             1.04
California                         815         220,210,671.57            81.95
Colorado                            20           4,368,653.17             1.63
District of Columbia                 1             169,737.71             0.06
Florida                             14           2,757,884.20             1.03
Georgia                              3             871,728.38             0.32
Illinois                             8           2,454,673.89             0.91
Indiana                              2             528,020.27             0.20
Kentucky                             1             253,424.48             0.09
Louisiana                            3           1,000,441.27             0.37
Maryland                            12           2,933,743.86             1.09
Michigan                            17           3,442,808.46             1.28
Minnesota                            4           1,175,352.38             0.44
Nebraska                             1             209,774.85             0.08
New Jersey                          20           6,050,257.12             2.25
New Mexico                           2             596,591.48             0.22
Nevada                               5           1,121,831.64             0.42
New York                             7           2,193,562.60             0.82
Oklahoma                             1             338,590.96             0.13
Oregon                               7           1,183,967.60             0.44
Pennsylvania                         1             210,252.64             0.08
Rhode Island                         1             255,928.70             0.10
Texas                               22           4,792,721.87             1.78
Virginia                            14           3,835,525.24             1.43
Washington                          10           2,677,956.37             1.00
                                 -----        ---------------           ------
  Total                          1,013        $268,710,079.08           100.00%
                                 =====        ===============           ======

/(1)/ After application of payments due on or before the Cut-off Date, whether or not such payments are received.




                  [Remainder of Page Intentionally Left Blank]

                                  INDEX TYPE

   The following table sets forth certain information, as of the Cut-off Date, with respect to the applicable Index used to calculate the Mortgage Rates of the Mortgage Loans:


                                      Aggregate               Percent of
                     Number          Outstanding         Aggregate Outstanding
    Index Type      of Loans     Principal Balance/(1)/    Principal Balance
    ----------      --------     ----------------------    -----------------
   LIBOR                 524         $130,792,002.80                  48.67%
   CMT                   358           98,972,580.98                  36.83
   WAA                   122           35,350,981.97                  13.16
   COFI                    9            3,594,513.33                   1.34
                       -----         ---------------                 ------
              Total    1,013         $268,710,079.08                 100.00%
                       =====         ===============                 ======

/(1)/ After application of payments due on or before the Cut-off Date, whether or not such payments are received.



                                   ORIGINATOR

  The following table sets forth certain information, as of the Cut-off Date, with respect to the originators of the Mortgage Loans:



                                       Aggregate               Percent of
                     Number           Outstanding        Aggregate Outstanding
    Originator      of Loans     Principal Balance/(1)/    Principal Balance
    ----------      --------     ----------------------    -----------------
   Capstead              523            $130,466,769.27                  48.55%
   FNMC                  245              78,005,505.72                  29.03
   GMAC                  129              37,428,115.83                  13.93
   ICI                   104              18,803,093.36                   7.00
   CalFed                 11               3,681,361.37                   1.37
   First California        1                 325,233.53                   0.12
                       -----            ---------------                 ------
              Total    1,013            $268,710,079.08                 100.00%
                       =====            ===============                 ======

/(1)/ After application of payments due on or before the Cut-off Date, whether or not such payments are received.



                  [Remainder of Page Intentionally Left Blank]

                           MONTHS SINCE ORIGINATION

  The following table sets forth certain information, as of the Cut-off Date, with respect to number of months since origination of the Mortgage Loans:

                                                                  Percent of
                                               Aggregate          Aggregate
                                              Outstanding        Outstanding
                               Number          Principal          Principal
 Months Since Origination     of Loans       Balance/(1)/          Balance
---------------------------  ---------    -------------------  ----------------
        0 to 6                   131          $ 40,585,782.44            15.10%
        7 to 12                  122            39,564,162.28            14.72
        13 to 24                 123            32,323,747.48            12.03
        25 to 36                 575           140,512,489.14            52.29
        Over 36                   62            15,723,897.74             5.85
                               -----          ---------------           ------
         Total                 1,013          $268,710,079.08           100.00%
                               =====          ===============           =======

/(1)/ After application of payments due on or before the Cut-off Date, whether or not such payments are received.

  In addition, the Mortgage Loans are expected to have the following characteristics, unless specified otherwise, as of the Cut-off Date (percentages are by aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date):

  The weighted average number of months to the next LIBOR Adjustment Date for the LIBOR Loans is approximately 3.47 months. The weighted average number of months to the next CMT Adjustment Date for the CMT Loans is approximately 5.83 months. The weighted average number of months to the next WAA Adjustment Date is 3.91 months. The weighted average number of months to the next COFI Adjustment Date for the COFI Loans is approximately one month.

  The weighted average remaining stated term to maturity of the Mortgage Loans is approximately 337 months.

  With respect to approximately 98.5% of the Mortgaged Properties securing the Mortgage Loans, the related Mortgagor represented at the origination of the related mortgage loan that the dwelling will be an owner-occupied primary residence.

  The average outstanding principal balance of the Mortgage Loans is approximately $265,500.

  The latest scheduled maturity date of any Mortgage Loan is expected to be June 1, 2030.

  No more than 18.5% of the Mortgage Loans were originated according to Reduced Documentation Programs (as defined in the Prospectus).

  Approximately 5.5% of the Mortgage Loans will have been the subject of "cash-out" refinancings pursuant to which the outstanding principal balance of each such Mortgage Loan has been increased over the principal amount outstanding prior to such refinancing.

  The majority of the Mortgage Loans are not expected to contain due-on-sale clauses or similar provisions, and may be assumed by subsequent borrowers if such subsequent borrowers have qualifications generally meeting the underwriting criteria described in the Prospectus. See "Servicing of the Mortgage Loans-- Servicing Procedures" and "Certain Legal Aspects of Mortgage Loans-- Enforceability of Certain Provisions" in the Prospectus.

  Approximately 10.85% of the Mortgage Loans contain a conversion option whereby the related Mortgagor, upon the satisfaction of certain conditions, may elect to convert such mortgage loan to a mortgage loan having a fixed rate of interest.

  CI will act as Servicer with respect to approximately 57.0% of the Mortgage Loans; GMAC Mortgage Corporation of Pennsylvania will act as Servicer with respect to approximately 14.0% of the Mortgage Loans; and First Nationwide Mortgage Corporation will act as Servicer with respect to approximately 29.0% of the Mortgage Loans.


                    DESCRIPTION OF THE OFFERED CERTIFICATES

General

   The Certificates will be created pursuant to the Pooling and Administration Agreement. Only the Class A Certificates (the "Offered Certificates") are offered hereby.

   On the 25th day of each month, or, if such day is not a business day, the first business day immediately following, commencing in November 1996, (each such date, a "Distribution Date"), the Trustee will distribute to the persons in whose names the Offered Certificates of each class are registered on the Record Date, the portion of the aggregate distribution to be made to the Certificateholders of such class to which such holder is entitled. See "Description of Book Entry Procedures" herein for information with respect to distributions on and transfers of Book Entry Certificates.

   Beneficial ownership interests in the Class A Certificates will be held in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

   The Certificates represent beneficial ownership interests in the Trust Fund created and held pursuant to the Pooling and Administration Agreement. The assets of the Trust Fund consist primarily of (i) the Mortgage Assets conveyed to the Trust Fund and all proceeds thereof, (ii) all right, title and interest of the Company in and to the Underlying Agreements, (iii) such assets as from time to time are identified as REO Properties, (iv) such assets as from time to time are deposited in the Certificate Account, the Advance Account or the Reserve Fund or that are invested in Permitted Instruments, (v) the Trustee's rights to payments under all insurance policies, if any, with respect to the Mortgage Loans or the Certificates required to be maintained under the Pooling and Administration Agreement, including without limitation, the Certificate Insurance Policy, (vi) any Insurance Proceeds, Net Liquidation Proceeds or Released Mortgaged Property Proceeds, (vii) all right, title and interest of the Depositor in and to the obligations of the Underlying Servicers under the Underlying Servicing Agreements, (viii) all right, title and interest of the Depositor in and to the obligations of any Underlying Seller or PWRES under the Mortgage Loan Purchase Agreement to repurchase Underlying Mortgage Loans with respect to which an Underlying Seller or PWRES has breached representations and warranties with respect to such Underlying Mortgage Loans, and (ix) any and all proceeds in respect of the foregoing.

Distributions on the Offered Certificates

   Distributions on the Offered Certificates will be made by the Trustee on the 25th day (or if such 25th day is not a business day, the business day immediately following the 25th day) of each month (the "Distribution Date") to the persons in whose names such Certificates are registered at the close of business on the last business day of the month immediately preceding the month in which such Distribution Date occurs (the "Record Date"). The first Distribution Date will be in November 1996. Distributions on the Certificates will be made by the Trustee to each record holder by check or money order or wire transfer, or by such other means as such record holder and the Trustee may agree. See "Description of Book Entry Procedures" herein for information with respect to distributions on and transfers of the Book Entry Certificates.

Distributions of Interest; Calculation of Certificate Interest Rate

   Interest will accrue on the Class A Certificates at the variable rate per annum described herein (the "Certificate Interest Rate") during the period commencing on the previous Distribution Date and ending on the day prior to the related Distribution Date (each, an "Interest Accrual Period"); provided, however, that the Interest Accrual Period for the initial Distribution Date will commence on the Closing Date and will end on the day prior to such Distribution Date. On each Distribution Date, the amount of interest distributable on the Class A Certificates (the "Class A Interest Distribution Amount") will equal interest for the number of days in the related Interest Accrual Period at the Certificate Interest Rate for the Class A Certificates on the Class Certificate Principal Balance thereof immediately prior to such Distribution Date.

   The Certificate Interest Rate on the Class A Certificates for each Interest Accrual Period will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus 0.35%, subject to a cap of 11.0%, and (ii) the Available Funds Cap. The "Available Funds Cap" with respect to any Distribution Date, will be an amount, expressed as a percentage, equal to the product of (i) the Net WAC, less the Certificate Insurer Premium (expressed as a percentage) and 0.25% per annum, and (ii) a fraction, the numerator of which is the Pool Principal Balance as of such Distribution Date and the denominator of which is the Class Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date. As provided in the Pooling and Administration Agreement, the Available Funds Cap for any Distribution Date will be reduced by a ratable amount (expressed as a percentage) representing Interest Shortfalls (as defined herein) and Relief Act Shortfalls (as defined herein) for such Distribution Date allocable to the Class A Certificates.

   The "Net Mortgage Rate" for each Certificated Mortgage Loan is calculated by deducting from the Mortgage Rate borne by such Certificated Mortgage Loan, as of the beginning of such Interest Accrual Period, the sum of (1) the applicable Servicing Fee, (2) the Underlying Administrator's Fee and the Underlying Trustee's Fee under the applicable Underlying Agreement, as described herein, and (3) premiums for the applicable Mortgage Pool Insurance Policy and Special Hazard Insurance Policy described herein, in each case expressed as a percentage. The "Net Mortgage Rate" for each Underlying Mortgage Loan is calculated by deducting from the Mortgage Rate borne by such Underlying Mortgage Loan, as of the beginning of such Interest Accrual Period, the applicable Underlying Servicing Fee, the Administrator's Fee and the Trustee's Fee.

   Interest Shortfalls (as defined below) and Relief Act Shortfalls (as defined herein) will reduce the amount of cash available for distribution to the Class A Certificates. As used herein, "Interest Shortfall" means, with respect to any Distribution Date and with respect to each Mortgage Loan for which a Principal Prepayment is distributed on such Distribution Date, the excess of one month's interest on such Mortgage Loan at the applicable Net Mortgage Rate thereon over the amount of interest actually paid by the Mortgagor (and, to the extent described herein, by the applicable Servicer in the case of a compensating interest payment with respect to such partial prepayment of principal) on such Mortgage Loan, computed at the applicable Net Mortgage Rate. No Interest Shortfalls are expected with respect to partial prepayments of principal since partial prepayments are generally applied either (a) as of the beginning of the calendar month following their receipt in accordance with the terms of the related Mortgage Note or (b) as of the beginning of the calendar month of their receipt and remitted by the applicable Servicer with one month's worth of compensating interest. A "Principal Prepayment" means any Mortgagor payment or other recovery of principal on a Mortgage Loan which is not applied by the applicable Servicer during the month of receipt to a scheduled payment under the Mortgage Loan and the portion of any Insurance Proceeds, Net Liquidation Proceeds or other collections representing similar payments. As used herein, "Relief Act Shortfall" means, with respect to any Distribution Date and any Mortgage Loan that is subject to the Relief Act (as defined in the Prospectus), a shortfall in interest collections resulting from the application of the Relief Act to such Mortgage Loan.

Calculation of One-Month LIBOR

   On the second Business Day preceding each Interest Accrual Period (each such date, an "Interest Determination Date"), the Trustee will determine One-Month LIBOR (as defined below) for such Interest Accrual Period; provided, however, that One-Month LIBOR for the initial Interest Accrual Period will be determined on October 28, 1996.

   "One-Month LIBOR" means, as of any Interest Determination Date, the rate for deposits in United States Dollars for one-month U.S. dollar deposits ("LIBOR") which appears in the Telerate Page 3750, as of 11:00 a.m., (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time) on that day to prime banks in the London interbank market for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be equal to the arithmetic-mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic-mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period).

   "Telerate Page 3750" means the display page currently so designated by the Dow Jones Telerate Service (or such other page as may replace such page on such service for the purpose of displaying comparable rates or prices).

   "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency Market (i) with an established place of business in London, (ii) whose quotations appear on Telerate Page 3750 on the applicable Interest Determination Date and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each Interest Determination Date.

Distributions of Principal

   Except to the extent described herein, principal will be distributable monthly on each Distribution Date on the Class A Certificates in an aggregate amount equal to the sum of (i) the Class A Principal Distribution Amount for such Distribution Date, and (ii) to the extent described herein, any Excess Spread for such Distribution Date. The "Class A Principal Distribution Amount" on each Distribution Date will be equal to the lesser of (A) the excess of (i) the sum, as of such Distribution Date, of all amounts on deposit in the Certificate Account, together with any Insured Payments, over (ii) the Class A Interest Distribution Amount; and (B) the sum, without duplication, of (i) each scheduled payment of principal in respect of the Mortgage Assets collected or advanced by the applicable Servicer in the related Due Period and received by the Administrator on the related Remittance Date (as defined in the Prospectus),
(ii) all partial and full principal prepayments collected by the applicable Servicer during such related Due Period and received by the Administrator on the related Remittance Date, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds collected by the Servicer during the related Due Period and received by the Administrator on the related Remittance Date, (iv) that portion of the purchase price of any repurchased Mortgage Loan which represents principal and is received by the Administrator on the related Remittance Date, (v) the amount of any Coverage Deficit for such Distribution Date, and (vi) the proceeds received by the Trustee upon a liquidation of the Trust Fund (to the extent such proceeds relate to principal). As used herein, the "Coverage Deficit" as of any Distribution Date is the amount by which (i) the Class Certificate Principal Balance of the Class A Certificates as of such Distribution Date (after giving effect to the distribution of the Class A Principal Distribution Amount (except for the Coverage Deficit) on such Distribution Date) exceeds (ii) the Pool Principal Balance as of the end of the related Due Period.

   On any Overcollateralization Stepdown Date, the amount distributable to the Class A Certificateholders in respect of the Class A Principal Distribution Amount will be reduced by the Overcollateralization Reduction Amount.

   On each Distribution Date, with respect to any Mortgage Loans that become Liquidated Mortgage Loans during the immediately preceding Due Period, the "Net Loan Losses" will be equal to the amount (but not less than zero) determined as of the related Determination Date equal to: (i) the aggregate unpaid principal balances of such Liquidated Mortgage Loans as of the last day of such Due Period, minus (ii) the aggregate amount of any recoveries with respect to such Liquidated Mortgage Loans from whatever source, including any Net Liquidation Proceeds, any Insurance Proceeds, any Released Mortgaged Property Proceeds, and any payments from the related borrower, less the amount of any expenses incurred in connection with such recoveries and liquidation.

   If on any Distribution Date, the Required Overcollateralization Amount exceeds the Overcollateralization Amount, Excess Spread, if any, will be applied to the Class A Certificates in reduction of the Certificate Principal Balance thereof. Conversely, if on any Distribution Date, the Overcollateralization Amount equals or exceeds the Required Overcollateralization Amount, Excess Spread, if any, will be deposited into the Reserve Fund.


                  [Remainder of Page Intentionally Left Blank]

Priority of Distributions

  On each Distribution Date, the Trustee will distribute the following amounts in the following order of priority from amounts on deposit in the Certificate Account along with any Insured Payment paid by the Certificate Insurer (which Insured Payments may only be used to pay the holders of the Class A Certificates the Class A Interest Distribution Amount and the Coverage Deficit, if any, as applicable, of the Class A Certificates for such Distribution Date):

  (i) first, in the following order, (a) to the Certificate Insurer, an amount equal to the Certificate Insurer Premium for such Distribution Date, together with reimbursement for any Insured Payments in respect of the Class A Certificates not previously reimbursed and any other amounts that are owed to the Certificate Insurer under the Insurance Agreement, (b) to the Trustee, an amount equal to the Trustee's Fee for such Distribution Date, (c) to the Administrator, an amount equal to the Administrator's Fee for such Distribution Date and an amount equal to any advances made by the Administrator and not previously reimbursed, and (d) to the extent of any reinvestment income from amounts on deposit in the Certificate Account, to the REMIC Administrator, an amount equal to the REMIC Administrator's Fee;

  (ii) then, to the Class A Certificateholders, the Class A Interest Distribution Amount for such Distribution Date;

 (iii) then, to the Class A Certificateholders, to be applied to reduce the Class Certificate Principal Balance of the Class A Certificates until such Class Certificate Principal Balance is reduced to zero, the Class A Principal Distribution Amount for such Distribution Date; except that on any Overcollateralization Stepdown Date, an amount equal to the Overcollateralization Reduction Amount that would otherwise be distributable to the Class A Certificates as part of the Class A Principal Distribution Amount on such Distribution Date will instead be deposited into the Reserve Fund;

  (iv) then, to the Class A Certificateholders, the Interest Carryforward Amount, if any, for such Distribution Date (after application of amounts in the Reserve Fund to pay such amounts); and

  (v) then, the remaining amount, if any, (the "Excess Spread") will be distributed as follows (A) on any Distribution Date on which the Overcollateralization Amount is less than the Required Overcollateralization Amount, to the Class A Certificates in reduction of the Class Certificate Principal Balance thereof until the Overcollateralization Amount equals the Required Overcollateralization Amount; and (B) on any Distribution Date on which the Overcollateralization Amount equals or exceeds the Required
Overcollateralization Amount, to the Reserve Fund, an amount equal to the remaining Excess Spread for such Distribution Date.

  Notwithstanding the priorities set forth in clause (v) above, in the event that the Class A Certificates are otherwise entitled to distributions of Excess Spread on any Distribution Date occurring in or prior to August 1997, the amount distributable thereto will be reduced to 60% of the Excess Spread available on such Distribution Date, and the balance of such Excess Spread will be deposited in the Reserve Fund.

  If the amounts on deposit in the Certificate Account are insufficient to distribute in full the amounts described in item (ii) above to the holders of the Class A Certificates and to cover the Coverage Deficit, if any, the Trustee will make a claim under the Certificate Insurance Policy for the amount of the Insured Payment in accordance with the terms thereof. Insured Payments, if any, for the Class A Certificates will be available only for distribution to holders of the Class A Certificates, as appropriate, to compensate for any shortfalls in respect of the Class A Interest Distribution Amounts and the Coverage Deficit, if any, with respect to the Class A Certificates.

  All distributions made to the Class A Certificates on each Distribution Date will be made on a pro rata basis among the Certificateholders of such class of record on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and except as otherwise provided under "Description of Book Entry Procedures" herein, distributions to the Class A Certificates will be made through the book-entry system maintained by DTC.

  For any Distribution Date on which the Certificate Interest Rate of the Class A Certificates equals the Available Funds Cap for such Distribution Date, the "Interest Carry-Forward Amount" for such Class for such Distribution Date will equal the excess of (i) One-Month LIBOR plus 0.35%, subject to a cap of 11.0%, and (ii) the Available Funds Cap for such Distribution Date.

  The "Insurance Proceeds" on each Distribution Date will be equal to, with respect to any Mortgage Loan, the proceeds paid to or received by the Trustee, the Administrator, or a Servicer by any insurer pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property, REO Property or Underlying Certificate, including any Primary Mortgage Insurance Policy, any standard hazard insurance policy, the GEMICO Pool Policy, the UGIC Pool Policy, the 92GA Special Hazard Policy and the 94UA Special Hazard Policy, or any other insurance policy that relates to a Mortgage Loan or an Underlying Certificate, net of any expenses which are incurred by the Trustee, the Administrator or a Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Trustee, the Administrator, or a Servicer but excluding any Insurance Proceeds that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with customary loan servicing procedures.

  A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Administrator or a Servicer has determined that all recoverable liquidation and Insurance Proceeds have been received, which will be deemed to occur upon the earlier of: (a) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, or (b) the Administrator's or a Servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the Mortgage Loan or the related Mortgaged Property.

  The "Net Liquidation Proceeds" on each Distribution Date will be equal to any cash amounts received by the Administrator or a Servicer from Liquidated Mortgage Loans, whether through trustee's sale, foreclosure sale, disposition of REO Property or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties from defaulted Mortgage Loans, in each case, net of any reimbursements to the Administrator or a Servicer made from such amounts for any unreimbursed Advances made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Mortgage Loan or Mortgaged Properties.

  The "Released Mortgaged Property Proceeds" on each Distribution Date will be equal to, with respect to any Mortgage Loan, the proceeds received by the Administrator in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, customary mortgage servicing procedures and the Pooling and Administration Agreement.

  The "Certificate Principal Balance" of the Class A Certificates as of any date of determination is equal to the Certificate Principal Balance of such class as of the Closing Date, reduced by all amounts in respect of the Class A Principal Distribution Amount previously distributed to the Class A Certificateholders on all previous Distribution Dates (other than any amounts that constitute mortgagor payments that are recovered from such Certificateholders as voidable preferences by a trustee in bankruptcy) and all amounts of Excess Spread, if any, which have been applied to reduce the Certificate Principal Balance of the Class A Certificates since the Closing Date.

  On each Distribution Date, the Certificate Insurer will be entitled to be reimbursed for any unreimbursed Insured Payments under the Certificate Insurance Policy and any other amounts owed to the Certificate Insurer under the Insurance Agreement together with interest thereon at the rate specified in the Insurance Agreement (the "Certificate Insurer Reimbursement Amount") and any accrued and unpaid Certificate Insurer Premiums. The "Insurance Agreement" means the Insurance and Indemnification Agreement dated as of October 1, 1996 among the Certificate Insurer, the Company and the Administrator. In connection with each Insured Payment, the Trustee, as attorney-in-fact for the holder thereof, will be required to assign to the Certificate Insurer the rights of such Class A Certificateholder with respect to such Class A Certificate, to the extent of such Insured Payments, including, without limitation, in respect of any amounts due to such Class A Certificateholder as a result of a securities law violation arising from the offer and sale of such Class A Certificates. In the event of any Certificate Insurer Reimbursement Amount attributable to the Class A Certificates, no amounts will be deposited into the Reserve Fund, until the Certificate Insurer has been distributed such Certificate Insurer Reimbursement Amount in full.

                       DESCRIPTION OF CREDIT ENHANCEMENT

  Credit Enhancement with respect to the Class A Certificates will be provided to the extent described herein by (i) one or more Reserve Funds, (ii) a limited overcollateralization feature, and (iii) the Certificate Insurance Policy. Additional limited credit enhancement is available with respect to the Underlying Certificates to the extent described herein under "Description of the Mortgage Assets -- The Underlying Certificates".

Reserve Fund

  The Class A Certificates will have the benefit of one or more reserve funds (collectively, the "Reserve Fund"). On the Closing Date, the Trustee will establish the Reserve Fund and will deposit into the Reserve Fund an aggregate amount equal to $50,000 (the "Reserve Fund Requirement"). To the extent described herein, Excess Spread and Overcollateralization Reduction Amounts will be deposited into the Reserve Fund from time to time. The Reserve Fund will not be a part of the Series 1996-C REMIC. Amounts on deposit in the Reserve Fund from time to time will be available for the Class A Certificates only to cover any Interest Carryforward Amounts in respect of the Class A Certificates. Any amounts remaining in the Reserve Fund in excess of the Reserve Fund Requirement after the required distributions have been made in respect of the Class A Certificates on a Distribution Date will be released and such amounts will not be available to cover any future Interest Carryforward Amounts in respect of the Class A Certificates.

Overcollateralization

  On the Closing Date, the "Overcollateralization Amount", which provides credit enhancement for the Class A Certificates will equal zero. As of each Determination Date thereafter, the "Overcollateralization Amount" will equal the excess, if any, of the Pool Principal Balance over the Certificate Principal Balance of the Class A Certificates. A limited acceleration of the principal amortization of the Class A Certificates relative to the principal amortization of the Mortgage Loans has been designed to increase the Overcollateralization Amount by making additional distributions of principal to the Class A Certificateholders, in the manner described herein.

  If on any Distribution Date, the Required Overcollateralization Amount exceeds the Overcollateralization Amount, distributions of Excess Spread, if any, will be made pro rata to the Class A Certificateholders in reduction of the Certificate Principal Balance of the Class A Certificates. Such distribution of Excess Spread is intended to accelerate the amortization of the Certificate Principal Balance of the Class A Certificates, thereby increasing the Overcollateralization Amount. On any Distribution Date, to the extent the Overcollateralization Amount exceeds the Required Overcollateralization Amount, the Excess Spread, if any, will be deposited into the Reserve Fund, thus ceasing the acceleration of the principal amortization of the Class A Certificates in relation to the amortization of the Pool Principal Balance, until such time as the Overcollateralization Amount equals the Required Overcollateralization Amount.

  On any Distribution Date occurring on an Overcollateralization Stepdown Date, distributions of all or a portion of the Class A Principal Distribution Amount that would otherwise be distributed to the holders of the Class A Certificates will be deposited into the Reserve Fund as described below. Such amount, the "Overcollateralization Reduction Amount" with respect to any Distribution Date occuring on an Overcollateralization Stepdown Date, will equal the lesser of (x) the Excess Overcollateralization Amount for such Distribution Date, and (y) the Class A Principal Distribution Amount, if any, that would otherwise be applicable to the Class A Certificates on such Distribution Date. On any Distribution Date other than an Overcollateralization Stepdown Date, the
Overcollateralization Reduction Amount will equal zero.    An
"Overcollateralization Stepdown Date" is any Distribution Date with respect to which the Required Overcollateralization Amount is permitted to decrease or "step down" pursuant to the terms of the Pooling and Administration Agreement, generally as a result of the delinquency and loss experience of the Mortgage Loans being lower than certain levels established by the Certificate Insurer and set forth in the Pooling and Administration Agreement. The "Excess Overcollateralization Amount" for any Distribution Date will equal the excess, if any, of the Overcollateralization Amount for such Distribution Date over the Required Overcollateralization Amount for such Distribution Date.

  If on any Distribution Date the delinquency or loss experience on the Underlying Mortgage Loans exceeds certain levels as established by the Certificate Insurer and confirmed by the Rating Agencies and as set forth in the Pooling and Administration Agreement, or if the excess of (i) the Net WAC, reduced by the Certificate Insurer Premium (expressed as a percentage) and 0.25% per annum, over (ii) the Certificate Interest Rate for the Class A Certificates is reduced below certain levels established by the Certificate Insurer and set forth in the Pooling and Administration Agreement, then the Required Overcollateralization Amount will increase.

  While the distribution of Excess Spread to holders of the Class A Certificates and the deposit of any Overcollateralization Reduction Amount into the Reserve Fund, as applicable, in the manner specified above has been designed to produce and maintain a given overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization will be achieved or maintained at all times. Net Loan
Losses will reduce the Overcollateralization Amount.   See "Risk Factors -
Additional Credit Enhancement Limitations - Adequacy of Credit Enhancement" and "Certain Investment, Prepayment, Yield and Weighted Average Life Considerations" herein.

  Pursuant to the Pooling and Administration Agreement, as of each Determination Date, the "Required Overcollateralization Amount" will be determined based on a calculation reviewed and approved by the Certificate Insurer and each Rating Agency.

The Certificate Insurer

  The information set forth in this section has been provided by Financial Security Assurance Inc. (the "Certificate Insurer"). No representation is made by the Company or any of its affiliates as to the accuracy or completeness of any such information.

  The Certificate Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Certificate Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

  The Certificate Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -
- in consideration for the payment of a premium to the insurer. The Certificate Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Certificate Insurer insures both newly issued securities, sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Insurer's underwriting criteria.

  The Certificate Insurer is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., US WEST Capital Corporation and the Tokio Marine and Fire Insurance Co., Ltd.
No shareholder of Holdings is obligated to pay any debt of the Certificate Insurer or any claim under any insurance policy issued by the Certificate Insurer or to make any additional contribution to the capital of the Certificate Insurer.

  The principal executive offices of the Certificate Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

  Reinsurance. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Certificate Insurer or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Certificate Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Certificate Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy.

  Ratings of Claims-Paying Ability. The Certificate Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by Standard & Poor's, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

  Capitalization. The following tables sets forth the capitalization of the Certificate Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of June 30, 1996 (in thousands):

                                                                  June 30, 1996
                                                                  -------------
                                                                   (Unaudited)
Deferred Premium Revenue (net of prepaid reinsurance premiums)... $  351,180
Shareholder's Equity:
Common Stock.....................................................     15,000
Additional Paid-In Capital.......................................    681,470
Unrealized Loss on Investments (net of deferred income taxes)....     (5,685)
Accumulated Earnings.............................................     94,287
                                                                  ----------
Total Shareholder's Equity.......................................    785,072
                                                                  ----------
Total Deferred Premium Revenue and Shareholder's Equity.......... $1,136,252
                                                                  ==========

  For further information concerning the Certificate Insurer, see the consolidated financial statements of the Certificate Insurer and its subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Certificate Insurer are available upon request to the State of New York Insurance Department.

  Insurance Regulation. The Certificate Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Certificate Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

The Certificate Insurance Policy

  The Company will obtain the Certificate Insurance Policy, issued by the Certificate Insurer, in favor of the holders of the Class A Certificates. Under the Certificate Insurance Policy, the Certificate Insurer will unconditionally and irrevocably guaranty to the Trustee for the benefit of each Class A Certificateholder, to the extent described herein, the full and complete payment of the Class A Interest Distribution Amount and any Coverage Deficit (collectively, the "Insured Payment") in respect of the Class A Certificates for the related Distribution Date. The Certificate Insurance Policy does not insure final payment of the Class A Certificates on any specific Distribution Date and does not cover Interest Shortfalls or Relief Act Shortfalls.

  The Certificate Insurer is required to pay Insured Payments to the Trustee as paying agent following Receipt (as defined below) by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (b) 12:00 noon, New York City time, on the related Distribution Date.

  If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Certificate Insurance Policy, the Certificate Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the relevant Certificateholders are required to return principal or interest paid with respect to such Certificates during the term of the Certificate Insurance Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of each relevant Certificateholder that the

Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by each relevant Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the relevant Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the relevant Certificates held by such Certificateholder against the debtor that made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) of
(i) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which such case payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer). In connection with the foregoing, the Certificate Insurer shall have certain rights of subrogation, as described in the Pooling and Administration Agreement.

  The terms "Receipt" and "Received," with respect to the Certificate Insurance Policy, mean actual delivery to the Certificate Insurer and to the Certificate Insurer's fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Certificate Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or its fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

  Under the Certificate Insurance Policy, "Business Day" means any day other, than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to be closed.

  THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

  The Certificate Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are disbursed by the Certificate Insurer in accordance with the Certificate Insurance Policy, whether or not such funds are properly distributed by the Trustee.

  Pursuant to the terms of the Pooling and Administration Agreement, unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Class A Certificateholders for all purposes (other than with respect to payment on the Class A Certificates), will be entitled to exercise all rights of the Class A Certificateholders thereunder, without the consent of such Certificateholders, and the Class A Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will, as a third party beneficiary to the Pooling and Administration Agreement, have among others, the following rights: (i) the right to give notices of breach or to terminate the rights and obligations of the Administrator under the Pooling and Administration Agreement in the event of an Event of Default by the Administrator, (ii) the right to direct the actions of the Trustee during the continuation of an Administrator default; (iii) the right to require the Company, PWRES, the Sellers, the Underlying Sellers, the Servicers or the Underlying Servicers to repurchase Mortgage Loans for breach of representation and warranty or defect in documentation; (iv) the right to direct foreclosures upon the failure of the Administrator to do so in accordance with the Pooling and Administration Agreement; and (v) rights to subrogation to the extent of any Insured Payments made by the Certificate Insurer under the Certificate Insurance Policy. The Certificate Insurer's consent will be required prior to, among other things, (i) the appointment of any successor Trustee or Administrator or (ii) any amendment to the Pooling and Administration Agreement (which consent may not be unreasonably withheld).

  Claims under the Certificate Insurance Policy will rank equally with any other unsecured debt and unsubordinated obligations of the Certificate Insurer except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. Claims against the Certificate Insurer under the Certificate Insurance Policy constitute pari passu claims against the general assets of the Certificate Insurer. The terms of the Certificate Insurance Policy cannot be modified or altered by any other agreement or instrument, or by a merger, consolidation or dissolution of the Company. The Certificate Insurance Policy may not be canceled or revoked prior to payment in full of the Class A Certificates.

  Certificate Insurance Policy Does Not Apply to Prepayment Risk.   In general,
the protection afforded by the Certificate Insurance Policy is protection for credit risk and not for prepayment risk. A claim may not be made under the Certificate Insurance

Policy in an attempt to guarantee or insure that any particular rate of prepayment is experienced with respect to the Mortgage Loans.


                   CERTAIN INVESTMENT, PREPAYMENT, YIELD AND
                     WEIGHTED AVERAGE LIFE CONSIDERATIONS

General

   The effective yield on the Class A Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans (including, for this purpose, prepayments and amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans) and the amount and timing of Mortgagor delinquencies and defaults resulting in Net Loan Losses. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases thereof due to certain breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans, and the timing of Net Loan Losses, could significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of principal prepayments on the Class A Certificates.

   Principal prepayments may be influenced by a variety of economic, geographic, social and other factors. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are equity refinance or limited documentation mortgage loans, and on Mortgage Loans with high loan-to-value ratios, may be higher than for other types of Mortgage Loans. Prepayments, liquidations and purchases of the Mortgage Loans may result in payments to Class A Certificateholders of principal amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic conditions in the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies, loss and involuntary prepayments resulting from foreclosure is greater, and voluntary prepayments may be less likely, in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. Approximately 82.0% of the Mortgage Loans (by scheduled principal balance as of the Cut-off
Date) are secured by Mortgaged Properties located in the State of California. To the extent that the locations of the Mortgaged Properties are concentrated in a given region, the risk of delinquencies, losses and involuntary prepayments resulting from adverse economic conditions in such region or from other factors, such as fires, storms, landslides, mudflows, and earthquakes, is increased. Certain information regarding the location of the Mortgaged Properties with respect to the Mortgage Loans is set forth under "Description of the Mortgage Loans" and "Risk Factors" herein.

   Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment and mortgagors' net equity in the mortgaged properties. Since the rate of payment of principal of the Class A Certificates will depend on the rate of payment (including prepayments) of the principal of the Mortgage Loans, the actual maturity of such Certificates could occur significantly earlier than its Final Scheduled Distribution Date.

   In addition, the yield to maturity of the Class A Certificates will depend on the price paid by the holders of such Certificates and the related interest rate. The extent to which the yield to maturity of the Class A Certificates is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium.

   Prepayments of principal on the Mortgage Loans generally will be passed through to the Class A Certificateholders in the month following the month of receipt. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Pooling and Administration Agreement or the related Underlying Agreement) will have the effect of passing through to the Class A Certificateholders amounts which would otherwise be passed through in amortized increments over the remaining term of such Mortgage Loan.

   When a claim is paid under certain insurance policies, including the GEMICO Pool Policy and the UGIC Pool Policy, accrued interest is paid only to the date of payment of the claim, without regard to timing of distribution thereof to Class A Certificateholders and, thus, may result in an Interest Shortfall. When a full prepayment is made on a Mortgage Loan during a month, the Mortgagor is charged interest on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate which is applied to the principal amount of the loan so prepaid. With respect to Underlying Mortgage Loans serviced by GMAC, compensating interest will be paid in respect of full and partial prepayments without limitation and will increase the amount available for distribution to the Class A Certificates. With respect to Underlying Mortgage Loans serviced by FNMC, compensating interest will be paid in respect of full and partial prepayments, but only to the extent of the related Underlying Servicing Fee, and will increase the amount available for distribution to the Class A Certificates. With respect to the Underlying Mortgage Loans serviced by CI, no compensating interest will be paid in respect of full or partial prepayments. Although compensating interest is required to be paid by the Servicers with respect to the Certificated Mortgage Loans, such compensating interest payments will not be distributed to the Underlying Certificates or to the Certificates, but will instead be retained by the Administrator as additional compensation. Any Interest Shortfalls and Relief Act Shortfalls will reduce the amount of cash available for distribution to the Class A Certificates.

   As described herein, approximately 0.44% (by scheduled principal balance) of the Underlying Mortgage Loans were delinquent between 30 and 59 days and no Underlying Mortgage Loan was delinquent in excess of 59 days as of September 30, 1996. In addition, approximately 5.10% (by scheduled principal balance) of the Certificated Mortgage Loans were delinquent 60 days or more, in foreclosure or constituted real estate owned as of September 30, 1996. See "Risk Factors" herein.

   The yield on the Book Entry Certificates may be affected by any delays in receipt of payments thereon as described under "Description of Book Entry Procedures."

   The yield on the Certificates also may be affected by any repurchase of the Mortgage Assets by the Administrator when the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance thereof on the Cut-off Date. See "Pooling, Administration and Servicing -- Termination" herein.

   No representation is made as to the rate of principal payments or defaults on the Mortgage Loans or as to the yield to maturity of the Class A Certificates. An investor is urged to make an investment decision with respect to the Class A Certificates based on the anticipated yield to maturity of such Certificates resulting from their respective purchase prices and such investor's own determination as to anticipated prepayment rates and defaults on the Mortgage Loans.

Yield Considerations Relating to Adjustable Rate Mortgage Loans; Interest Rate Conversions

   The Company is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of adjustable rate mortgage loans over an extended period of time, and its experience with respect to such loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the Mortgage Loans. The rate of principal prepayments with respect to adjustable rate mortgage loans has fluctuated in recent years. In addition, the features of adjustable rate mortgage loan programs in the past have varied significantly in response to market conditions such as interest rates, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable rate mortgage loan programs has made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, there can be no assurance as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may cause Mortgagors to refinance their adjustable rate mortgage loans in order to obtain lower fixed interest rates.

   In addition, the Company is not aware of any publicly available statistics that set forth conversion experience or forecasts of conversion of convertible adjustable rate mortgage loans over an extended period of time, and its experience with respect to such loans is insufficient to draw any conclusions with respect to the expected conversion rates. Because Mortgagors may attempt to limit the risk of higher rates during periods of rising interest rates by exercising the option to convert Mortgage Loans and thereby secure a fixed rate, the yield on the Class A Certificates may be adversely affected by such conversions at times when prepayments generally would not be expected. Also, Mortgagors may attempt to secure a fixed rate in a declining interest rate environment and may elect to do so through the conversion feature.

   The rate at which Mortgagors exercise their conversion rights and the resulting purchase or non-purchase of the related Mortgage Loans by the respective Servicers or Underlying Servicers, as applicable, of such Mortgage Loans will affect the rate of payment of principal of, and hence the effective yield on, the Class A Certificates. The effective yield on the Class A Certificates may also be affected by the failure of the Servicer or the Underlying Servicer, as applicable, of a Mortgage Loan to repurchase such Mortgage Loan as described below.

   As described herein, approximately 10.85% of the Mortgage Loans (by scheduled principal balance as of the Cut-off Date) contain a conversion option, pursuant to which the related Mortgagor may elect to convert the rate of interest borne by such Mortgage Loan to a fixed rate of interest. Pursuant to the terms of each Servicing Agreement the related Servicer may be required to repurchase any Mortgage Loan with respect to which such conversion option is exercised. Any such repurchase would have the same effect as a prepayment in full of the affected Mortgage Loan, and would result in a commensurate prepayment of principal on the Class A Certificates. In the event that a Servicer or an Underlying Servicer, as applicable, fails (or is not required) to purchase a Mortgage Loan with respect to which a conversion option has been exercised, and the adjustable Mortgage Rate for such Mortgage Loan is higher than the new fixed rate for such Mortgage Loan, the yield on the Class A Certificates may be less than would have been the case in the absence of such interest rate conversion.

Yield Considerations Relating to the Level of One-Month LIBOR

   The yield to investors on the Class A Certificates will be sensitive to
fluctuations in the level of One-Month LIBOR.   Investors in the Class A
Certificates should consider the risk that lower than expected levels of One-Month LIBOR could result in yields that are lower than the expected yields on the Class A Certificates and the fact that the Certificate Interest Rate cannot exceed 11.0%.

Yield Considerations Relating to Excess Spread and Overcollateralization Reduction Amount Distributions

   The overcollateralization feature described herein has been designed to accelerate the principal amortization of the Class A Certificates relative to the principal amortization of the Mortgage Loans. If on any Distribution Date, the Required Overcollateralization Amount exceeds the Overcollateralization Amount, any Excess Spread will be distributed in reduction of the Certificate Principal Balances of the Class A Certificates. Once the Overcollateralization Amount equals the Required Overcollateralization Amount for such Distribution Date (i.e., the Excess Overcollateralization Amount equals or exceeds zero), distributions of any Excess Spread to the Class A Certificates will cease until such time as the Excess Overcollateralization Amount is reduced to zero. If purchased at a premium or a discount, the yield to maturity on a Class A Certificate will be affected by the rate at which Excess Spread is distributed to the Class A Certificateholders in reduction of the Certificate Principal Balance of the Class A Certificates. If the actual rate of such Excess Spread distributions on the Class A Certificates is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Excess Spread distributions is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Spread on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Due Period and the indices on the Mortgage Loans, to the extent that they differ from One-Month LIBOR.

   An additional overcollateralization feature has been designed to limit the accelerated amortization of the Class A Certificates as described in the preceding paragraph. On each Overcollateralization Stepdown Date as to which the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero, all or a portion of the Class A Principal Distribution Amount which would otherwise be distributed to the holders of the Class A Certificates on such Distribution Date shall instead be deposited into the Reserve Fund, thereby reducing the rate of and under certain circumstances delaying the principal amortization with respect to the Class A Certificates, until the Excess Overcollateralization Amount is reduced to zero. Again, if purchased at a premium or a discount, the yield to maturity on a Class A Certificate will be affected by the extent to which any Excess Overcollateralization Amount is deposited into the Reserve Fund in lieu of being distributed as principal to the holders of the Class A Certificates.

Final Scheduled Distribution Date

   The Final Scheduled Distribution Date for the Class A Certificates is the Distribution Date occurring in October 2026. In the event that the Class A Certificates have not been paid in full or terminated as described herein prior to such Distribution Date, PWRES will purchase the 40-Year Mortgage Loan on such Distribution Date pursuant to the Pooling and Administration Agreement. The rate of payment of principal of the Class A Certificates will depend on the rate of payment of principal of the Mortgage Loans which, in turn, will depend on the characteristics of the Mortgage Loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. The Mortgage Loans may be generally be prepaid without penalty at any time. In the event that losses with respect to the Mortgage Loans exceed the coverage provided by the forms of credit enhancement described herein and a Certificate Insurer Default exists and is continuing, delinquencies could result in distributions to the Class A Certificateholders after the Final Scheduled Distribution Date of the Class A Certificates. As a result, the Certificate Principal Balance of the Class A Certificates may be reduced to zero significantly earlier (e.g., if the Mortgage Loans experience a high rate of prepayment) or later (e.g., if any of the Mortgage Loans become the subject of foreclosure proceedings which continue until after the Final Scheduled Distribution Date) than the Final Scheduled Distribution Date for the Class A Certificates.

Weighted Average Life of the Class A Certificates

   The following information is given solely to illustrate the effect of prepayments of the Mortgage Loans on the estimated weighted average life of the Class A Certificates under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Mortgage Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A Certificates will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes reductions of principal resulting from unscheduled full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions and repurchases by or on behalf of the Company), the rate at which Excess Spread is distributed to holders of the Class A Certificates, and the extent to which any Overcollateralization Reduction Amount is deposited into the Reserve Fund as described herein.

   Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is a Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month. As used in the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The Company makes no representations about the appropriateness of the CPR model.

   Modeling Assumptions. For purposes of preparing the tables below, the following assumptions (the "Modeling Assumptions") have been made.
                            --------------------

  (i) all scheduled principal payments on such mortgage loans are timely received on the first day of a Due Period, which will begin on the first day of each month and end on the thirtieth day of the month, with the first Due Period commencing on October 1, 1996, and no delinquencies or losses occur on such mortgage loans;

  (ii) the scheduled payments on the mortgage loans have been calculated on the outstanding principal balance (prior to giving effect to prepayments), the Mortgage Rate and the remaining term to stated maturity such that the mortgage loans will fully amortize by their remaining term to stated maturity;

 (iii) all scheduled payments of interest and principal have been made through the Cut-Off Date;

  (iv) the Mortgage Loans prepay monthly at the specified percentages of CPR and no optional termination of the Class A Certificates occurs;

  (v)  prepayments include 30 days of interest thereon;

  (vi) the Class A Certificates are issued on October 30, 1996 and each year will consist of 360 days;

  (vii) cash distributions are received by the Class A Certificateholders on the 25th day of each month, commencing in November 1996;

 (viii) the Required Overcollateralization Amount will equal $2,073,650 and will be reduced or increased in accordance with the Pooling and Administration Agreement;

   (ix) the applicable Certificate Insurer Premium for the Class A Certificates has been added to the Certificate Interest Rate for such Certificates;

    (x) the Net Mortgage Rate for the Certificated Mortgage Loans is equal to the applicable Mortgage Rate, less the applicable Servicing Fee, the Underlying Administrator's Fee, the Underlying Trus tee's Fee, the premium for the applicable Mortgage Pool Insurance Policy, and the premium for the applicable Special Hazard Policy;

   (xi) the Net Mortgage Rate for the Underlying Mortgage Loans is equal to the applicable Mortgage Rate, less the applicable Underlying Servicing Fee, the Administrator's Fee and the Trustee's Fee;

  (xii) the levels of One-Month LIBOR, six-month LIBOR, CMT, WAA and COFI remain constant at 5.375%, 5.625%, 5.57%, 5.31% and 4.83%, respectively;

 (xiii) no reinvestment income from any Trust Fund account is earned and available for distribution; and

  (xiv) the Mortgage Loans consist of 37 Mortgage Loans having the following characteristics:

                  [Remainder of Page Intentionally Left Blank]


                                 Initial
Mortgage                        Mortgage     Net Mortgage        Remaining        Original Term of
Loan                            Interest      Interest            Term to           Amortization
Number      Principal Balance   Rate (%)       Rate (%)     Maturity (in months)     (in months)
----------  -----------------  -----------  --------------  --------------------  -----------------
 1             $29,963,272.52     8.3691          7.4894                    330                360
 2              18,403,708.65     8.5091          7.6067                    331                360
 3              19,524,401.32     8.4598          7.5798                    329                360
 4              16,115,812.91     8.5761          7.7105                    329                360
 5              15,264,304.42     8.6928          7.8258                    329                360
 6              31,195,269.45     8.5203          7.6416                    330                360
 7                 412,137.74     7.0000          6.5900                    349                360
 8                 881,593.45     6.8830          6.4730                    350                360
 9              15,968,511.30     6.9090          6.4901                    351                360
10              21,606,872.97     6.9210          6.5110                    348                356
11                 627,741.68     6.9490          6.5390                    353                360
12               3,052,607.64     6.9690          6.5590                    354                360
13              35,456,040.94     7.0970          6.6870                    355                360
14               3,840,894.73     7.7670          7.4820                    338                360
15               6,419,750.78     7.9060          7.6210                    338                360
16               5,593,960.19     8.1620          7.8770                    339                360
17               2,659,701.75     8.3990          8.1140                    335                360
18               6,800,248.66     8.4650          8.1800                    336                360
19              10,036,425.86     8.1220          7.8370                    336                360
20                 235,312.52     7.5000          7.2150                    355                360
21               1,585,910.46     7.5580          7.2730                    356                360
22                 255,910.88     7.3750          7.0900                    357                360
23                 356,737.47     8.6250          8.3400                    192                289
24                 421,956.50     8.4370          8.1520                    300                360
25                 621,769.68     8.1897          7.9047                    328                360
26               1,444,398.56     8.5225          8.2375                    325                359
27               2,313,231.38     8.3313          8.0463                    326                360
28               3,864,819.86     8.0640          7.7790                    326                360
29               5,023,913.86     7.9832          7.6982                    324                355
30               3,941,224.10     7.8292          7.5442                    330                360
31                 436,729.42     8.0729          7.7879                    313                360
32                  60,623.69     8.6250          8.3400                    332                360
33                 317,688.84     8.9682          8.6832                    329                360
34               3,594,513.33     7.2260          6.8160                    312                387
35                  44,431.57     8.3750          7.9650                    295                360
36                 325,233.53     8.2500          7.8400                    319                360
37                  42,416.47     7.9200          7.5100                    213                360

The tables on the following page indicate at the specified percentages of CPR the corresponding weighted average life of the Class A Certificates.



                  [Remainder of Page Intentionally Left Blank]

            Percent of Original Class Principal Balance Outstanding
                    at the Following Percentages of CPR (1)


Distribution Date                   10%    15%    20%    25%    30%    35%    40%
-----------------                   ---    ---    ---    ---    ---    ---    ---
                                                       Class A
                                                       -------
Initial Balance...............     100    100    100    100    100    100    100
October 1997..................      88     83     78     74     69     64     59
October 1998..................      79     70     62     54     47     41     35
October 1999..................      70     59     49     40     33     26     21
October 2000..................      62     49     39     30     23     17     12
October 2001..................      55     41     30     22     16     11      7
October 2002..................      49     35     24     16     11      7      4
October 2003..................      43     29     19     12      7      4      2
October 2004..................      38     24     15      9      5      3      1
October 2005..................      34     20     12      6      3      2      1
October 2006..................      30     17      9      5      2      1      *
October 2007..................      26     14      7      3      1      *      *
October 2008..................      23     11      5      2      1      *      *
October 2009..................      20      9      4      2      1      *      *
October 2010..................      17      8      3      1      *      *      *
October 2011..................      15      6      2      1      *      *      *
October 2012..................      13      5      2      *      *      *      *
October 2013..................      11      4      1      *      *      *      *
October 2014..................       9      3      1      *      *      *      *
October 2015..................       8      2      1      *      *      *      *
October 2016..................       6      2      *      *      *      *      *
October 2017..................       5      1      *      *      *      *      *
October 2018..................       4      1      *      *      *      *      *
October 2019..................       3      1      *      *      *      *      *
October 2020..................       2      *      *      *      *      *      *
October 2021..................       2      *      *      *      *      *      *
October 2022..................       1      *      *      *      *      *      *
October 2023..................       *      *      *      *      *      *      *
October 2024..................       0      0      0      0      0      0      0
October 2025..................       0      0      0      0      0      0      0
Weighted Average Life (2) with
  No Optional Termination.....    7.63   5.47   4.15   3.29   2.68   2.24   1.90
  Optional Termination:.......    7.24   5.06   3.81   3.00   2.44   2.04   1.73

___________

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class A Certificate is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date,
     (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

   These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.


                     DESCRIPTION OF BOOK ENTRY PROCEDURES

   The Book Entry Certificates will be represented by one or more certificates registered in the name of the nominee of The Depository Trust Company (the "Clearing Agency"). The Clearing Agency will maintain book entry records of ownership, transfers and pledges of the Book Entry Certificates only in the names of its participants and indirect participants (the "Clearing Agency Participants"), which include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Prior to Book Entry Termination (as defined below), Beneficial Owners who are not Clearing Agency Participants may transfer and pledge their interests in the Book Entry Certificates, and exercise any other rights and remedies of Certificateholders, only through Clearing Agency Participants or other entities that maintain relationships with Clearing Agency Participants. The Clearing Agency may charge its customary fee to Clearing Agency Participants in connection with any such transfers and pledges.

   Distributions of principal and interest on the Book Entry Certificates will be made on each Distribution Date by the Trustee to the Clearing Agency. The Clearing Agency will be responsible for crediting the amount of such payments to the accounts of the applicable Clearing Agency Participants in accordance with the Clearing Agency's normal procedures. Each Clearing Agency Participant will be responsible for disbursing such payments to the beneficial owners of the Book Entry Certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the Book Entry Certificates that it represents.

   The Book Entry Certificates will be issued in definitive, registered form to Beneficial Owners or their nominees, and thereupon such Beneficial Owners will become Class A Certificateholders if, and only if, one of the following events occurs (any such event being referred to as "Book Entry Termination"): (i) the Clearing Agency or the Company advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as a clearing corporation with respect to the Book Entry Certificates and the Company and the Trustee are unable to engage a qualified successor to serve as the Clearing Agency, (ii) the Clearing Agency Participants, at the direction of Beneficial Owners representing a majority of the outstanding principal amount of the Book Entry Certificates, advise the Trustee in writing that the continuation of a book entry system is no longer in the best interests of Beneficial Owners, or (iii) the Company, at its option, advises the Trustee that it elects to terminate the book entry system. Upon Book Entry Termination, Beneficial Owners will become registered Class A Certificateholders and will deal directly with the Trustee with respect to transfers, notices and payments.

   The Clearing Agency has advised the Company and the Trustee that, prior to Book Entry Termination, the Clearing Agency will take any action permitted to be taken by a Class A Certificateholder under the Pooling and Administration Agreement only at the direction of one or more Clearing Agency Participants to whom the Book Entry Certificates are credited in an account maintained by the Clearing Agency. The Clearing Agency has advised that it will take such action with respect to any principal amount of the Book Entry Certificates only at the direction of and on behalf of Clearing Agency Participants with respect to those principal amounts of such Book Entry Certificates.

   Issuance of the Book Entry Certificates offered hereby in book entry form rather than as physical certificates may adversely affect the liquidity of the Book Entry Certificates in the secondary market and the ability of Beneficial Owners to pledge them. In addition, prior to Book Entry Termination, distributions on the Book Entry Certificates will be made by the Trustee to the Clearing Agency and the Clearing Agency will credit such distributions to the accounts to its Participants, which will further credit them to the accounts of indirect participants or Beneficial Owners. As a result, Beneficial Owners may experience delays in the receipt of such distributions. See "Risk Factors--Book Entry Registration" and "Description of the Certificates--Book Entry Registration" in the Prospectus.

                                    THE COMPANY

General

   The Company is a Delaware corporation and a wholly-owned limited purpose finance subsidiary of Capstead Inc., a Delaware corporation ("CI"). The Company was originally incorporated on January 4, 1993. The principal executive office of the Company is located at 2711 N. Haskell, Suite 1000, Dallas, Texas 75204, telephone (214) 874-2500. See "The Company" in the Prospectus.

   Capstead Mortgage Corporation ("CMC") owns all of the outstanding non-voting preferred stock of CI. CMC and CI are the sole general partners of CMC Investment Partnership, a Texas general partnership (the "Partnership"). On or prior to the Closing Date, CI will acquire the Underlying Certificates from CMC and the Partnership, and the Company will in turn acquire the Underlying
Certificates from CI.   In addition, on the Closing Date, the Company will
acquire the Underlying Mortgage Loans from Paine Webber Real Estate Securities, Inc., an affiliate of the Underwriter.

Delinquency and Foreclosure Statistics of CMC's Total Investment Portfolio and CMC's Adjustable Rate Mortgage Investment Portfolio

   The following tables set forth certain information concerning CMC's delinquency and Loan Loss experience with respect to the first lien, residential mortgage loans in CMC's total investment portfolio and adjustable rate mortgage loan investment portfolio (which portfolio includes mortgage loans owned by the Partnership, and mortgage loans which back collateralized mortgage obligations and pass-through certificates issued or sold by subsidiaries of CMC and CI). CMC's adjustable rate mortgage loan investment portfolio includes other types of adjustable rate mortgage loans in addition to adjustable rate mortgage loans such as the Mortgage Loans.



                  [Remainder of Page Intentionally Left Blank]

             DELINQUENCY AND FORECLOSURE STATISTICS AS PERCENTAGES
                           OF CMC'S TOTAL PORTFOLIO


                                                     As of September 30,
                                      ---------------------------------------------------
                                                 1996                       1995
                                      -------------------------   -----------------------
                                                      Dollar                     Dollar
                                      Number of     amount of      Number of   amount of
                                      mortgage      mortgage       mortgage    mortgage
                                      loans           loans          loans       loans
                                      ---------   --------------   ---------   ----------
     Period of Delinquency                             (% of Portfolio)
     --------------------------
30-59 days delinquent                   1.89%            1.84%         2.27%        2.22%
60-89 days delinquent                   0.57             0.55          0.49         0.50
90 + days delinquent                    0.77             0.80          1.22         1.29
Foreclosures pending                    1.55             1.74          2.27         2.42
                                       -----             ----          ----         ----
             Total                      4.78%            4.93%         6.25%        6.43%
                                       =====             ====          ====         ====

Foreclosed Loans(1)                     0.87%            0.89%         0.84%        0.84%
                                        ----            -----          ----         ----

                                                         As of December 31,
                                                 1994                     1993
                                        -----------------------   ----------------------
                                                         Dollar                     Dollar
                                         Number of     amount of      Number of   amount of
                                         mortgage      mortgage       mortgage    mortgage
                                         loans           loans          loans       loans
                                         ---------   --------------   ---------   ----------
     Period of Delinquency                              (% of Portfolio)
     --------------------------
30-59 days delinquent                      2.09%        2.12%           2.05%        2.11%
60-89 days delinquent                      0.55         0.55            0.52         0.53
90 + days delinquent                       0.69         0.77            0.44         0.45
Foreclosures pending                       2.38         2.34            1.74         1.87
                                           ----         ----            ----         ----
             Total                         5.71%        5.78%           4.75%        4.96%
                                           ====         ====            ====         ====

Foreclosed Loans(1)                        1.38%        1.52%           0.74%        0.57%
                                           ----         ----            ----         ----

                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio                  23,597   $6,597,390,343      26,391   $7,507,373
Liquidated Foreclosed Loans (2)          308       84,223,560         651   $  208,808
Loan Losses(3)                            --       28,502,001          --   $   63,033

                                                  (Dollar Amounts in Thousands)
Total Loan Portfolio                  29,849       $8,665,477      28,391   $8,507,049
Liquidated Foreclosed Loans (2)          618       $  195,872         189   $   56,445
Loan Losses(3)                            --       $   66,738          --   $   15,479

(1) For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties, the title to which had been acquired and which had not been liquidated by the end of the period indicated.

(2) Liquidated Foreclosed Loans are for the nine month period ended on September 30, 1996 and for the one year periods ended on the other dates set forth above. For purposes of these tables, Liquidated Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired and which had been liquidated during the period indicated.

(3) Loan losses are for all mortgage loans liquidated during the nine month period ended on September 30, 1996 and during the one year periods ended on the other dates set forth above. For this purpose a loan loss for any mortgage loan is generally equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to such mortgage loan and (b) all amounts received in connection with liquidation of the related mortgage property (including primary mortgage insurance, hazard insurance or other insurance available for specific mortgage properties), but excluding amounts received from mortgage pool or special hazard insurance, bankruptcy bonds or other forms of credit enhancement.

             DELINQUENCY AND FORECLOSURE STATISTICS AS PERCENTAGES
               OF CMC'S ADJUSTABLE RATE MORTGAGE LOAN PORTFOLIO

                                As of September 30,                                   As of December 31,
                               --------------------           ----------------------------------------------------------------

                                        1996                      1995                      1994                      1993
                               -----------------------   -----------------------  ------------------------  -----------------------
                                            Dollar                      Dollar                   Dollar                    Dollar
                               Number of   amount of     Number of    amount of   Number of    amount of    Number of    amount of
                               mortgage    mortgage      mortgage      mortgage   mortgage     mortgage     mortgage      mortgage
                                 loans       loans         loans        loans       loans        loans        loans        loans
                               ---------   -----------   ---------   -----------  ---------  -------------  ---------  ------------
   Period of Delinquency                                                 (% of Portfolio)
   ---------------------
30-59 days delinquent.....       2.77%           2.75%      3.18%         3.21%      2.85%          2.98%      2.98%           3.12%
60-89 days delinquent.....       0.93            0.94       0.72          0.75       0.70           0.75       0.70            0.71
90 + days delinquent......       1.37            1.41       2.12          2.26       1.02           1.17       1.01            1.11
Foreclosures pending......       2.37            2.69       3.87          4.25       3.45           3.55       3.42            3.47
  Total...................       7.44%           7.79%      9.89%        10.47%      8.02%          8.45%      8.11%           8.41%
                                 -----           -----      -----        ------      -----          -----      -----           -----


Foreclosed Loans(1).......       1.75%           1.77%      1.61%         1.70%      2.06%          2.37%      1.07%           0.89%
                                 =====           =====      =====         =====      =====          =====      =====           =====

                                                                  (Dollar Amounts in Thousands)

Total Loan Portfolio......      7,610  $2,124,495,972      9,158    $2,597,213     11,180     $3,246,122      8,800      $2,747,058

Liquidated Foreclosed             193      56,275,574        341    $  114,856        167     $   57,536         21      $    8,267

 Loans(2).................

Loan Losses(3)............        ---      12,917,052        ---    $   34,791        ---     $   19,095        ---      $    1,930



---------------------
(1) For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties, the title to which had been acquired and which had not been liquidated by the end of the period indicated.

(2) Liquidated Foreclosed Loans are for the nine month period ended on September 30, 1996 and for the one year periods ended on the other dates set forth above. For purposes of these tables, Liquidated Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired and which had been liquidated during the period indicated.

(3) Loan losses are for all mortgage loans liquidated during the nine month period ended on September 30, 1996 and during the one year periods ended on the other dates set forth above. For this purpose a loan loss for any mortgage loan is generally equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to such mortgage loan and (b) all amounts received in connection with liquidation of the related mortgage property (including primary mortgage insurance, hazard insurance or other insurance available for specific mortgage properties), but excluding amounts received from mortgage pool or special hazard insurance, bankruptcy bonds or other forms of credit enhancement.

       For CMC's investment portfolio as a whole, total mortgage loan delinquencies generally have increased since January 1, 1993. Although these increases may be due to a variety of factors, the Company believes a general downturn in the California economy, resulting in increased unemployment and reduced property values, is a contributing factor to the increases in these categories. Two other factors may be contributing to the increases in the percentages of delinquencies. A number of mortgage loans have been refinanced with other lenders and it is less likely that delinquent mortgage loans can be refinanced as compared to current mortgage loans, thus increasing the percentage of the remaining portfolio consisting of delinquent mortgage loans. Additionally, CMC has not been adding a substantial number of loans to its portfolio, and as a result the aging of the existing portfolio may result in a higher percentage of delinquent mortgage loans.

       No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Adverse economic conditions (which may or may not affect real property values) may affect the timely payments by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties by a lender, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than the rates indicated in the tables above. To the extent that such losses occur in connection with the Mortgage Loans and are not otherwise covered by a Primary Mortgage Insurance Policy or a Standard Hazard Insurance Policy, or, in the case of the Certificated Mortgage Loans, a Mortgage Pool Insurance Policy or amounts available in applicable Special Hazard Account (including proceeds from the applicable Special Hazard Policy) and the applicable Bankruptcy Account described herein, they will be passed through as losses on the Class A Certificates and such losses will be borne by the Class A Certificateholders unless they are covered as Insured Payments under the Certificate Insurance Policy.


                     POOLING, ADMINISTRATION AND SERVICING

       The following summaries describe certain provisions of the Pooling and Administration Agreement and the Underlying Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling and Administration Agreement or the Underlying Agreements, as applicable. Where particular provisions or terms used in the Pooling and Administration Agreement or the Underlying Agreements are referred to, such provisions or terms are as specified in the applicable agreement. Except as described below or referred to below, the summaries under "Pooling and Administration" in the Prospectus are not applicable to the Pooling and Administration Agreement or the Underlying Agreements. Copies of the Pooling and Administration Agreement and the Underlying Agreements will be filed as exhibits to the Company's Current Report on Form 8-K within 15 days after the Closing Date.

Acquisition and Assignment of the Mortgage Assets

       On the Closing Date, the Company will acquire (i) the Underlying Certificates from CI and (ii) the Underlying Mortgage Loans from PWRES. Pursuant to the Pooling and Administration Agreement, the Company will cause the Mortgage Assets to be assigned to the Trustee together with all principal and interest distributable thereunder on and after the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Company in exchange for the Mortgage Assets. The Mortgage Loans will be identified in a schedule appearing as an exhibit to the Pooling and Administration Agreement. See "Pooling and Administration--Assignment of Mortgage Assets--Assignment of Agency Securities, Private Mortgage-Backed Securities and Other Mortgage Securities" in the Prospectus.

The Administrator and the Underlying Administrator

       CMC will act as the REMIC Administrator and the Administrator under the Pooling and Administration Agreement and the Underlying Administrator under each Underlying Agreement. As compensation for its services under the Underlying Agreements, the Underlying Administrator will be entitled to a monthly administration fee on each Certificated Mortgage Loan for which the related monthly interest payment is received (the "Underlying Administrator's Fee") equal to not more than 0.060% per annum of the outstanding principal balance of such Certificated Mortgage Loan. The Underlying Administrator is also entitled to receive, as additional compensation, the amount of any compensating interest paid by the Servicers with respect to full or partial prepayments on the Certificated Mortgage Loans.

       As compensation for its services under the Pooling and Administration Agreement, the Administrator will be entitled to a monthly administration fee on each Underlying Mortgage Loan for which the related monthly interest payment is received (the "Administrator's Fee") equal to 0.0285% per annum of the outstanding principal balance of such Underlying Mortgage Loan.

Resignation of the Underlying Administrator and the Administrator

       The Underlying Administrator may not resign from its obligations as Underlying Administrator under the Underlying Agreements, unless a successor has accepted an appointment and unless satisfactory evidence has been furnished to S&P that such resignation and succession will not adversely affect the ratings of the Underlying Certificates. In addition, the Administrator may not resign from its obligations as Administrator under the Pooling and Administration Agreement, unless a successor has accepted an appointment and unless satisfactory evidence has been furnished to the Rating Agencies that such resignation and succession will not adversely affect the rating of the Certificates (determined without regard to the Certificate Insurance Policy) and unless the Certificate Insurer consents thereto.

Administration of the Certificate Account

       For a summary of the provisions of the Pooling and Administration Agreement applicable to the Certificate Account see "Pooling and Administration--Administration of the Certificate Account" in the Prospectus. Notwithstanding anything to the contrary in the Prospectus, only amounts distributed on the Mortgage Assets, reinvestment income thereon, and Insured Payments will be deposited in the Certificate Account. Distributions on the Underlying Certificates and the Underlying Mortgage Loans will be accounted for separately but will not be segregated in the Certificate Account. Reinvestment income from amounts on deposit in the Certificate Account will be paid as a fee (the "REMIC Administrator's Fee") to the REMIC Administrator as sole compensation for administration of the Series 1996-C REMIC.

The Trustee and the Underlying Trustee

       Texas Commerce Bank National Association ("TCB") will act as Trustee under the Pooling and Administration Agreement and will be entitled to receive a fee for such services (the "Trustee Fee") as set forth therein. In addition, TCB will act as Underlying Trustee under each of the Underlying Agreements and will be entitled to receive a fee for such services (the "Underlying Trustee Fee") as set forth therein. For a summary of the provisions of the Pooling and Administration Agreement and each Underlying Agreement applicable to the Trustee and the Underlying Trustee, see "Pooling and Administration--The Trustee" in the Prospectus, except that reference to the "Administrator" and "Events of Default" therein are inapplicable. The Pooling and Administration Agreement provides that any Trustee must also be the Underlying Trustee.

Reports to Certificateholders

       Concurrently with each distribution on the Class A Certificates on each Distribution Date, the Trustee will mail to the record holder of the Class A Certificates a statement generally setting forth, among other things:

       (i)    the aggregate amount of such distribution allocable to principal;


       (ii) the amount of such distribution allocable to interest, including any Interest Carryforward Amount;


       (iii)  the amount of such distribution allocable to Excess Spread;


       (iv) the Required Overcollateralization Amount and any the amount of any Overcollateralization Reduction Amount or Excess Spread deposited into the Reserve Fund on such Distribution Date;

       (v) the amount of any Insured Payment made by the Certificate Insurer on such Distribution Date;

       (vi) the Class Certificate Principal Balance of the Class A Certificates after giving effect to distributions on such Distribution Date;

       (vii) as of the most recent date for which information was available, the aggregate principal balance and number of 92GA Certificated Mortgage Loans, 94UA Certificated Mortgage Loans and Underlying Mortgage Loans which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, (b) were in foreclosure, or (c) constituted real estate owned;

       (viii) the amount of coverage at the Cut-off Date and the amount of coverage then remaining under the GEMICO Pool Policy, the UGIC Pool Policy, the 92GA Special Hazard Account, the 94UA Special Hazard Account, the 92GA Bankruptcy Account and the 94UA Bankruptcy Account;

       (ix) the amount of any Interest Shortfalls or Relief Act Shortfalls applicable to the Mortgage Loans;

       (x) the aggregate outstanding principal balance as of such Distribution Date of the Mortgage Loans; and

       (xi) the Net WAC and weighted average remaining stated term to maturity of the Mortgage Loans.


       The Trustee or the Company will also furnish annually customary information deemed necessary for Class A Certificateholders to prepare their tax returns.

Representations and Warranties

       The Certificated Mortgage Loans were acquired by the Partnership from certain entities (the "Sellers") and were subsequently sold to CCC in order to form the Underlying Certificates. In connection with the Partnership's acquisition of the Certificated Mortgage Loans, the related Sellers made certain representations and warranties to the Partnership. Such representations and warranties are substantially similar to those described in the Prospectus under "Pooling and Administration--Assignment of Mortgage Assets" as being made by a Seller to the Partnership. Remedies in respect of breaches of any such representations and warranties are available to the Trustee as described below. In addition to the Seller's representations and warranties, the Certificated Mortgage Loans are the subject of certain other representations and warranties made by the Servicers. Such representations and warranties are substantially similar to those described in the Prospectus under "Pooling and Administration-- Assignment of Mortgage Assets" as being made by a Servicer. CCC represented and warranted in the Underlying Agreement that, as of the applicable cut-off dates relating to the formation of the Underlying Certificates, the representations and warranties of the Sellers and Servicers with respect to such Certificated Mortgage Loans were true and correct. The remedies in respect of breaches of such representations and warranties are available to the Trustee as described below.

       The Underlying Mortgage Loans were acquired by the Company from Paine Webber Real Estate Securities Inc., an affiliate of the Underwriter ("PWRES"), pursuant to the terms of a Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement") dated as of the Closing Date between the Company and PWRES. Under the Mortgage Loan Purchase Agreement, PWRES made certain representations and warranties to the Company regarding certain of the Underlying Mortgage Loans and assigned certain representations and warranties of the Underlying Sellers regarding certain of the Underlying Mortgage Loans to the Company. Remedies in respect of breaches of any such representation and warranties are available to the Trustee as described below.

       Upon the discovery by the Trustee, the Administrator or the Certificate Insurer of a material breach of any representation or warranty made in respect of a Mortgage Loan as described above or of a material defect in the mortgage documents relating to such Mortgage Loan, the Company, the applicable Seller, Servicer, Underlying Seller or PWRES (as the case may be) will be obligated to cure such breach or repurchase such Mortgage Loan from the Trust Fund at a price equal to 100% of the then outstanding principal amount thereof plus accrued interest thereon to the day prior to the date of such repurchase; provided, however, that the obligation of PWRES to repurchase any Underlying Mortgage Loan originated by CalFed or First California shall expire on the date which is 18 months after the Closing Date; provided further, however, that the obligation of the Company to repurchase Certificated Mortgage Loans that are Fraudulent Mortgage Loans (as defined in the Prospectus) shall be limited to an amount equal to GEMICO's or UGIC's liability under the applicable fraud waiver letter issued in connection with the applicable Mortgage Pool Insurance Policy (each, a "Fraud Waiver Letter"). For purposes of the foregoing, the Company shall be deemed to have satisfied its repurchase obligation with respect to a Fraudulent Mortgage Loan to the extent that the Company or CMC repurchases any such Fraudulent Mortgage Loan or GEMICO or UGIC purchases such Fraudulent Mortgage Loan or pays a loss with respect to such Fraudulent Mortgage Loan pursuant to the applicable Fraud Waiver Letter. In addition, the Sellers and the Servicers have agreed to indemnify the Partnership against any loss or liability incurred by the Trustee on account of any material breach of any representation or warranty made pursuant to the applicable loan sale agreements, or Servicing Agreements, and

PWRES has agreed to indemnify the Company against any loss or liability incurred by the Trustee on account of any material beach of any representation or warranty made or passed through by PWRES under the Mortgage Loan Purchase Agreement. The repurchase obligations of the Partnership, the Company, the Sellers, the Servicers, the Underlying Sellers and PWRES and certain indemnification obligations of PWRES and/or the Underlying Sellers under the Mortgage Loan Purchase Agreement constitute the sole remedy available to the Certificateholders or the Trustee for a material breach of their respective representations and warranties or for a material defect in the mortgage loan documents.

Amendment

       For a summary of the provisions of the Pooling and Administration Agreement and each Underlying Agreement applicable to amendments, see "Pooling and Administration--Amendment" in the Prospectus.

Termination

       The Administrator may, at its option and with the consent of the Certificate Insurer, repurchase all of the Mortgage Assets on any Distribution Date on which the Pool Principal Balance is equal to or less than ten percent (10%) of the Pool Principal Balance on the Cut-off Date. In such event, the purchase price shall be equal to 100% of the outstanding aggregate principal amount of the Mortgage Loans, plus accrued and unpaid interest thereon at the weighted average of the Net Mortgage Rates thereof to the date of such repurchase. The Underlying Agreement provides that the Company may not repurchase the Certificated Mortgage Loans and thereby effect the early retirement of the Underlying Certificates until the Certificates have been retired.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Loans

       The Underlying Trustee is required to pay the premiums for the Mortgage Pool Insurance Policies with respect to the Certificated Mortgage Loans from amounts available in the applicable Certificate Account with respect to the Underlying Certificates (each, an "Underlying Certificate Account"). In addition, the Underlying Trustee is required to pay premiums for the Special Hazard Policies from amounts available in the applicable Underlying Certificate Account unless coverage under such policies has been exhausted through payment of claims or alternative coverage for special hazards has been provided. The Trustee is required to pay the Certificate Insurer Premium from amounts available in the Certificate Account.

       In the event that defaults occur with respect to the Mortgage Loans that are not covered by the Mortgage Pool Insurance Policies, any Primary Mortgage Insurance Policies, or amounts available in the Special Hazard Accounts (including proceeds under the Special Hazard Policies) or the Bankruptcy Accounts, or claims are either not made or not paid under such policies, or if coverage thereunder has ceased, a loss to the Class A Certificateholders will occur to the extent that the Net Liquidation Proceeds from the liquidation of a defaulted Mortgage Loan are less than the principal balance of such defaulted Mortgage Loan, unless such loss is covered as an Insured Payment under the Certificate Insurance Policy.

       Each Servicer will maintain a Primary Mortgage Insurance Policy with respect to each Mortgage Loan serviced by it for which such coverage is required. Further, each Servicing Agreement requires the related Servicer to cause to be maintained for each Mortgage Loan serviced by it a Standard Hazard Insurance Policy providing fire and extended coverage. Each Servicing Agreement also requires that a Title Insurance Policy be in effect on each of the Mortgaged Properties with respect to the Mortgage Loans subject to such Servicing Agreement.

       The Underlying Administrator will prepare and file claims to the respective issuers of the Mortgage Pool Insurance Policies and the Special Hazard Insurance Policies. Each Servicer, with respect to each Mortgage Loan serviced by it, will present claims to any primary insurer under any related Primary Mortgage Insurance Policy and to the hazard insurer under any related Standard Hazard Insurance Policy. All collections under the Mortgage Pool Insurance Policies, any related Primary Mortgage Insurance Policy, any related Standard Hazard Insurance Policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property), and the Special Hazard Policies will be deposited with the Trustee.

Servicing of the Mortgage Loans

       All of the Certificated Mortgage Loans will be serviced by servicers (each such servicer being referred to as a "Servicer") pursuant to servicing agreements between each such Servicer and the Partnership (the "Servicing Agreements"). The Partnership has assigned all of its right, title and interest in the Servicing Agreements with respect to the Certificated Mortgage Loans to the Company and the Company has, in turn, assigned such rights to the Underlying Trustee pursuant to the Underlying Agreement.

       Pursuant to the Servicing Agreements, on the eighteenth day of each month, or if such day is not a business day, the preceding business day (the "Remittance Date"), the Servicers will remit to the Underlying Trustee payments (including prepayments) of principal, together with interest at a rate (the "Remittance Rate") equal to the Mortgage Rate borne by the Mortgage Loans less the related Servicer's servicing fee. Under the Servicing Agreements, the Servicers are required to make Monthly Advances on delinquent Certificated Mortgage Loans through the month following the month of final liquidation of such Certificated Mortgage Loans. No Servicer is required to make a Monthly Advance that is deemed by such Servicer, with the concurrence of the Administrator, to be a Nonrecoverable Advance (as defined in the Prospectus). All remittances from a Servicer with respect to a Certificated Mortgage Loan will be deposited to a trust account (the "Underlying Certificate Account") established by and maintained with the Underlying Trustee pursuant to the applicable Underlying Agreement. Funds in the Underlying Certificate Account will be invested from time to time in Permitted Instruments maturing on or before the next Underlying Certificate Distribution Date. The only funds available to make distributions on an Underlying Certificate and to pay related expenses will be payments (including Principal Prepayments and Monthly Advances) on the related Certificated Mortgage Loans. As described herein, a Principal Prepayment includes certain payments by the Mortgagor, Insurance Proceeds and Net Liquidation Proceeds. Funds or Permitted Instruments in the Underlying Certificate Account will be applied on the Underlying Certificate Distribution Date to distribute principal and interest (at the Pass-Through Rate) on the Underlying Certificates to the Underlying Trustee and to pay fees and certain expenses of, and reimbursements to, the Underlying Trustee, the Underlying Administrator, the applicable Pool Insurer and the Special Hazard Insurer.

       The Underlying Mortgage Loans will be serviced by GMAC Mortgage Corporation of PA ("GMAC"), First Nationwide Mortgage Corporation ("FNMC") or Capstead Inc., the parent corporation of the Company ("CI" and, together with GMAC and FNMC, the "Underlying Servicers") pursuant to servicing agreements between GMAC, FNMC, or CI, as Underlying Servicer, the Company, as owner, and CMC, as Administrator (the "Underlying Servicing Agreements"). The Company has assigned all of its right, title and interest in the Underlying Servicing Agreements with respect to the Underlying Mortgage Loans pursuant to the Pooling and Administration Agreement.

       Pursuant to the Underlying Servicing Agreements, on the eighteenth day of each month, or if such day is not a business day, the preceding business day (the "Remittance Date"), the Underlying Servicers will remit to the Trustee payments (including prepayments) of principal, together with interest at a rate (the "Remittance Rate") equal to the Mortgage Rate borne by the Mortgage Loans less the related servicing fee. Pursuant to the Underlying Servicing Agreements, the Underlying Servicers, other than GMAC, are required to make Monthly Advances on delinquent Underlying Mortgage Loans through the month of final liquidation of such Underlying Mortgage Loans. Pursuant to its Underlying Servicing Agreement, GMAC is required to make Monthly Advances on delinquent Underlying Mortgage Loans only through foreclosure of such Underlying Mortgage Loans. No Underlying Servicer is required to make a Monthly Advance that is deemed by such Underlying Servicer, with the concurrence of the Administrator, to be a Nonrecoverable Advance. The Administrator will be required to make Monthly Advances only to the extent that a Servicer (or Underlying Servicer, as applicable) would be required to make such advances. All remittances from the Underlying Servicers with respect to an Underlying Mortgage Loan will be deposited to a trust account (the "Certificate Account") established by and maintained with the Trustee under the Pooling and Administration Agreement. Funds in the Certificate Account will be invested from time to time in Permitted Instruments maturing on or before the next Distribution Date. The only funds available to make distributions on the Class A Certificates and to pay related expenses will be payments (including Principal Prepayments and Monthly Advances) on the Underlying Mortgage Loans, distributions on the Underlying Certificates and payments of Insured Payments under the Certificate Insurance Policy. As described herein, a Principal Prepayment includes certain payments by the Mortgagor, Insurance Proceeds and Net Liquidation Proceeds. Funds or Permitted Instruments in the Certificate Account will be applied on each Distribution Date to distribute principal and interest (at the Certificate Interest Rate) on the Class A Certificates to the Certificateholders and to pay fees and certain expenses of, and reimbursements to, the Trustee, the Administrator and the Certificate Insurer.

Servicing Compensation

       As compensation for its servicing duties under the related Servicing Agreement, each Servicer will be entitled to a monthly servicing fee on each Certificated Mortgage Loan serviced by it (the "Servicing Fee") equal to no more than 0.375% per annum of the outstanding principal balance of such Certificated Mortgage Loan. In addition, as compensation for its servicing duties under the related Underlying Servicing Agreement, each Underlying Servicer will be entitled to a monthly servicing fee on each Underlying Mortgage Loan serviced by it (the "Underlying Servicing Fee") generally equal to no more than 0.375% per annum of the outstanding principal balance of such Underlying Mortgage Loan. In addition to the primary compensation, each Servicer and each Underlying Servicer will be entitled to retain all assumption underwriting fees and late payment charges, to the extent collected from the related Mortgagors.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       For federal income tax purposes, a REMIC election will be made with respect to a portion of the Trust Fund (the "Series 1996-C REMIC"). The Class A Certificates will be considered to represent beneficial interests in the "regular interests" (designated as the "Class A Regular Interests") in the Series 1996-C REMIC.

       The Class A Certificates, except to the extent of any Interest Carryforward Amounts and any amounts of interest received in excess of the weighted average of the Net Mortgage Rates of the Mortgage Loans (such amounts being referred to herein as the "Additional Interest Distribution Amounts"), will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the portion of the Class A Regular Interests will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(5) of the Code, in each case to the extent described in the Prospectus. Interest on such portion of the Class A Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that such portion of the Class A Certificates are treated as real estate assets. See "Certain Federal Income Tax Consequences" in the Prospectus.

       Each holder of a Class A Certificate is deemed to own an undivided beneficial ownership in two assets: (i) the Class A Regular Interests, and (ii) an interest rate cap contract (a "Cap Agreement"). The Cap Agreement with respect to the Class A Certificates is not included in the Series 1996-C REMIC. The treatment of amounts received by a Class A Certificateholder under such Certificateholder's right to receive Additional Interest Distribution Amounts will depend on the portion of such Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each Class A Certificateholder must allocate its purchase price for the Class A Certificates between its undivided interest in the Class A Regular Interests and its undivided interest in the Cap Agreement in accordance with the relative fair market values of each property right. Payments made to the Class A Certificates under the Cap Agreement will be included in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations (as defined in the Prospectus) (which technically do not apply to REMIC regular interests) provide that the issuer's allocations of the issue price are binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the issuer's allocation. Holders of the Class A Certificates may obtain information as to the value assigned to the Cap Agreement from the Trustee. Under the REMIC regulations, the Trustee is required to account for the Class A Regular Interests and the Cap Agreement as discrete property rights. Ownership of the Cap Agreement will entitle the owner to amortize the separate price paid for the related Cap Agreement under the Notional Principal Contract Regulations. The Internal Revenue Service issued regulations applicable to debt instruments acquired after August 13, 1996 that provide for the integration of a qualifying debt instrument with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. These regulations expressly exclude REMIC regular instruments from their application.


                                    ERISA CONSIDERATIONS

       Any fiduciary of an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), hereinafter an "ERISA Plan," should carefully review with their legal advisors whether the purchase or holding of any Offered Certificates could give rise to a transaction that is prohibited or not otherwise permissible either under ERISA or the Code. See "ERISA Considerations" in the Prospectus.

       In accordance with ERISA's general fiduciary standards, before investing in an Offered Certificate, an ERISA Plan fiduciary should determine whether to do so is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Offered Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans.

       Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Underlying Administrator, the Underlying Trustee, the Company, the Underwriter, the Servicers, the Underlying Servicers, the Administrator or the Trustee or certain affiliates of such entities, might be considered or might become "parties in interest" or "disqualified persons" with respect to an ERISA Plan. If so, the acquisition or holding of Offered Certificates by or on behalf of such ERISA Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of an ERISA Plan are used to purchase an Offered Certificate if, with respect to such assets, the Underlying Administrator, the Underlying Trustee, the Company, the Underwriter, the Servicers, the Underlying Servicers, the Administrator or the Trustee or an affiliate of such entities, either: (a) has investment discretion with respect to the investment of such assets of such ERISA Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the ERISA Plan. See "ERISA Considerations" in the Prospectus.

       The United States Department of Labor (the "DOL") has granted the Underwriter an individual administrative exemption (Prohibited Transaction Exemption 90-36, 55 Fed. Reg. 25903, June 25, 1990) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by ERISA Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the PTE 90-29. The receivables covered by the exemption include assets such as the Mortgage Loans. The Exemption is expected to apply to the acquisition, holding and resale of the Offered Certificates (the "ERISA Eligible Certificates") by an ERISA Plan, provided that certain conditions (certain of which are described below) are met.

       The Exemption covers only certificates evidencing an interest in a trust consisting of obligations that bear interest or are purchased at a discount and which are secured, such as mortgages secured by single family, commercial or multifamily real property. Among the other conditions which must be satisfied for the Exemption to apply to the ERISA Eligible Certificates are the following:

       (i) the acquisition of the ERISA Eligible Certificates by an ERISA Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

       (ii) the rights and interests evidenced by the ERISA Eligible Certificates acquired by the ERISA Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

       (iii) the ERISA Eligible Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of S&P, Moody's Investors Service Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc.;

       (iv) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

       (v) the sum of all payments made to and retained by the Underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates; the sum of all payments made to and retained by the Company pursuant to the sale of the Mortgage Assets to the Trust Fund represents not more than the fair market value of such Mortgage Assets; the sum of all payments made to and retained by the Underlying Administrator, the Administrator, the Servicers and the Underlying Servicers represents not more than reasonable compensation for the Underlying Administrator's, the Administrator's, the Servicers' or the Underlying Servicers' services and reimbursement of their respective reasonable expenses in connection therewith; and

       (vi) the ERISA Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Act.

       The Trust Fund must also meet the following requirements:

       (i) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

       (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's Investors Service Inc., Fitch Investors Service, Inc., or Duff & Phelps Credit Rating Co. for at least one year prior to the ERISA Plan's acquisition of certificates; and

       (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of certificates.

        Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the ERISA Plan fiduciary causes an ERISA Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of the ERISA Eligible Certificates are acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the ERISA Plan's investment in ERISA Eligible Certificates does not exceed 25% of all of the ERISA Eligible Certificates outstanding at the time of the acquisition and (iv) immediately after acquisition, no more than 25% of the assets of the ERISA Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to ERISA Plans sponsored by the Underlying Administrator, the Underlying Trustee, the Servicers, the Underlying Sevicers, the Company, the Underwriter, the Trustee, the Administrator, any originator of the Mortgage Loans, any obligor with respect to the Mortgage Loans included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group"). As of the date hereof, there is no single Mortgage Loan included in the Trust Fund that constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund.

       The Underwriter believes that the Exemption applies to the acquisition and holding of the ERISA Eligible Certificates by ERISA Plans and that all conditions of the Exemption other than those within the control of the investors will be met. However, there can be no assurance that the DOL or the Internal Revenue Service will not take a contrary position, nor that such position will be sustained. One or more alternative exemptions may be available with respect to certain prohibited transactions to which the Exemption is not applicable, depending in part upon the type of ERISA Plan fiduciary making the decision to acquire the ERISA Eligible Certificates and the circumstances under which such decision is made, including, but not limited to, (a) Prohibited Transaction Class Exemption ("PTCE") 91-38, regarding investments by bank collective investment funds, (b) PTCE 90-1, regarding investments by insurance company pooled separate account, or (c) PTCE 83-1, regarding acquisitions by ERISA Plans of interests in mortgage pools. Before purchasing the ERISA Eligible Certificates, an ERISA Plan fiduciary should consult with its counsel to determine whether the conditions of the Exemption or any other exemptions would be met. A purchaser of the ERISA Eligible Certificates should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

       As described above, the acquisition of an ERISA Eligible Certificate by a benefit plan could result in various unfavorable consequences for the benefit plan or its fiduciaries under the regulations unless one of the exceptions in the regulations or an exemption is applicable. Prospective investors should be aware that there can be no assurance that any such exception or exemption will apply with respect to the acquisition of an ERISA Eligible Certificate. See "ERISA Considerations" in the Prospectus.

       Prospective ERISA Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption or any other exemptions, and the potential consequences in their specific circumstances, prior to making an investment in an ERISA Eligible Certificate. Any ERISA Plan which acquires a beneficial ownership interest in ERISA Eligible Certificates will be deemed, by virtue of the acceptance and acquisition of such ownership interest, to have represented to the Company and the Trustee that such ERISA Plan is an "accredited investor" for purposes of Rule 501(a)(1) of Regulation D under the Securities Act.

       A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law. A governmental plan subject to Similar Law and an ERISA Plan are each referred to as a "Benefit Plan."


                                    UNDERWRITING

       PaineWebber Incorporated (the "Underwriter") has agreed, subject to the terms and conditions of the Underwriting Agreement to purchase from the Company the entire principal amount of the Offered Certificates.

       The Company has been advised by the Underwriter that it proposes to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise, at prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through certain dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of such Offered Certificates for whom they may act as agent. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any amounts or commissions received by them and any profit on the resale of such Offered Certificates positioned by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended (the "Act").

       The Company and CI will indemnify the Underwriter against certain liabilities, including liabilities under the Act, and may also contribute to payments the Underwriter may be required to make in respect thereof.

       Prior to the Closing Date, the Underlying Certificates were the subject of a repurchase transaction involving the Partnership and an affiliate of the Underwriter. Simultaneously with the sale of the Class A Certificates on the Closing Date, all or a portion of the net proceeds therefrom will be applied to acquire the Underlying Certificates subject to such repurchase transaction.


                                    CERTIFICATE RATING

       It is a condition to the issuance of the Offered Certificates that they be rated "AAAr" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"). In assigning its rating, neither S&P nor Servicer's, as applicable, repurchase obligation in the event a Mortgagor elects to convert a Mortgage Loan from an adjustable rate mortgage loan to a fixed rate mortgage loan. Investors should be aware that there could be some variability in expected returns in the event of a failure on the part of a Servicer or an Underlying Servicer to repurchase converted mortgage loans. The "r" component of the S&P rating is attached to highlight derivative, hybrid and certain other obligations that S&P believes may experience high volatility or high variability in expected returns due to noncredit risks.

       Ratings on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of payments required under the operative agreements. Such ratings take into consideration the credit quality of the mortgage loans including any credit support providers, structural and legal aspects associated with the Certificates, and the extent to which the payment stream of the mortgage loans is adequate to make payments required under the Certificates. Such ratings on the Certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans. Such ratings do not address the possibility that investors may suffer a lower than anticipated yield.

       The rating of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

       The Company has not requested a rating on the Certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Certificates by the Rating Agencies.


                           LEGAL INVESTMENT MATTERS

         The Offered Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, are legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Offered Certificates, as the Offered Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments therein. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment Matters" in the accompanying Prospectus.


                               REPORT OF EXPERTS

         The consolidated balance sheets of the Certificate Insurer and its subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1995 incorporated by reference in this Prospectus Supplement have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                 LEGAL MATTERS

         Certain legal matters in respect of the Offered Certificates will be passed upon for the Company by Andrews & Kurth L.L.P., Dallas, Texas and for the Underwriter by Brown & Wood LLP, Washington, D.C.

                            INDEX OF DEFINED TERMS

"92GA Bankruptcy Account".................................................... 15
"92GA Certificated Mortgage Loans"....................................... 16, 16
"92GA Insured Loans"......................................................... 16
"92GA Special Hazard Account"................................................ 15
"92GA Special Hazard Policy"............................................. 15, 16
"92GA Underlying Agreement"................................................... 7
"92GA Underlying Certificates"................................................ 7
"94UA Bankruptcy Account".................................................... 17
"94UA Certificated Mortgage Loans"....................................... 17, 17
"94UA Certificates".......................................................... 18
"94UA Insured Loans"......................................................... 17
"94UA Special Hazard Account"................................................ 17
"94UA Special Hazard Policy"............................................. 17, 18
"94UA Underlying Agreement"................................................... 7
"94UA Underlying Certificates"................................................ 7
"accredited investor".................................................... 59, 60
"Act"........................................................................ 61
"Administrator"........................................................... 5, 54
"Administrator's Fee"........................................................ 54
"Aetna".................................................................. 16, 18
"aggregate risks"............................................................ 40
"appraised value"............................................................ 29
"Beneficial Owners"........................................................... 5
"Book Entry Certificates".................................................. 5, 5
"Book Entry Termination".................................................. 5, 49
"Calfed"..................................................................... 20
"Cap Agreement".............................................................. 58
"Cash-out"................................................................... 33
"CCC"......................................................................... 7
"Certificate Account"........................................................ 57
"Certificate Insurance Policy"................................................ 1
"Certificate Insurer"..................................................... 1, 39
"Certificate Interest Rate".................................................. 34
"Certificate Principal Balance".............................................. 37
"Certificate Rating"......................................................... 11
"Certificates"................................................................ 1
"CI".................................................................. 5, 49, 57
"Class A Interest Distribution Amount"................................. 2, 6, 34
"Class A Principal Distribution Amount".............................. 35, 35, 35
"Class Certificate Principal Balance"...................................... 5, 5
"Clearing Agency Participants"............................................... 48
"Clearing Agency"......................................................... 5, 48
"Closing Date"................................................................ 5
"CMC"........................................................................ 49
"CMT Adjustment Date"........................................................ 21
"CMT Gross Margin"........................................................... 21
"CMT Lifetime Mortgage Interest Rate Cap"............................ 22, 22, 22
"CMT Loans".................................................................. 21
"CMT Minimum Mortgage Interest Rate"................................. 22, 22, 22
"CMT Mortgage Interest Rate Adjustment Cap".......................... 22, 22, 22
"CMT Mortgage Rate".......................................................... 21
"CMT"........................................................................ 21

"Code"....................................................................... 58
"COFI Adjustment Date"....................................................... 24
"COFI Gross Margin".......................................................... 24
"COFI Loans"................................................................. 24
"COFI Minimum Mortgage Interest Rate"........................................ 24
"COFI Mortgage Rate"......................................................... 24
"COFI"....................................................................... 24
"Commission".................................................................. 4
"Company".................................................................. 1, 5
"Coverage Deficit"........................................................... 35
"CPR"........................................................................ 45
"Definitive Certificates"..................................................... 5
"Depositor"................................................................... 5
"disqualified persons"................................................... 58, 58
"Distribution Date"................................................ 2, 5, 33, 34
"DOL"........................................................................ 59
"Due Period".................................................................. 5
"Eleventh District".......................................................... 25
"ERISA Eligible Certificates"................................................ 59
"ERISA"...................................................................... 58
"Events of Default".......................................................... 54
"Excess Overcollateralization Amount"..................................... 9, 38
"Exemption".................................................................. 59
"FHLBSF"..................................................................... 25
"FNMA LIBOR Loan"............................................................ 20
"FNMC"................................................................... 20, 57
"Fraud Waiver Letter"........................................................ 55
"GEMICO Pool Policy"......................................................... 15
"GEMICO"..................................................................... 15
"GMAC"................................................................... 20, 57
"Holdings"................................................................ 4, 39
"ICI"........................................................................ 20
"Insured Payment"............................................................ 40
"Interest Accrual Period".............................................. 2, 6, 34
"Interest Determination Date"................................................ 35
"Interest Shortfall"......................................................... 34
"LIBOR Adjustment Date"...................................................... 20
"LIBOR Gross Margin"......................................................... 20
"LIBOR Lifetime Mortgage Interest Rate Cap".......................... 21, 21, 21
"LIBOR Loans"................................................................ 20
"LIBOR Minimum Mortgage Interest Rate"............................... 21, 21, 21
"LIBOR Mortgage Interest Rate Adjustment Cap"........................ 21, 21, 21
"LIBOR Mortgage Rate"........................................................ 20
"LIBOR"...................................................................... 35
"Modeling Assumptions"....................................................... 45
"Mortgage Assets"......................................................... 1, 15
"Mortgage Loan Purchase Agreement"........................................... 55
"Mortgage Loans".......................................................... 7, 15
"Mortgage Notes"............................................................. 15
"mortgage related securities"................................................ 61
"Mortgaged Properties"................................................... 12, 15
"Mortgages".................................................................. 15
"Negative Amortization Loans"................................................ 24
"Net Mortgage Rate"...................................................... 34, 34
"Net WAC"..................................................................... 2

"Nonrecoverable Advance"..................................................... 15
"Non-Covered Loss"........................................................... 19
"Notional Principal Contract Regulations".................................... 58
"Offered Certificates".................................................... 1, 33
"One-Month Libor"............................................................ 35
"Order"...................................................................... 40
"Original Loan-to-Value Ratio"............................................... 29
"Other 92GA Certificated Mortgage Loans"............................. 16, 16, 16
"Other 92GA Certificates".................................................... 16
"Other 94UA Certificates".................................................... 18
"Overcollateralization Amount"........................................ 8, 38, 38
"Overcollateralization Reduction Amount".................................. 9, 38
"Overcollateralization Stepdown Date"..................................... 8, 38
"parties in interest".................................................... 58, 58
"Partnership"............................................................ 15, 49
"Pool Principal Balance"...................................................... 8
"Pooling and Administration Agreement"........................................ 6
"Principal Prepayment"....................................................... 35
"prohibited transaction"..................................................... 58
"PTCE"....................................................................... 60
"PWRES".................................................................. 20, 55
"Rating Agencies"..................................................... 1, 11, 61
"Record Date"................................................................ 34
"Reference Banks"............................................................ 35
"Registration Statement"...................................................... 4
"Regular Certificates"..................................................... 3, 5
"Relief Act Shortfall"....................................................... 35
"REMIC"....................................................................... 3
"Remittance Date"........................................................ 56, 57
"Remittance Rate"........................................................ 57, 57
"Required Overcollateralization Amount"................................... 8, 39
"Requisite Amount of the 92GA Special Hazard Account".................... 16, 16
"Requisite Amount of the 94UA Special Hazard Account".................... 18, 18
"Reserve Fund"............................................................ 8, 38
"Reserved Amount"........................................................ 16, 18
"Restricted Group"........................................................... 60
"r"...................................................................... 11, 61
"S&P"................................................................. 1, 11, 61
"Sellers".................................................................... 55
"Series 1996-C REMIC"........................................................ 58
"Servicer"................................................................... 56
"Servicing Agreements"....................................................... 56
"Servicing Fee".............................................................. 57
"Similar Law"................................................................ 60
"single risks"............................................................... 40
"SMMEA"...................................................................... 61
"substantive consolidation".................................................. 14
"TCB"........................................................................ 54
"Telerate Page 3750"......................................................... 35
"Trust Fund".................................................................. 1
"Trustee Fee"................................................................ 54
"Trustee"..................................................................... 5
"UGIC Pool Policy"........................................................... 17
"UGIC"....................................................................... 17
"Underlying Administrator"................................................ 7, 15

"Underlying Administrator's Fee"............................................. 53
"Underlying Certificate Account"......................................... 56, 57
"Underlying Certificates"..................................................... 1
"Underlying Mortgage Loans"................................................... 1
"Underlying Sellers"......................................................... 20
"Underlying Servicers"....................................................... 57
"Underlying Servicing Fee"................................................... 57
"Underlying Trustee Fee"..................................................... 54
"Underlying Trustee"...................................................... 7, 15
"Underwriter"............................................................. 1, 60
"WAA Adjustment Date"........................................................ 23
"WAA Gross Margin"........................................................... 23
"WAA Lifetime Mortgage Interest Rate Cap"............................ 23, 23, 23
"WAA Loans".................................................................. 23
"WAA Minimum Mortgage Interest Rate"................................. 23, 23, 23
"WAA Mortgage Interest Rate Adjustment Cap".......................... 23, 23, 23
"WAA Mortgage Rate".......................................................... 23
"WAA"........................................................................ 23
"WSJLIBOR Loan".............................................................. 20

PROSPECTUS

                         CMC SECURITIES CORPORATION II
                                   DEPOSITOR

                           PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

  This Prospectus relates to Pass-Through Certificates (the "Certificates"), which may be sold from time to time in one or more series by CMC Securities Corporation II (the "Company") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each Certificate will evidence a beneficial ownership interest in a trust fund ("Trust Fund"). As specified in the related Prospectus Supplement, the assets of a Trust Fund will include certain mortgage related assets (the "Mortgage Assets") consisting of one or more of the following types of assets: (i) first lien, one- to four-family residential mortgage loans, multifamily residential mortgage loans or participation interests therein ("Mortgage Loans"), (ii) mortgage-backed certificates, mortgage pass-through certificates or mortgage participation certificates ("Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), (iii) mortgage pass-through certificates representing beneficial interests in certain mortgage loans or certain mortgage-backed securities and collateralized mortgage obligations secured by certain mortgage loans or certain mortgage-backed securities (collectively, "Private Mortgage-Backed Securities") and (iv) residual interests in Agency Securities and Private Mortgage-Backed Securities, and other mortgage-related assets and securities (collectively, "Other Mortgage Securities"). A Trust Fund may also include reinvestment income, reserve funds, cash accounts, insurance policies, guarantees, letters of credit or other assets as described in the related Prospectus Supplement.

  The Certificates may be sold from time to time in one or more series on terms determined at the time of sale and specified in the Prospectus Supplement relating to such series. Each series of Certificates will be issued in one or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal of such class of Certificates in the amount of the aggregate original principal balance, if any, of such class of Certificates as specified in the related Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the principal balance or notional principal balance of such class of Certificates at the interest rate, if any, applicable to such class of Certificates as specified in the related Prospectus Supplement. One or more classes of Certificates of a series (i) may be entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Certificates of such series or after the occurrence of certain events and (ii) may be subordinated in the right to receive such distributions to one or more senior classes of Certificates of such series, in each case as specified in the related Prospectus Supplement. Interest on each class of Certificates entitled to distributions allocable to interest will accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement or in an amount equal to a specified portion of interest received on some or all of the assets of the Trust Fund or as may otherwise be determined as specified in the related Prospectus Supplement. The Company may retain or hold for sale from time to time one or more classes of a series of Certificates.

  Distributions to Certificateholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a series will be made only from the assets of the related Trust Fund and any other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement. The Certificates of any series will not be insured or guaranteed by any governmental entity or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the Company's only obligations with respect to a series of Certificates will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related series of Certificates the Company's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it. Unless otherwise specified in the Prospectus Supplement relating to a series, no affiliate of the Company will have any obligations with respect to the Certificates of the related Trust Fund.

  The yield on each class of Certificates of a series will be affected by the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. Each series of Certificates may be subject to early termination only under the circumstances described herein and in the related Prospectus Supplement.

  PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING HEREIN UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 17 BEFORE PURCHASING ANY CERTIFICATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

  There will have been no public market for any series of Certificates prior to the offering thereof. There can be no assurance that a secondary market will develop for the Certificates of any series or, if it does develop, that such market will continue.

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

                 THE DATE OF THIS PROSPECTUS IS JUNE 26, 1996.

              PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

  The Prospectus Supplement or Supplements or Current Report on Form 8-K relating to a series of Certificates to be offered hereunder will, among other things, set forth with respect to such series of Certificates:

  (i) information as to the assets comprising the Trust Fund, including the characteristics of the Mortgage Assets included therein and, if applicable, the insurance, guarantees or other instruments or agreements included in the Trust Fund or otherwise available for the benefit of Certificateholders and information regarding the amount and source of any reserve funds;

  (ii) the aggregate original principal balance of each class of Certificates entitled to distributions allocable to principal and, if a fixed rate of interest, the interest rate for each class of such Certificates entitled to distributions allocable to interest;

  (iii) information as to any class of Certificates that has a rate of interest that is subject to change from time to time and the basis on which such interest rate will be determined;

  (iv) information as to any class of Certificates on which interest will accrue and be added to the principal or, if applicable, notional principal balance thereof;

  (v) information as to the method used to calculate the amount of interest to be paid on any class entitled to distributions of interest only;

  (vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class;

  (vii) the circumstances, if any, under which the Trust Fund is subject to early termination;

  (viii) if applicable, the final distribution date and the first mandatory principal distribution date of each class of such Certificates;

  (ix) the method used to calculate the aggregate amounts of principal and interest required to be distributed on each distribution date in respect of each class of such Certificates and, with respect to any series consisting of more than one class, the basis on which such amounts will be allocated among the classes of such series;

  (x) the distribution date for each class of the Certificates, the date on which payments received in respect of the assets included in the Trust Fund during the related period will be deposited in the certificate account and, if applicable, the assumed reinvestment rate applicable to payments received in respect of such assets and the date on which such payments are assumed to be received for such series of Certificates;

  (xi) the name of the trustee of the Trust Fund;

  (xii) information with respect to the administrator, if any, of the Trust
Fund;

  (xiii) whether one or more elections will be made to treat all or a portion of the Trust Fund as a real estate mortgage investment conduit (a "REMIC") and, if applicable, the designation of the regular interests and residual interests therein; and

  (xiv) information with respect to the plan of distribution of such Certificates.

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information. The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement or Supplements relating to each series of Certificates contain summaries of the material documents referred to herein and therein, but do not contain all of the information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048.

  The Company does not plan to send any financial information to holders of Certificates. The Trustee, however, will include with each distribution on Certificates of a series a statement containing certain payment information with respect to the Certificates.

  The Company's principal executive offices are located at 2711 N. Haskell, Suite 1000, Dallas, Texas 75204. Its telephone number is (214) 874-2323.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed by the Company with the Commission under the Exchange Act are incorporated by reference in this Prospectus:

   (1)the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1995;

   (2)the Company's Report on Form 8-K dated January 30, 1996; and

   (3)the Company's Report on Form 8-K dated February 25, 1996.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in an other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed to Attn:
Investor Relations, CMC Securities II, 2711 N. Haskell Avenue, Suite 1000, Dallas, Texas 75204 (214/874-2323).

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K.......................   2
AVAILABLE INFORMATION.....................................................   3
TABLE OF CONTENTS.........................................................   4
GLOSSARY OF PRINCIPAL TERMS...............................................   6
SUMMARY OF PROSPECTUS.....................................................   9
RISK FACTORS..............................................................  17
DESCRIPTION OF THE CERTIFICATES...........................................  21
 General..................................................................  22
 Classes of Certificates..................................................  23
 Distributions of Principal and Interest..................................  24
 Redemption of Certificates...............................................  26
 Book Entry Registration..................................................  26
THE TRUST FUND............................................................  27
 Mortgage Loans...........................................................  27
 Agency Securities........................................................  29
 Private Mortgage-Backed Securities.......................................  35
 Other Mortgage Securities................................................  36
CREDIT ENHANCEMENT........................................................  36
 General..................................................................  36
 Subordination............................................................  36
 Cross-Support............................................................  37
 Pool Insurance...........................................................  37
 Special Hazard Insurance.................................................  38
 Bankruptcy Bond..........................................................  38
 Reserve Funds............................................................  39
 Other Insurance, Guarantees and Similar Instruments or Agreements........  39
SERVICING OF THE MORTGAGE LOANS...........................................  40
 Servicing Agreements.....................................................  40
 Payments on Mortgage Loans...............................................  40
 Advances.................................................................  41
 Servicing Procedures.....................................................  41
 Primary Mortgage Insurance Policies......................................  42
 Standard Hazard Insurance Policies.......................................  42
 Title Insurance Policies.................................................  43
 Claims Under Primary Mortgage Insurance Policies and Standard Hazard
  Insurance Policies; Other Realization Upon Defaulted Loans..............  43
 Administration and Servicing Compensation and Payment of Expenses........  44
POOLING AND ADMINISTRATION................................................  45
 Assignment of Mortgage Assets............................................  45
 Evidence as to Compliance................................................  47
 List of Certificateholders...............................................  47
 The Trustee..............................................................  47
 Administration of the Certificate Account................................  48
 Reports to Certificateholders............................................  49

                                                                           PAGE
                                                                           ----
 Events of Default........................................................  49
 Rights Upon Event of Default.............................................  49
 Amendment................................................................  50
 Termination..............................................................  50
USE OF PROCEEDS...........................................................  51
THE COMPANY...............................................................  52
 General..................................................................  52
 CMC Securities Corporation II............................................  52
 Mortgage Loan Underwriting...............................................  53
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...............................  54
 General..................................................................  54
 Foreclosure..............................................................  55
 Right of Redemption......................................................  57
 Anti-Deficiency Legislation and Other Limitations on Lenders.............  57
 Enforceability of Certain Provisions.....................................  58
 Adjustable Rate Loans....................................................  59
 Environmental Legislation................................................  59
 Applicability of Usury Laws..............................................  60
 Soldiers' and Sailors' Civil Relief Act..................................  60
LEGAL INVESTMENT MATTERS..................................................  60
ERISA CONSIDERATIONS......................................................  61
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................  63
 Federal Income Tax Consequences for REMIC Certificates...................  63
  General.................................................................  63
  Status of REMIC Certificates............................................  63
  Qualification as a REMIC................................................  64
  Taxation of Regular Certificates........................................  65
  Taxation of Residual Certificates.......................................  72
  Limitations on Deductions of Certain Expenses...........................  80
  Taxation of Certain Foreign Investors...................................  80
  Backup Withholding......................................................  81
  Reporting Requirements..................................................  81
 Federal Income Tax Consequences for Certificates as to Which No REMIC
  Election Is Made........................................................  82
  Standard Certificates...................................................  82
  Stripped Certificates...................................................  85
  Reporting Requirements and Backup Withholding...........................  88
  Taxation of Certain Foreign Investors...................................  88
PLAN OF DISTRIBUTION......................................................  88
LEGAL MATTERS.............................................................  89
FINANCIAL INFORMATION.....................................................  89

                          GLOSSARY OF PRINCIPAL TERMS

  TERM                                                                     PAGE
  ----                                                                    ------
Administrator............................................................      9
Advance Account..........................................................     44
Agency Securities........................................................ 1,9,12
Agreement................................................................   9,21
Beneficial Owners........................................................  14,26
Bonds....................................................................     52
Book Entry Certificates..................................................  14,26
Certificate Account......................................................     24
Certificate Interest Rate................................................     23
Certificate Principal Balance............................................     25
CI.......................................................................      9
Certificates.............................................................      1
Clearing Agency..........................................................  14,26
Clearing Agency Participants.............................................  14,26
CMC......................................................................     52
Code.....................................................................     15
Committee Report.........................................................     65
Companion Certificates...................................................     24
Company..................................................................    1,9
Compound Interest Certificates...........................................     23
Cooperative Loans........................................................     28
Cooperatives.............................................................     12
Credit Enhancement.......................................................     14
Custodial Account........................................................     40
Cut-off Date.............................................................     23
Distribution Date........................................................     24
ERISA....................................................................  15,61
FDIC.....................................................................     40
FHA Loans................................................................     29
FHLMC.................................................................... 1,9,32
FHLMC Certificate Pool...................................................     33
FHLMC Certificates.......................................................     12
FmHA Loans...............................................................     29
FNMA..................................................................... 1,9,31
FNMA Certificates........................................................     12
GNMA..................................................................... 1,9,29
GNMA Certificates........................................................     12
GNMA Issuer..............................................................     30
Guaranty Agreement.......................................................     30
Insurance Proceeds.......................................................     40
Interest Accrual Period..................................................     25
Liquidation Proceeds.....................................................     40
Loan Sale Agreement......................................................     52
Loan-to-Value Ratio......................................................     29
Monthly Advance..........................................................     41
Mortgage Assets..........................................................    1,9
Mortgage Loans...........................................................    1,9
Mortgage Notes...........................................................     27
Mortgage Pool............................................................      9

  TERM                                                                    PAGE
  ----                                                                  --------
Mortgage Pool Insurance Policy.........................................       37
Mortgage Rates......................................................... 11,23,29
Mortgaged Properties...................................................       28
Mortgages..............................................................       27
Mortgagors.............................................................       40
NCUA...................................................................       40
Non-Priority Certificates..............................................       24
Nonrecoverable Advance.................................................       41
Notional Principal Balance.............................................       25
OID Regulations........................................................       65
Original Value.........................................................       29
Other Mortgage Securities..............................................     1,10
Partnership............................................................       52
Pass-Through Certificates..............................................       52
Pass-Through Rate......................................................       11
Permitted Instruments..................................................       48
Pool Insurer...........................................................       38
Prepayment Assumption..................................................       65
Primary Mortgage Insurance Policy......................................       42
Principal Balance......................................................       29
Principal Prepayments..................................................       25
Priority Certificates..................................................       24
PMBS Agreement.........................................................       35
PMBS Issuer............................................................       35
PMBS Servicer..........................................................       35
PMBS Trustee...........................................................       35
Premium REMIC Regular Certificates.....................................       70
Private Mortgage-Backed Securities.....................................      1,9
Proposed Regulations...................................................       69
PTC....................................................................       30
Record Date............................................................       24
Regular Certificateholder..............................................       65
Regular Certificates...................................................       63
REIT...................................................................       64
REMIC..................................................................        2
REMIC Certificates.....................................................       63
REMIC Pool.............................................................       63
Remittance Date........................................................       41
Remittance Rate........................................................       41
Reserve Fund...........................................................       39
Residual Certificateholders............................................    19,72
Residual Certificates..................................................    19,63
Retail Class Certificate...............................................       65
Scheduled Amortization Certificates....................................       24
Scheduled Principal....................................................       33
Seller.................................................................       52
Senior Certificates....................................................       36
Servicers..............................................................       40
Servicing Agreement....................................................       40
SMMEA..................................................................    16,60
Special Allocation Certificates........................................       24

  TERM                                                                      PAGE
  ----                                                                      ----
Special Hazard Insurance Policy............................................  38
Standard Hazard Insurance Policy...........................................  42
Subordinated Certificates..................................................  36
Trust Fund.................................................................   1
Trustee....................................................................   9
UCC........................................................................  56
Underlying Mortgage Loans..................................................  17
VA Loans...................................................................  29

                             SUMMARY OF PROSPECTUS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement relating to a particular series of Certificates and to the related Agreement (as defined below) which will be prepared in connection with each series of Certificates. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

Title of Securities.....  Pass-Through Certificates, issuable in series, as de-
                           scribed in the Prospectus Supplement.

The Company.............  CMC Securities Corporation II (the "Company") is a
                           limited purpose Delaware corporation formed on Janu-ary 4, 1993. The Company is a wholly-owned limited purpose finance subsidiary of Capstead Inc., a Dela-ware corporation ("CI"). The Company's principal ex-ecutive offices are located at 2711 N. Haskell Ave-nue, Suite 1000, Dallas, Texas 75204; telephone num-ber (214) 874-2323. See "The Company."

The Administrator.......  The entity or entities named as the Administrator in the Prospectus Supplement (the "Administrator"), will act as administrator, and may act as a servicer, with respect to the Mortgage Loans in-cluded in the related Trust Fund. The Administrator may be an affiliate of the Depositor. See "Servicing of the Mortgage Loans" and "Pooling and Administra-tion" for a description of the rights and obliga-tions of the Administrator.

The Trustee.............  The trustee (the "Trustee") for each series of Cer-
                           tificates will be specified in the related Prospec-tus Supplement.

Description of
 Certificates...........  Each Certificate will represent a beneficial owner-
                           ship interest in a Trust Fund created by the Company from time to time pursuant to a pooling and adminis-tration agreement (each, an "Agreement") between the Company and the Administrator and the Trustee for the related series. The assets of a Trust Fund will include certain mortgage-related assets (the "Mort-gage Assets") consisting of one or more of the fol-lowing types of assets:

                            (i) a pool (a "Mortgage Pool") of first lien, one-
                           to four-family residential mortgage loans, multi-family residential mortgage loans or participation interests therein ("Mortgage Loans"),

                            (ii) mortgage-backed certificates, mortgage pass-
                           through securities or mortgage participation cer-tificates ("Agency Securities") issued or guaran-teed by the Government National Mortgage Associa-tion ("GNMA"), the Federal National Mortgage Asso-ciation ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"),

                            (iii) mortgage pass-through certificates repre-
                           senting beneficial interests in certain mortgage loans or certain mortgage-backed securities and collateralized mortgage obligations secured by cer-tain mortgage loans or certain mortgage-backed se-curities (collectively, "Private Mortgage-Backed Securities") and

                            (iv) residual interests in Agency Securities and
                           Private Mortgage-Backed Securities, and other mort-gage-related assets and securities (collectively, "Other Mortgage Securities"). A Trust Fund may also include: reinvestment income, reserve funds, cash accounts, insurance policies, guarantees, letters of credit or other assets as described in the re-lated Prospectus Supplement or similar instruments or agreements intended to decrease the likelihood that Certificateholders will experience delays in distributions of scheduled payments on, or losses in respect of, the assets in such Trust Fund. The Certificates of any series will be entitled to pay-ment only from the assets of the related Trust Fund and any other assets pledged for the benefit of Certificateholders as specified in the related Pro-spectus Supplement.

                          The Certificates of any series may be issued in one
                           or more classes, as specified in the Prospectus Sup-plement or Supplements. One or more classes of Cer-tificates of each series

                            (i) may be entitled to receive distributions allo-
                           cable only to principal, only to interest or to any combination thereof;

                            (ii) may be entitled to receive distributions only
                           of prepayments of principal throughout the lives of the Certificates or during specified periods;

                            (iii) may be subordinated in the right to receive
                           distributions of scheduled payments of principal, prepayments of principal, interest or any combina-tion thereof to one or more other classes of Cer-tificates of such series throughout the lives of the Certificates or during specified periods;

                            (iv) may be entitled to receive such distributions
                           only after the occurrence of events specified in the Prospectus Supplement;

                            (v) may be entitled to receive distributions in
                           accordance with a schedule or formula or on the ba-sis of collections from designated portions of the assets in the Trust Fund;

                            (vi) as to Certificates entitled to distributions
                           allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time;

                            (vii) may accrue interest, with such accrued in-
                           terest added to the principal amount of the Certif-icates and no payments being made thereon until certain other Classes of the Series have been paid in full; and

                            (viii) as to Certificates entitled to distribu-
                           tions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the Pro-spectus Supplement.

                          The timing and amounts of such distributions may vary
                           among classes, over time, or otherwise as specified in the related Prospectus Supplement.

                          The Company or its affiliates may retain or hold for
                           sale from time to time one or more classes of a se-ries of Certificates.

                          The Certificates of each class of such series will be
                           issued either in fully registered form or in book entry form in the authorized denominations specified in the Prospectus Supplement. The Certificates will not be guaranteed or insured by any governmental agency or instrumentality or, unless otherwise spec-ified in the related Prospectus Supplement, by any other person and, except as otherwise specified in the Prospectus Supplement, the Mortgage Assets (other than Agency Securities) included in the re-lated Trust Fund will not be guaranteed or insured by any governmental agency or instrumentality or any other insurer.

Distributions on the
 Certificates...........  Distributions on the Certificates entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement out of the pay-ments received in respect of the Mortgage Assets in-cluded in the related Trust Fund and any other as-sets pledged for the benefit of the related Certificateholders as specified in the related Pro-spectus Supplement. The amount allocable to payments of principal and interest on any distribution date will be determined as specified in the Prospectus Supplement. Unless otherwise specified in the Pro-spectus Supplement, all distributions will be made pro rata to Certificateholders of the class entitled thereto.

                          Unless otherwise specified in the related Prospectus
                           Supplement, the aggregate original principal balance of the Certificates will equal the aggregate distri-butions allocable to principal that such Certifi-cates will be entitled to receive. If specified in the Prospectus Supplement, the Certificates will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the re-lated Mortgage Assets as of the first day of the month of creation of the Trust Fund and, unless oth-erwise specified in the related Prospectus Supple-ment, will bear interest in the aggregate at a rate equal to the interest rate borne by the related Mortgage Loans (the "Mortgage Rates"), Agency Secu-rities, Private Mortgage-Backed Securities or Other Mortgage Securities, net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement (the "Pass-Through Rate"). If specified in the Prospectus Supplement, the aggre-gate original principal balance of the Certificates and interest rates on the classes of Certificates will be determined based on the cash flow on the re-lated Mortgage Assets.

                          The rate at which interest will be passed through to
                           holders of each class of Certificates entitled thereto may be a fixed rate or a rate that is sub-ject to change from time to time from the time and for the periods, in each case as specified in the Prospectus Supplement. Any such rate may be calcu-lated on a loan-by-loan, weighted average or other basis, in each case as described in the Prospectus Supplement.

Redemption of
 Certificates...........   To the extent provided in the related Prospectus Sup-
                           plement, the Certificates of any class of a series may be (i) redeemed at the request of Certificateholders; (ii) redeemed at the option of the Company, the Administrator or another party specified in the related Agreement, or (iii) subject to special redemption under certain circumstances.
                           The circumstances and terms under which the Certifi-cates of a series may be redeemed will be described in the related Prospectus Supplement.

Trust Fund Assets.......  The Trust Fund for a series of Certificates will in-
                           clude certain Mortgage Assets consisting of one or more of the following types of assets:

                            (i) Mortgage Loans,

                            (ii) Agency Securities,

                            (iii) Private Mortgage-Backed Securities, and

                            (iv) Other Mortgage Securities. Each Trust Fund
                           will also include payments in respect of such Mort-gage Assets and certain accounts, obligations or agreements, in each case as specified in the Pro-spectus Supplement.

 A. The Mortgage
   Loans...............   Unless otherwise specified in the Prospectus Supple-
                           ment, the Mortgage Loans will be conventional, first lien Mortgage Loans originated or acquired by the Company and secured by one- to four-family residen-tial properties or multifamily residential proper-ties located in one or more states of the United States or the District of Columbia. If so specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans secured by secu-rity interests in shares issued by private, non-profit, cooperative housing corporations ("Coopera-tives") and in the related proprietary leases or oc-cupancy agreements granting exclusive rights to oc-cupy specific dwelling units in such Cooperatives' buildings.

                          The Prospectus Supplement for a series of Certifi-
                           cates will describe any Mortgage Loans to be in-cluded in the Trust Fund for such series, and will specify certain information regarding the payment terms of such Mortgage Loans. See "The Trust Fund-- Mortgage Loans."

 B. The Agency
   Securities..........   The Agency Securities evidenced by a series of Cer-
                           tificates will consist of one or more of the follow-ing:

                            (i) "fully modified pass-through" mortgage-backed
                           certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"),

                            (ii) guaranteed mortgage pass-through certificates
                           issued and guaranteed as to timely payment of prin-cipal and interest by the Federal National Mortgage Association ("FNMA Certificates"),

                            (iii) mortgage participation certificates issued
                           and guaranteed as to timely payment of interest and, unless otherwise specified in the related Pro-spectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"),

                            (iv) stripped mortgage-backed securities repre-
                           senting an undivided interest in all or a part of either the principal distributions (but not the in-terest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA or FHLMC Certificates and, unless otherwise specified in the Prospectus Sup-plement, guaranteed to the same extent as the un-derlying securities,

                            (v) another type of mortgage-backed certificate,
                           mortgage pass-through certificate or mortgage par-ticipation certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement or

                            (vi) a combination of such Agency Securities.

                          All GNMA Certificates will be backed by the full
                           faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indi-rectly, by the full faith and credit of the United States.

                          The Prospectus Supplement for a series of Certifi-
                           cates will describe any Agency Securities to be in-cluded in the Trust Fund for such series, and will specify certain characteristics of the mortgage loans underlying such Agency Securities. See "The Trust Fund--Agency Securities."

 C. Private Mortgage-
   Backed Securities...   Private Mortgage-Backed Securities may include (a)
                           mortgage pass-through certificates representing ben-eficial interests in certain mortgage loans or cer-tain mortgage-backed securities or (b) collateral-ized mortgage obligations secured by certain mort-gage loans or certain mortgage-backed securities. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest dis-tributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain mort-gage loans. Although individual mortgage loans un-derlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities them-selves will not be so insured or guaranteed. Unless otherwise specified in the related Prospectus Sup-plement relating to a Series of Certificates, pay-ments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities. The related Prospectus Supplement for a series of Certificates will describe any Private Mortgage-Backed Securities to be included in the Trust Fund for such series, and will specify certain character-istics of the mortgage loans underlying such Private Mortgage-Backed Securities. See "The Trust Fund-- Private Mortgage-Backed Securities."

 D. Other Mortgage
   Securities..........   Other Mortgage Securities include any securities
                           other than Agency Securities and Private Mortgage-Backed Securities that directly or indirectly represent an ownership interest in, or are secured by and payable from, mortgage loans on real property or mortgage-backed securities. Other Mortgage Secu-rities may include residual interests in issuances of collateralized mortgage obligations or mortgage pass-through certificates, as well as new types of mortgage-related assets and securities that may be developed and marketed from time to time. The re-lated Prospectus Supplement for a series of Certifi-cates will describe any Other Mortgage Securities to be included in the Trust Fund for such series. See "The Trust Fund--Other Mortgage Securities."

Advances................  Unless otherwise specified in the Prospectus Supple-
                           ment, the related Servicer of the Mortgage Loans will be obligated to advance delinquent installments of principal and interest (less applicable servicing fees) on the Mortgage Loans in a Trust Fund. Unless otherwise specified in the related Prospectus Sup-plement, in the event a Servicer fails to make such advances, the Administrator shall be obligated to make the advance. Any such obligation to make ad-vances may be limited to amounts due holders of Cer-tificates of the related series, to amounts deemed to be recoverable from late payments or liquidation proceeds, to specified periods or any combination thereof, in each case as specified in the related Prospectus Supplement. Any such advance will be re-coverable by Servicer or the Administrator as speci-fied in the related Prospectus Supplement.

Credit Enhancement......  If specified in the Prospectus Supplement, a series of Certificates, or certain classes within such se-ries, may have the benefit of one or more types of credit enhancement ("Credit Enhancement") including but not limited to subordination, cross support, mortgage pool insurance, special hazard insurance, a bankruptcy bond, reserve funds, other insurance, guarantees and similar instruments and arrangements. The protection against losses afforded by any such Credit Enhancement will be limited. See "Credit En-hancement."

Book Entry
 Registration...........  If the Prospectus Supplement for a series so pro-
                           vides, Certificates of one or more classes of such series may be issued in book entry form ("Book Entry Certificates") in which case a single certificate will be issued in the name of a clearing agency (a "Clearing Agency") registered with the Securities and Exchange Commission, or its nominee. Transfers and pledges of Book Entry Certificates may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Partici-pants") or their nominees. Transfers and pledges by purchasers and other beneficial owners of Book Entry Certificates ("Beneficial Owners") other than Clear-ing Agency Participants may be effected only through Clearing Agency Participants. Beneficial Owners will receive payments of principal and interest, and, if applicable, may tender Certificates for redemption to the Trustee, only through the Clearing Agency and Clearing Agency Participants. Except as otherwise specified in this Prospectus or a related Prospectus Supplement, the terms "Certificateholders" and "holders" shall be deemed to include Beneficial Owners. See "Risk Factors--Book Entry Registration" and "De-scription of the Certificates--Book Entry Registra-tion."

Certain Federal Income
 Tax Consequences.......  For Federal income tax purposes, the
                           Certificateholders of a series of Certificates as to which a REMIC election is made will be considered to own "regular interests" or "residual interests" in the REMIC. Holders of Certificates designated in the applicable Prospectus Supplement as "regular inter-ests" will be treated as holders of debt of the REMIC for federal income tax purposes. Such Certificateholders must include in income interest due and original issue discount on their Certifi-cates using the accrual method of accounting, re-gardless of their usual methods of accounting. Hold-ers of Certificates designated in the applicable Prospectus Supplement as "residual interests" will be taxable on their allocable share of the taxable income of the REMIC regardless of the cash distrib-utable on such interests. See "Certain Federal In-come Tax Consequences--Federal Income Tax Conse-quences for REMIC Certificates--Taxation of Residual Certificates." The Certificateholders of a series of Certificates as to which a REMIC election is not made generally will be treated as owners of undi-vided interests in a trust created to hold the re-lated Mortgage Assets, which trust will not be treated as an association taxable as a corporation. Accordingly, the Certificateholders of such series generally will be taxed on the basis of their allo-cable shares of the principal and/or interest from the related Mortgage Assets and generally will be allowed to deduct their allocable shares of the Company's and the Servicers' servicing fees, consis-tent with their methods of accounting and their tax status.

                          With certain exceptions described herein, Certifi-
                           cates held by a "domestic building and loan associa-tion" will be considered to represent "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code of 1986, as amended (the "Code"), and to repre-sent "qualifying real property loans" within the meaning of Section 593(d) of the Code, regardless of whether a REMIC election is made with respect to a particular series.

ERISA Considerations....  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations." Certain classes of Certificates may not be transferred unless the Trustee and the Company are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Administrator to additional obligations. Additionally, unless otherwise specified in the related Prospectus Supplement, Certificates representing an interest in a Mortgage Pool consisting of multifamily mortgage loans may not be transferred to an employee benefit plan or other retirement plan or arrangement subject to ERISA. See "Description of the Certificates--General" and "ERISA Considerations."

Legal Investment
 Matters................  Unless otherwise specified in the Prospectus Supple-
                           ment, Certificates of each series offered by this Prospectus and the related Prospectus Supplement will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal invest-ments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern in-vestments by such institutional investors. See "Le-gal Investment Matters."

Use of Proceeds.........  Substantially all of the net proceeds from the sale of a series of Certificates offered hereby and by the related Prospectus Supplement will be applied to the simultaneous purchase of the Mortgage Assets in-cluded in the Trust Fund for such series of Certifi-cates or to reimburse the amounts previously used to effect such purchase, the costs of carrying the Mortgage Assets until sale of the Certificates and to pay other expenses connected with pooling the Mortgage Assets and issuing the Certificates. See "Use of Proceeds."


Rating..................  It is a condition to the issuance of each class of
                           Certificates specified as being offered by the re-lated Prospectus Supplement for each series of Cer-tificates that they be rated in one of the four highest rating categories of a nationally recognized statistical rating agency, provided, however, that one or more classes of Subordinated Certificates and Residual Certificates within a series need not be so rated.

                                 RISK FACTORS

  Prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the Certificates:

  General. An investment in Certificates evidencing interests in a Trust Fund including a Mortgage Pool may be affected, among other things, by a decline in real estate values or a decline in mortgage interest rates. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the related Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any credit enhancement as described herein, Holders of the Certificates of a series evidencing interests in such Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. See "The Trust Fund--Mortgage Loans."

  The actual rates of delinquencies, foreclosures and losses on the Mortgage Loans, particularly those secured by multifamily Mortgaged Properties, could be affected by adverse changes in general economic conditions and by local conditions including excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in the area, by federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions affecting new construction, by increasing labor and materials costs, and by the relative attractiveness to tenants of the multifamily rental projects securing the Mortgage Loans and their neighborhoods. Repayment of a Mortgage Loan secured by an apartment building owned by a cooperative will depend primarily on the receipt of payments from the tenant-stockholders of the cooperative and its ability to refinance the loan at maturity. To the extent that such losses are not covered by applicable insurance policies, if any, or by any Credit Enhancement, Holders of the Certificates of a series evidencing interests in the related Mortgage Loan Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the multifamily projects for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

  Limited Obligations. The Certificates will not represent an interest in or obligation of the Company. The Certificates of each series will not be insured or guaranteed by any government agency or instrumentality, the Company, any Servicer, the Administrator or, unless otherwise specified in the related Prospectus Supplement, by any other person.

  Prepayment and Yield Considerations. The prepayment experience on the Mortgage Loans and the mortgage loans underlying the Agency Securities, the Private Mortgage-Backed Securities and the Other Mortgage Securities (the "Underlying Mortgage Loans") will affect the average life of each class of Certificates relating to a Trust Fund including such Mortgage Assets. Prepayments on the Mortgage Loans and the Underlying Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans or the Underlying Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates. In general, if mortgage interest rates fall below the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, the rate of prepayment would be expected to increase and Certificateholders of such series may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by the Certificates of such series. Conversely, if mortgage interest rates rise above the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, the rate of prepayment would be expected to decrease. Prepayments on Mortgage Loans and Underlying Mortgage Loans secured by multifamily properties may also be influenced by a variety of economic factors affecting project sale or refinancing, including, without limitation, the relative tax benefits of continued ownership of the property as a result of changes in federal tax law, among other factors. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Certain Investment, Prepayment, Yield and Weighted Average Life Considerations" in the related Prospectus Supplement.

  Limited Liquidity. There will be no market for the Certificates of any series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates of such Series. The market value of the Certificates will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Certificates by a Certificateholder in any market that may develop may be at a discount from the Certificates' par value or such Certificateholder's purchase price. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, Certificateholders have no right to request redemption of Certificates, and the Certificates are subject to redemption only under the limited circumstances described in each such Prospectus Supplement.

  Limited Assets. Holders of Certificates of each series must rely upon distributions on the related Mortgage Assets, together with the other specific assets pledged for the benefit of Certificateholders of such Series, for the payment of principal of, and interest on, that series of Certificates. In addition, immediately after each required payment of principal of, and interest on, a series of Certificates has been paid in full, funds held in one or more accounts maintained pursuant to the related Agreement, if not required to be deposited in any related Reserve Fund or otherwise applied pursuant to the related Agreement, may be withdrawn under certain circumstances and conditions described in the related Prospectus Supplement, or may be distributed to a party specified in such Agreement. In addition, certain amounts remaining in related Reserve Funds may likewise be withdrawn or distributable to a party specified in the related Agreement after such Reserve Funds reach certain prescribed balances, or after the Certificates have been paid down to a prescribed level, in which cases such amounts would no longer be available to make payments on the Certificates. If the assets comprising the Trust Fund are insufficient to make payments on such Certificates, no other assets of the Company will be available for payment of the deficiency. Because payments of principal may, if so provided in the related Prospectus Supplement, be applied to classes of outstanding Certificates of a series in the priority specified in the related Prospectus Supplement, a deficiency that arises after Certificates of any such series having higher priority in payment have been fully or partially repaid will have a disproportionately greater effect on the Certificates of classes having lower priority in payment. The disproportionate effect of any such deficiency is further increased in the case of classes of Compound Interest Certificates of any series because, prior to the retirement of all classes of such series having higher priority in payment than such Compound Interest Certificates, interest is not payable, unless otherwise provided in the related Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Certificates. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the assets comprising a Trust Fund for a series of Special Allocation Certificates may have a disproportionate effect on a specified class or classes within such series.

  Limitations, Reduction and Substitution of Credit Enhancement. As specified in the Prospectus Supplement with respect to each series of Certificates, Credit Enhancement will be provided to the extent required by the rating agencies requested to rate such series of Certificates. Credit Enhancement will be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more classes of such series, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a bankruptcy bond, one or more Reserve Funds, other insurance, guarantees and similar instruments and agreements, or any combination thereof. Regardless of the form of Credit Enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. The Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

  Original Issue Discount; Residual Certificates. All of the Compound Interest Certificates will be, and certain of the other Certificates may be, issued with original issue discount for federal income tax purposes. A holder of a Certificate issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Compound Interest Certificates generally will be treated as original issue discount for this purpose. At certain fast Mortgage Asset prepayment rates, original issue discount may accrue on certain classes of Certificates, including certain Variable Rate Regular Certificates, that may never be received as cash, resulting in a subsequent loss on such Certificates. See "Certain Federal Income Tax Consequences --Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" and "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for Certificates As To Which No REMIC Election Is Made--Standard Certificates--Premium and Discount--Original Issue Discount" and "--Stripped Certificates--Taxation of Stripped Certificates--Original Issue Discount."

  An election may be made to treat any Trust Fund or a portion thereof as a REMIC for federal income tax purposes. Holders ("Residual Certificateholders") of certificates representing the residual interests in the related REMIC ("Residual Certificates") must report on their federal income tax returns their pro rata share of REMIC taxable income or loss. All or a portion of the REMIC taxable income reportable by Residual Certificateholders may be treated as such holders' "excess inclusion" subject to special rules for federal income tax purposes. The REMIC taxable income, and possibly the tax liabilities of the Residual Certificateholders, may exceed the cash distributions on the Residual Certificates during the corresponding period. Residual Certificateholders who are individuals may be subject to limitations on the deductibility of servicing fees on the related Mortgage Assets and other REMIC administrative expenses. Hence, Residual Certificateholders may experience an after-tax return that is significantly lower than would be anticipated based upon the stated interest rate of their Residual Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates."

  Funds Available for Redemptions at the Request of Certificateholders. With respect to any series of Certificates for which the related Prospectus Supplement provides for redemptions at the request of Certificateholders, there can be no assurance that amounts available for such redemption, if any, for such series of Certificates will be sufficient to permit Certificates to be redeemed within a reasonable time after redemption is requested, for reasons including the following:

    1. Scheduled principal payments on the related Mortgage Assets generally will be minimal in the early years and will increase in the later years of such Mortgage Assets. As a result, funds available to be applied to redemptions at the request of Certificateholders, may be expected to be limited in the early years and to increase during the later years of each such series. Accordingly, the availability of funds for redemptions of Certificates of any series at the request of Certificateholders will depend largely upon the rates of prepayment of the Mortgage Assets relating to such series. See "Yield, Maturity and Prepayment Considerations."

    2. Prepayments of principal on Mortgage Assets are least likely to occur during periods of higher interest rates when it is expected that requests for redemption by Certificateholders will be greatest. During periods in which prevailing interest rates are higher than the interest rate paid on a series of Certificates, greater numbers of Certificates are expected to be tendered for redemption in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the related Mortgage Assets, thus limiting the funds available to satisfy requested redemption by Certificateholders.

    3. As specified in the related Prospectus Supplement, certain
  Certificateholders, such as personal representatives of deceased Certificateholders, may have certain priorities as to redemption at the request of Certificateholders.

  Book Entry Registration. Because transfers and pledges of Book Entry Certificates can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Certificates may be reduced to the extent that some investors are unwilling to hold Certificates in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Certificates may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Certificates may, in certain cases, experience delay in the receipt of payments of principal and interest since such payments will be forwarded by the Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Certificates are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Certificates may be impaired.

  FNMA Guaranty. Full and timely payment of interest and principal on any FNMA Certificates relating to a series will be guaranteed by FNMA. This guarantee will be backed by the credit of FNMA, a federally chartered, privately owned corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FNMA Certificates. Neither the United States nor any agency thereof will be obligated to finance FNMA's operations or to assist FNMA in any other manner.

  FHLMC Guaranty. Payment of principal and interest on any FHLMC Certificates relating to a series will be guaranteed by FHLMC as specified herein. This guarantee will be backed by the credit of FHLMC, a federally chartered corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FHLMC Certificates. Neither the United States nor any agency thereof is obligated to finance FHLMC's operations or to assist FHLMC in any other manner.

  Certain Matters Relating to Insolvency. The Sellers of the Mortgage Assets to the Company and the Company intend that the transfers of such Mortgage Assets to the Company and, in turn to the applicable Trust Funds, constitute sales rather than pledges to secure indebtedness of the Seller. However, if a Seller of Mortgage Assets were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee-in-bankruptcy of such Seller may argue that the sale thereof by such Seller is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Certificateholders.

  Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the originators of the Mortgage Loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt recollection practices may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the applicable Trust Fund to collect all or part of the principal of or interest on the related Mortgage Loans, and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of the Mortgage Loans."

  The Mortgage Loans are also subject to federal laws, including:

    (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms thereof.

    (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

    (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer or the Administrator to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Servicer or the Administrator to damages and administrative enforcement. Unless otherwise specified in the related Prospectus Supplement, the related Seller or the Company will be required to repurchase any Mortgage Loan which, at the time of origination, did not comply with such federal laws or regulations.

  The Special Hazard and Bankruptcy Account. The Special Hazard and Bankruptcy Account is a joint trust account available to the holders of each Series of the Company's Certificates participating in such Account (each, a "Participating Series"). The Special Hazard and Bankruptcy Account will not be pledged, as a whole, to secure any Participating Series, but, rather, will be pledged to the Trustee for the benefit of holders of all Participating Series. The amount of cash or other assets on deposit in the Special Hazard and Bankruptcy Account will be determined in accordance with the requirements of the rating agencies requested to rate the Participating Series (the "Requisite Amount of the Special Hazard and Bankruptcy Account"). Each Participating Series will have a limit on the aggregate claims which can be made against the assets in the Special Hazard and Bankruptcy Account (each, a "Claim Ceiling"). The Trustee will make draws from the Special Hazard and Bankruptcy Account to pay special hazard and bankruptcy-related claims with respect to each Participating Series, in the order in which such claims are received by the Trustee from the Administrator. Should the aggregate draws made by the Trustee against the Special Hazard and Bankruptcy Account for the benefit of any Participating Series reach the then applicable Claim Ceiling for such Series, the holders of such Participating Series may have to bear future bankruptcy and special hazard-related losses, even though funds remain in the Special Hazard and Bankruptcy Account for the benefit of holders of other Participating Series. Conversely, there may be no funds available in the Special Hazard and Bankruptcy Account even though the Claim Ceiling has not been reached for any Participating Series, due to payments up to or approaching the respective Claim Ceilings of other Participating Series. This is due to the fact that the Requisite Amount of the Special Hazard and Bankruptcy Account is expected to be less than the sum of the respective Claim Ceilings for all Participating Series.

  The Requisite Amount of the Bankruptcy and Special Hazard Account may be reduced, from time to time, to the extent permitted by the rating agencies requested to rate the Participating Series, as described in the Prospectus Supplement for each Participating Series.

                        DESCRIPTION OF THE CERTIFICATES

  Each series of Certificates will be issued pursuant to a separate pooling and administration agreement (each, an "Agreement") entered into between the Company, the Trustee and the Administrator. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries and the summaries set forth under "Pooling and Administration" describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of Certificates and the applicable Prospectus Supplement. The Company will provide Certificateholders, without charge, on written request a copy of the Agreement for any series. Requests should be addressed to CMC Securities Corporation II, 2711 N. Haskell Avenue, Suite 1000, Dallas, Texas 75204. The Agreement relating to a series of Certificates will be filed with the Securities and Exchange Commission within 15 days after the date of issuance of such series of Certificates.

  The Certificates of a series will be entitled to payment only from the assets of the Trust Fund and any other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement and, unless otherwise specified in the related Prospectus Supplement, will not be entitled to payments in respect of the assets included in any other trust fund established by the Company. The Certificates will not represent obligations of the Company, the Administrator, any Servicer or any affiliate thereof and will not be guaranteed by any governmental agency or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the Prospectus Supplement, the Company's only obligations with respect to the Certificates will consist of its obligations pursuant to certain representations and warranties made by it. See "The Trust Fund" herein.

  The Mortgage Assets relating to a series of Certificates, other than Agency Securities, will not be insured or guaranteed by any governmental entity or, unless otherwise specified in the Prospectus Supplement, by any other person. With respect to a series of Certificates for which the related Trust Fund includes Mortgage Loans, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans are not advanced by the related Servicer or the Administrator or any other entity or paid from any applicable Credit Enhancement, such delinquencies may result in delays in the distribution of payments to the holders of one or more classes of Certificates of such series, and such losses will be borne by the holders of one or more classes of such Certificates.

  In addition, with respect to a series of Certificates for which the related Trust Fund includes Mortgage Assets other than Mortgage Loans, late payments on such Mortgage Assets may result in delays in the distribution of payments to the holders of one or more classes of such Certificates, and losses on such Mortgage Assets will be borne by the holders of one or more classes of such Certificates, to the extent such late payments and losses are not advanced or paid from any applicable credit enhancement arrangement described in the related Prospectus Supplement.

GENERAL

  As specified in the Prospectus Supplement, the Certificates of each series will be issued either in book entry form or in fully registered form. The minimum original Certificate Principal Balance or Notional Principal Balance that may be represented by a Certificate (the "denomination") will be specified in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the original Certificate Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the Notional Principal Balance of such Certificate. The Notional Principal Balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

  Except as described below under "Book Entry Registration" with respect to Book Entry Certificates, the Certificates of each series will be transferable and exchangeable on a Certificate Register to be maintained at the corporate trust office of the Trustee or such other office or agency maintained for such purposes by the Trustee in New York City. Unless otherwise specified in the Prospectus Supplement, under each Agreement, the Trustee will be appointed initially as the Certificate Registrar. Unless otherwise specified in the Prospectus Supplement, no service change will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

  Under current law the purchase and holding of a class of Certificates entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Mortgage Assets or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Assets only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code, may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Unless otherwise specified in the related Prospectus Supplement, transfer of Certificates of such a class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Company that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Administrator or the Company to any obligation or liability in addition to those undertaken in the Agreement.

  As to each series, one or more elections may be made to treat the related Trust Fund or designated portions thereof as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the Company or the Administrator and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the Administrator, the Trustee, a Residual Certificateholder or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or, if applicable, from any Residual Certificateholder.

CLASSES OF CERTIFICATES

  Each series of Certificates will be issued in one or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal, in the aggregate amount of the original Certificate Principal Balance, if any, of such class of Certificates as specified in the Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the Certificate Principal Balance or Notional Principal Balance of such Certificates from time to time at the Certificate Interest Rate, if any, applicable to such class of Certificates as specified in the Prospectus Supplement. If specified in the Prospectus Supplement, one or more classes of a series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust Fund.

  If specified in the Prospectus Supplement, the Certificates will have an aggregate original Certificate Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Assets as of the close of business on the first day of the month of creation of the Trust Fund (the "Cut-off Date") after deducting payments of principal due on or before the Cut-off Date and, unless otherwise specified in the related Prospectus Supplement, will bear interest in the aggregate equal to the Pass-Through Rate. The Pass-Through Rate will equal the rate of interest borne by the related Mortgage Loans (the "Mortgage Rate"), Agency Securities, Private Mortgage-Backed Securities or Other Mortgage Securities, net of the aggregate servicing fees and any other amounts (including fees payable to the Administrator) as are specified in the Prospectus Supplement. The original Certificate Principal Balance of the Certificates of a series and the interest rate on the classes of such Certificates will be determined in the manner specified in the Prospectus Supplement.

  Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with schedule, (b) in reference to an index, or (c) otherwise (each, a "Certificate Interest Rate"), in each case as specified in the Prospectus Supplement. One or more classes of Certificates may provide for interest that accrues, but is not currently payable ("Compound Interest Certificates"). With respect to any class of Compound Interest Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate Principal Balance of such class of Certificates on that Distribution Date.

  A series of Certificates may include one or more classes entitled only to distributions (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Certificates may consist of one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the assets of the Trust Fund, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time or otherwise, in each case as specified in the Prospectus Supplement.

  A series of Certificates may include one or more Classes of Scheduled Amortization Certificates and Companion Certificates. "Scheduled Amortization Certificates" are Certificates with respect to which payments of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "Companion Certificates" are Certificates which receive payments of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Certificates on such Distribution Date. Because of the manner of application of payments of principal to Companion Certificates, the weighted average lives of Companion Certificates of a series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust Fund than will the Scheduled Amortization Certificates of such series.

  One or more series of Certificates may constitute series of "Special Allocation Certificates" which may include Senior Certificates, Subordinated Certificates, Priority Certificates and Non-Priority Certificates. As specified in the related Prospectus Supplement for a series of Special Allocation Certificates, the timing and/or priority of payments of principal and/or interest may favor one or more classes of Certificates over one or more other classes of Certificates. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Unless otherwise specified in the related Prospectus Supplement for a series of Special Allocation Certificates, losses on the Trust Fund assets for such series may be disproportionately borne by one or more classes of such series, and the proceeds and distributions from such assets may be applied to the payment in full of one or more classes within such series before the balance, if any, of such proceeds are applied to one or more other classes within such series. For example, Special Allocation Certificates in a series may be comprised of one or more classes of Senior Certificates having a priority in right to distributions of principal and interest over one or more classes of Subordinated Certificates, to the extent described in the related Prospectus Supplement, as a form of Credit Enhancement. See "Credit Enhancement-- Subordination." Typically, the Subordinated Certificates will carry a rating by the rating agencies lower than that of the Senior Certificates. In addition, one or more classes of Certificates ("Priority Certificates") may be entitled to a priority of distributions of principal or interest from assets in the Trust Fund over another class of Certificates ("Non-Priority Certificates"), but only after the exhaustion of other Credit Enhancement applicable to such series. The Priority Certificates and Non-Priority Certificates nonetheless may be within the same rating category.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

  General. Distributions of principal and interest at the applicable Certificate Interest Rate (if any) on the Certificates will be made by the Trustee, to the extent of funds available therefor, on the dates specified in the Prospectus Supplement (each, a "Distribution Date") and may be made monthly, quarterly, semi-annually or at such other intervals as are specified in the Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). With respect to Certificates other than Book Entry Certificates, distributions will be made by check or money order mailed to the person, thereto at the address appearing in the Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Certificateholder, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates (other than Book Entry Certificates) will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution. With respect to Book Entry Certificates, such payments will be made as described below under "Book Entry Registration" and in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, distributions allocable to principal and interest on the Certificates of a series will be made by the Trustee out of, and only to the extent of, funds in a separate account established and maintained under the related Agreement for the benefit of holders of the Certificates of such series (the "Certificate Account" with respect to such series), including any funds transferred from any related Reserve Fund. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class. If so specified in the related Prospectus Supplement, the amounts received by the Trustee as described below under "The Trust Fund" will be invested in the Permitted Instruments specified herein and in the Prospectus Supplement and all income or other gain from such investments will be deposited in the related Certificate Account and will be available to make payments on the Certificates of the applicable series on the next succeeding Distribution Date in the manner specified in the Prospectus Supplement.

  Distributions of Interest. Unless otherwise specified in the Prospectus Supplement with respect to a series, interest will accrue on the aggregate Certificate Principal Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate Notional Principal Balance) of each class of Certificates of such series entitled to interest from the date, at the applicable Certificate Interest Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement with respect to a series, the aggregate "Certificate Principal Balance" of any class of Certificates of such series entitled to distributions of principal will be the aggregate initial principal balance of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions and losses reported to the holders of such Certificates as allocable to principal, and, in the case of Compound Interest Certificates, unless otherwise specified in the Prospectus Supplement, increased by all interest accrued but not then distributable on such Compound Interest Certificates. With respect to a class of Certificates entitled only to distributions allocable to interest, such interest will accrue on a notional principal balance (the "Notional Principal Balance") of such class, computed solely for purposes of determining the amount of interest accrued and payable on such class of Certificates.

  To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Compound Interest Certificates) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Certificate Principal Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions of interest on each class of Compound Interest Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Compound Interest Certificates in the Trust Fund, as reflected in the aggregate Certificate Principal Balance of such class of Compound Interest Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Compound Interest Certificates during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Compound Interest Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance as so adjusted.

  Distributions of Principal. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

  If so provided in the Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination credit enhancement provided to the Priority Certificates by the Subordinated Certificates. See "Credit Enhancement--Subordination".

  Unscheduled Distributions. If specified in the Prospectus Supplement, the Certificates of a series will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the Certificates of a series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee determines, based on the assumptions specified in the related Agreement, that the amount anticipated to be on deposit in the Certificate Account for such series on the next related Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for series, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the Prospectus Supplement, all unscheduled distributions will include interest at the applicable Certificate Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

  Unless otherwise specified in the Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

REDEMPTION OF CERTIFICATES

  To the extent provided in the related Prospectus Supplement, the Certificates of any class of a series may be (i) redeemed at the request of Certificateholders; (ii) redeemed at the option of the Company, the Administrator or another party specified in the related Agreement, or (iii) subject to special redemption under certain circumstances. The circumstances and terms under which the Certificates of a series may be redeemed will be described in the related Prospectus Supplement.

BOOK ENTRY REGISTRATION

  If the Prospectus Supplement for a series so provides, Certificates of any class of such series may be issued in book entry form ("Book Entry Certificates") and held in the form of a single certificate issued in the name of a Clearing Agency ("Clearing Agency") registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Certificates may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Clearing Agency Participants may also be Beneficial Owners (as defined below), of Book Entry Certificates.

  Purchaser and other Beneficial Owners of Book Entry Certificates ("Beneficial Owners") may not hold Book Entry Certificates directly, but may hold, transfer or pledge their ownership interest in the Certificates only through Clearing Agency Participants. Additionally, Beneficial Owners will receive all payments of principal and interest with respect to the Certificates, and, if applicable, may request redemption of Certificates, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Certificates or be entitled to receive definitive certificates representing their ownership interest in the Certificates except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors--Book Entry Registration."

  If Certificates of a series are issued as Book Entry Certificates, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Certificates of such series, and to receive and transmit requests for redemption with respect to such Certificates. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Certificates will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Certificates and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, and submit redemption requests.

                                THE TRUST FUND

  The Trust Fund for a series of Certificates may consist of one or more of the following:

    (i) the Mortgage Assets (subject, if specified in the Prospectus Supplement, to certain exclusions);

    (ii) all payments (subject, if specified in the Prospectus Supplement, to certain exclusions) in respect of such Mortgage Assets adjusted, unless otherwise specified in the related Prospectus Supplement, in the case of interest payments on Mortgage Assets, to the Pass-Through Rate;

    (iii) if specified in the Prospectus Supplement, reinvestment income on such payments;

    (iv) with respect to a Trust Fund that includes Mortgage Loans, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan;

    (v) with respect to a Trust Fund that includes Mortgage Loans, certain rights of the Administrator and the Servicers under certain insurance policies required to be maintained in respect of such Mortgage Loans; and

    (vi) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement.

  The Certificates of each series will be entitled to payment only from the assets of the related Trust Fund and any other assets pledged for the benefit of the Certificateholders of such series as specified in the related Prospectus Supplement and, unless otherwise specified in the related Prospectus Supplement, will not be entitled to payments in respect of the assets of any other trust fund established by the Company. The primary assets of any Trust Fund will consist of Mortgage Assets.

  Mortgage Assets may be acquired by the Company from affiliates of the Company. The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related series of Certificates initially are offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. A copy of the Agreement with respect to each series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each series of Certificates, will be attached to the related Agreement delivered to the Trustee upon delivery of such Certificates.

MORTGAGE LOANS

  Certain information regarding the underwriting standards and guidelines applicable to the Mortgage Loans (unless otherwise specified in the related Prospectus Supplement) is set forth under "The Company--Mortgage Loan Underwriting."

  The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") evidencing first liens on residential properties

(the "Mortgaged Properties"). Such Mortgage Loans will be within the broad classification of one-to four-family mortgage loans, defined generally as loans on residences containing one to four dwelling units, loans on condominium units and may include loans on multifamily residential projects. The Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. The Mortgaged Properties securing the Mortgage Loans will be located in one or more states in the United States or the District of Columbia and may include investment properties and vacation and second homes. Each Mortgage Loan will be selected by the Company for inclusion in the Trust Fund from among those acquired by the Company or originated or acquired by one or more affiliates of the Company, including newly originated loans.

  Unless otherwise specified in the related Prospectus Supplement, (i) the Mortgage Loans included in the Trust Fund for a series of Certificates will be "conventional" mortgage loans, that is, they will not be insured or guaranteed by any governmental agency; (ii) principal and interest on such Mortgage Loans will be payable on the first day of each month; and (iii) interest on such Mortgage Loans will be calculated based on a 360-day year of twelve 30-day months. When full payment is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid.

  The payment terms of the Mortgage Loans to be included in a Trust Fund for a series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

    (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

    (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

    (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

    (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Company.

  With respect to a series for which the related Trust Fund includes Mortgage Loans, the related Prospectus Supplement may specify, among other things, certain information regarding the interest rates (the "Mortgage Rates"), the average Principal Balance and the aggregate Principal Balance of such Mortgage Loans, the years of origination and original principal balances and the original loan-to-value ratios of such Mortgage Loans. The "Principal Balance" of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the Cut-off Date, after deducting any principal payments due on or before the Cut-off Date, reduced by all principal payments, including principal payments advanced pursuant to the related Agreement, previously distributed to Certificateholders with respect to such Mortgage Loan and reported to them as allocable to principal.

  With respect to Mortgage Loans secured by multifamily residential properties, the related Prospectus Supplement may specify, among other things, the dates of origination; the interest rates on the Mortgage Loans, and the index or formula, if any, used to determine the adjustable rate, if any; the number of Mortgage Loans secured by multifamily properties; the original loan amounts or range of original loan amounts; the original Loan-to-Value Ratio on a weighted average basis; and the original and remaining terms of the loans on a weighted average basis. The related Prospectus Supplement may also specify the number and type of units contained in each property, the loan amount per unit for each project, the percentage of units in each property occupied as of the Cut-off Date, the appraised value of each property and whether each property is subject to local rent control ordinances. The related Prospectus Supplement may set forth the types and locations of properties securing the Mortgage Loans, the balloon, principal amortization or interest only terms, if any, and whether the Mortgage Loan financed the acquisition or rehabilitation of the underlying properties or refinanced prior indebtedness.

  Unless otherwise specified in the Prospectus Supplement, the "Loan-to-Value Ratio" of any Mortgage Loan will be determined by dividing the amount of the loan by the "Original Value" of the related mortgaged property. The principal amount of the "loan," for purposes of computation of the Loan-to-Value Ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. In some instances, it may also include amounts which the seller or some other party to the transaction has paid to the mortgagor, such as minor reductions in the purchase price made at the closing. The "Original Value" of a mortgage loan is (a) in the case of any newly originated mortgage loan, the lesser of (i) the value of the mortgaged property, based on an appraisal thereof acceptable to the Company and (ii) the selling price, and
(b) in the case of any mortgage loan used to retire a previous mortgage loan, the value of the mortgaged property, based on an appraisal thereof acceptable to the Company.

  There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

AGENCY SECURITIES

  Government National Mortgage Association (GNMA). GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the Federal Housing Administration ("FHA Loans"), guaranteed by the Farmers Home Administration ("FmHA Loans") or partially guaranteed by the Veterans' Administration ("VA Loans").

  Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

  GNMA Certificates. Each GNMA Certificate relating to a series (which may be issued under either the GNMA I program or the GNMA II program, as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. Each GNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may include FHA Loans, FmHA Loans or VA Loans. Each GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, FmHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, FmHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, FmHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans, FmHA Loans or VA Loans.

  The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States.

  Each GNMA Certificate will have an original maturity of not more than 30 years, but may have an original maturity of substantially less than 30 years. In general, GNMA requires that at least 90% of the original principal amount of the mortgage pool underlying a GNMA Certificate must consist of mortgage loans with maturities of twenty years or more. However, in certain circumstances, GNMA Certificates may be backed by pools of mortgage loans at least 90% of the original principal amount of which have original maturities of at least 15 years. Each mortgage loan underlying a GNMA Certificate, at the time GNMA issues its guarantee commitment, must be originated no more than 12 months prior to such commitment date.

  GNMA will approve the issuance of each such GNMA Certificate in accordance with a guarantee agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Issuer on the mortgage loans underlying such GNMA Certificate are less than the amounts due on such GNMA Certificate.

  If a GNMA Issuer is unable to make payments on a GNMA Certificate as such payments become due, it is required promptly to notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate will have recourse only against GNMA to obtain such payment. In the case of GNMA Certificates issued in definitive form, the Trustee, as registered holder of the GNMA Certificates pledged to secure a series of Bonds, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due. In the case of GNMA Certificates issued in book-entry form, The Participants Trust Corporation ("PTC"), or its nominee, will have the right to proceed against GNMA in such event.

  All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on each GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

  Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

  Regular monthly installment payments on each GNMA Certificate relating to a series will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans of VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate relating to a series or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

  GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from non-"buydown" GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequently years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates relating to a series of Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates related to a series of Certificates may be held in book-entry form.

  If specified in the related Prospectus Supplement, GNMA Certificates included in the Trust Fund for a series of Certificates may be held on deposit at PTC, a limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant on whose account the GNMA Certificate is credited.

  If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

  Federal National Mortgage Association (FNMA). FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

  FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital surplus to capital-short areas.

  FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

  Mortgage loans underlying FNMA Certificates relating to a series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

  Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Thus, the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 50 basis points and 250 points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

  Regular monthly installment payments on each FNMA Certificate will be comprised of interest due as specified by such FNMA Certificate plus the scheduled principal payments on the Mortgage Loans underlying such FNMA Certificate due during the period beginning on the second day of the month prior to the month in which the scheduled monthly installment on such FNMA Certificate is due and ending on the first day of such month in which the scheduled monthly installment on such FNMA Certificate is due. Such regular monthly installments on each such FNMA Certificate will be distributed to the holder of record on the 25th day of each month. Any principal prepayments on the Mortgage Loans underlying any FNMA Certificate securing a series of Certificates or any other early recovery of principal on such Mortgage Loans will be passed through to the holder of record of such FNMA Certificate on the 25th day of the month next following such prepayment or recovery and, in turn, a portion of such amounts will be paid to holders of Certificates, secured thereby, as additional principal payments.

  FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

  If specified in a Prospectus Supplement, FNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

  Federal Home Loan Mortgage Corporation (FHLMC). FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

  FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans. FHA Loans or VA Loans (a "FHLMC Certificate Pool"). FHLMC Certificates are sold under the terms of a mortgage participation certificate agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

  Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

  Unless otherwise described in the related Prospectus Supplement, mortgage loans underlying the FHLMC Certificates relating to a series will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in FHLMC Act. A FHLMC Certificate group may include whole loans, participation interest in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program any such FHLMC Certificate group may include only whole loans or participation interest in whole loans.

  FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the mortgage loans in the related FHLMC Certificate Pool, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a series, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

  In addition to FHLMC's guarantees of timely payment of interest and ultimate collection of principal, FHLMC guarantees with respect to FHLMC Certificates representing certain qualifying mortgage loans the timely payment by each mortgagor of the monthly principal scheduled to be paid under the amortization schedule applicable to each such mortgage loan ("Scheduled Principal"). Servicers of the mortgage loans comprising these FHLMC Certificates are required to pay Scheduled Principal to FHLMC whether or not received from the mortgagors. FHLMC, in turn, guarantees to pay Scheduled Principal to each registered holder of such FHLMC Certificates whether or not received from the servicers. FHLMC monthly payments of Scheduled Principal are computed based upon the servicer's monthly report to FHLMC of the amount of Scheduled Principal due to be paid on the related mortgage loans. The Prospectus Supplement for each series of Certificates for which the related Trust Fund includes FHLMC Certificates will set forth the nature of FHLMC's guarantee with respect to scheduled principal payments on the mortgage loans in the pools represented by such FHLMC Certificates.

  FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

  Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, a Federal Reserve Bank which maintains book-entry accounts with respect thereto will make payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a FHLMC Certificate will normally be received by the 15th day of the second month following the month in which the purchaser became recognized as the holder of such FHLMC Certificate. Thereafter, payments will normally be received by the 15th day of each month.

  A FHLMC Certificate may be issued under programs created by FHLMC, including its Cash Program or Guarantor Program. Under FHLMC's Cash Program, the pooled mortgage loans underlying a FHLMC Certificate are purchased for cash from a number of sellers. With respect to FHLMC Certificate Pools formed prior to June 1, 1987, under the Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No mortgage loan is purchased by FHLMC at greater than 100% of its outstanding principal balance. Thus, the range of interest rates on the mortgage loans in a FHLMC Certificate Pool formed prior to June 1987 under the Cash Program will vary since mortgage loans are purchased and identified to a FHLMC Certificate Pool based upon their yield to FHLMC rather than on the interest rates on the mortgage loans. With respect to FHLMC Certificate Pools formed on or after June 1, 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Pool which is comprised of 15- or 30-year fixed-rate single family mortgage loans bought by FHLMC under the Cash Program will be restricted to one percentage point. In addition, the minimum interest rate on any mortgage loan in a FHLMC Certificate Pool will be greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the maximum interest rate will not be more than two percentage points above such pass-through rate.

  Under FHLMC's Guarantor Program, the mortgage loans underlying a FHLMC Certificate are purchased from a single seller in exchange for such FHLMC Certificate. The interest rate on a FHLMC Certificate under such program is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. Under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Pool may not exceed two percentage points. For some FHLMC Certificates issued pursuant to purchase contracts under the Guarantor Program on or after September 1, 1987, the range of the interest rates on the mortgage loans in a FHLMC Certificate Pool will not exceed one percentage point.

  If specified in a Prospectus Supplement, FHLMC Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

  Stripped Agency Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA or FHLMC Certificates. The underlying securities will be held under a trust agreement by GNMA, FNMA or FHLMC each as trustee, or by another trustee named in the related Prospectus Supplement. GNMA, FNMA or FHLMC will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

  Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

  Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Underlying Mortgage Loans or certain mortgage-backed securities, or (b) collateralized mortgage obligations secured by Underlying Mortgage Loans or certain mortgage-backed securities. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Underlying Mortgage Loans or on certain underlying mortgage-backed securities. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). Generally, the seller/servicer of the Underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Underlying Mortgage Loans relating to such Private Mortgage-Backed Security. Underlying Mortgage Loans relating to a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer.

  The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Company. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, neither the PMBS Issuer nor any agency or instrumentality of the United States nor any other person will have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement.

  Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

  The Underlying Mortgage Loans relating to the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Underlying Mortgage Loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.

  Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, surety bonds, insurance policies, guaranties or other types of credit support may be provided with respect to the Underlying Mortgage Loans relating to the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

  The related Prospectus Supplement for a series of Certificates will describe any Private Mortgage-Backed Securities to be included in the Trust Fund for such series, and may specify certain characteristics of the related Underlying Mortgage Loans.

OTHER MORTGAGE SECURITIES

  Other Mortgage Securities include any securities other than Agency Securities and Private Mortgage-Backed Securities that directly or indirectly represent an ownership interest in, or are secured by and payable from, mortgage loans on real property or mortgage-backed securities. Other Mortgage Securities may include residual interests in issuances of collateralized mortgage obligations or mortgage pass-through certificates, as well as new types of mortgage-related assets and securities that may be developed and marketed from time to time. The Prospectus Supplement for a series of Certificates will describe any Other Mortgage Securities to be included in the Trust Fund for such series.

                              CREDIT ENHANCEMENT

GENERAL

  Various forms of Credit Enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the assets in the related Trust Fund. Credit Enhancement may be in the form of the subordination of one or more classes of the Certificates of such series, the establishment of one or more Reserve Funds, the use of a cross-support feature, use of a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

SUBORDINATION

  If so specified in the related Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Certificates of a series (the "Subordinated Certificates") will instead be payable to holders of one or more other classes of such series (the "Senior Certificates") under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates of, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates could experience losses on the Certificates.

  In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Funds (as defined below) established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods, or on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Company or the holders of any class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

  If specified in the Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

  As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the Prospectus Supplement.

CROSS-SUPPORT

  If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in the Trust Fund for a series may be evidenced by separate classes of related series of Certificates. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

  If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trust Funds for a separate series of Certificates. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

POOL INSURANCE

  With respect to a series for which the related Trust Fund includes Mortgage Loans, in order to decrease the likelihood that Certificateholders will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained. Such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or report on Form 8-K and for the periods specified in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Administrator under the related Agreement will agree to use its best reasonable efforts to maintain any such Mortgage Pool

Insurance Policy and to file claims thereunder with the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer"). A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

SPECIAL HAZARD INSURANCE

  With respect to a series for which the related Trust Fund includes Mortgage Loans, in order to decrease the likelihood that Certificateholders will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more special hazard insurance policies (each, a "Special Hazard Insurance Policy") will be obtained. Such a Special Hazard Insurance Policy will, subject to limitations described below and in the Prospectus Supplement, protect holders of Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss caused by reason of the application of the co-insurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans--Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

  The related Prospectus Supplement will describe the terms of any applicable Special Hazard Insurance Policy and will set forth certain information with respect to the related Special Hazard Insurer.

BANKRUPTCY BOND

  In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Loans" herein. If so provided in the related Prospectus Supplement, the Company will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

  The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

  If specified in the related Prospectus Supplement, other forms of Credit Enhancement may be provided to cover such bankruptcy-related losses. Any bankruptcy bond or other form of Credit Enhancement provided to cover bankruptcy-related losses will be described in the related Prospectus Supplement.

RESERVE FUNDS

  If specified in the Prospectus Supplement, assets such as cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Company on the Delivery Date in one or more accounts (each, a "Reserve Fund") established and maintained with the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Company has any obligation to make such a deposit, certain amounts to which the Subordinated Certificateholders, if any, would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Permitted Instruments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, a beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

  Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

  If specified in the Prospectus Supplement, the related Trust Fund may also include assets such as insurance, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, option agreements or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Certificates, or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Services or the Administrator to advance delinquent installments in respect of the Mortgage Loans. See "Servicing of Mortgage Loans--Advances".

                        SERVICING OF THE MORTGAGE LOANS

  Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans relating to a series will be serviced by one or more mortgage loan servicing institutions (the "Servicers"), which may include the Administrator, pursuant to servicing agreements between each Servicer and the Partnership (each, a "Servicing Agreement"). The Partnership's rights, title and interest under each Servicing Agreement with respect to the applicable Mortgage Loans will be assigned to CI and CI will assign its rights, title and interest therein to the Company, which will in turn assign its rights, title and interest therein to the related Trustee pursuant to the related Agreement. Pursuant to the related Agreement, the Company will be required to instruct the Servicers of the related Mortgage Loans to deposit with the Trustee all collections received by such Servicers on such Mortgage Loans (net of servicing fees to be retained by the Servicers). The Mortgage Loans may be covered by Primary Mortgage Insurance Policies, Standard Hazard Insurance Policies and title insurance policies, as more fully described below and as specified in the related Prospectus Supplement.

SERVICING AGREEMENTS

  Unless otherwise specified in the related Prospectus Supplement, each Servicer must be a FNMA- or FHLMC-approved servicer of conventional mortgage loans. In addition, the Company and its affiliates require adequate servicing experience, where appropriate, and financial stability, generally including a net worth of at least $1,000,000, as well as satisfaction of certain other criteria.

  Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers under the Mortgage Loans (the "Mortgagors") and remittance of such collections to the Trustee, maintenance of applicable standard hazard insurance and primary mortgage insurance policies, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, and maintaining accounting records relating to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, each Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully under "--Payments on Mortgage Loans" and "--Advances," and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

  The Servicers will be entitled to a monthly servicing fee as specified in the related Prospectus Supplement. The Servicers will also generally be entitled to collect and retain, as part of their servicing compensation, late payment charges and assumption underwriting fees. The Servicers of the Mortgage Loans will be reimbursed from proceeds of one or more of the insurance policies described herein ("Insurance Proceeds") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds") for certain expenditures. See "--Advances" and "-- Administration and Servicing Compensation and Payment of Expenses" herein.

  Each Servicer will be required to service each Mortgage Loan pursuant to the terms of its Servicing Agreement for the entire term of such Mortgage Loan, unless such Servicing Agreement is earlier terminated by the Trustee. Upon termination of a Servicing Agreement, the Administrator will act as Servicer of the related Mortgage Loans pursuant to a Servicing Agreement on the same terms and conditions applicable to any other Servicer.

PAYMENTS ON MORTGAGE LOANS

  Each Servicer will establish and maintain a separate account (each, a "Custodial Account"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Corporation ("FDIC") or the National Credit Union Administration ("NCUA") or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the Trustee the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to its Servicing Agreement.

  Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Certificates.

  Each Servicer is required to deposit into its Custodial Account on a daily basis all amounts in respect of each Mortgage Loan received by such Servicer, with interest adjusted to a rate (the "Remittance Rate") equal to the related Mortgage Rate less the Servicer's servicing fee rate. On the 18th day of each month, or such other day specified in the related Prospectus Supplement (the "Remittance Date"), each Servicer of the Mortgage Loans will remit to the Trustee all funds held in its Custodial Account with respect to each Mortgage Loan; provided, however, that Principal Prepayments may be remitted on the Remittance Date in the month following the month of such prepayment. Each Servicer will be required, pursuant to the terms of the related Servicing Agreement, to remit with each Principal Prepayment interest thereon at the Remittance Rate through the last day of the month in which such Principal Prepayment is made. Each Servicer is also required to advance its own funds as described below.

ADVANCES

  Unless otherwise specified in the related Prospectus Supplement, with respect to a delinquent Mortgage Loan, the related Servicer will be obligated to advance its own funds or funds from its Custodial Account equal to the aggregate amount of payments of principal and interest (adjusted to the applicable Remittance Rate) which were due on a Mortgage Loan due date and which are delinquent as of the close of business on the business day preceding the Remittance Date ("Monthly Advance"). Such advances are required to be made by the Servicer unless the Servicer, with the concurrence of the Administrator, determines that such advance ultimately would not be reimbursable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Properties, or from any other source (any amount not so reimbursable being referred to herein as a "Nonrecoverable Advance"). Such advance obligation will continue through the month following the month of final liquidation of such Mortgage Loan. Any Servicer funds thus advanced will be reimbursable to such Servicer out of recoveries on the Mortgage Loans respecting which such amounts were advanced. The Servicers will also be obligated to make advances in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds.

  Unless otherwise specified in the related Prospectus Supplement, the Administrator will be obligated pursuant to the Agreement to advance on or before the Distribution Date an amount equal to any Monthly Advance which a Servicer fails to remit, but will not be obligated to make such advance if the Administrator determines it to be a Nonrecoverable Advance. Failure by a Servicer to make a required Monthly Advance will be grounds for termination under the related Servicing Agreement.

SERVICING PROCEDURES

  Each Servicer will service the Mortgage Loans pursuant to written guidelines promulgated by CMC, the managing general partner of the Partnership. The Administrator will exercise its best reasonable efforts to insure that the Servicers service the Mortgage Loans in compliance with such guidelines and in a manner consistent with industry standards.

  In any case in which property subject to a Mortgage is being conveyed by the Mortgagor, each Servicer will in general be obligated, to the extent it has knowledge of such conveyance, to exercise its right to accelerate the maturity of such Mortgage Loans under any due-on-sale clause applicable thereto but only if the exercise of such rights is permitted by law and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. The Servicing Agreements will provide that if the Servicer is prevented from enforcing such due-on-sale clause under applicable law, or if the applicable Mortgage Loan does not include a due-on-sale clause, the Servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person will become liable under the Mortgage Note; provided, however, that the Servicer may not enter into an assumption and modification agreement with such person unless such person satisfies the criteria necessary to maintain the coverage provided by all applicable insurance policies or unless such assumption and modification agreement is otherwise required by law. Notwithstanding the foregoing, if a Servicer enters into such an assumption and modification agreement with respect to a Mortgage Loan including a due-on-sale clause, the Mortgagor will remain liable under the Mortgage Note to the extent permitted by applicable law. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

PRIMARY MORTGAGE INSURANCE POLICIES

  Unless otherwise specified in the related Prospectus Supplement, (i) each Mortgage Loan having a Loan-to-Value Ratio greater than 80% will be covered by a primary mortgage insurance policy (a "Primary Mortgage Insurance Policy") and (ii) the Servicing Agreements will require each Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan serviced by it which is currently covered by a Primary Mortgage Insurance Policy until the Loan-to-Value Ratio of such Mortgage Loan declines to 80%.

  Unless otherwise specified in the related Prospectus Supplement, subject to their provisions and certain conditions and exclusions described below, the Primary Mortgage Insurance Policies will insure each covered Mortgage Loan against default as to the principal amount thereof exceeding 75% of the appraised value of the Mortgaged Property at the time of the origination of such Mortgage Loan. The Primary Mortgage Insurance Policies will not insure against certain losses which may be sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan.

  The Primary Mortgage Insurance Policies generally provide that no claim may be validly presented thereunder unless (i) certain cash advances have been made, and (ii) where there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition as of the date it was insured, reasonable wear and tear excepted. Assuming the satisfaction of these conditions, the issuer of a Primary Mortgage Insurance Policy will be required, within the applicable policy limits, to pay either (a) an amount equal to the principal balance of the defaulted Mortgage Loan covered thereby, plus accrued and unpaid interest thereon to the date of claim, property preservation expenses, certain other costs and other advances made by the insured, against receipt of good and marketable title to the Mortgaged Property or (b) the product of the amount described in clause (a), subject to certain exceptions, multiplied by the applicable percentage of insurance coverage.

  Claim payments, if any, under each Primary Mortgage Insurance Policy will be required to be remitted by the Servicers to the Trustee and will be treated in the same manner as a prepayment of a Mortgage Loan.

STANDARD HAZARD INSURANCE POLICIES

  Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreements will require each Servicer to cause to be maintained for each Mortgage Loan serviced by it a standard hazard insurance policy (a "Standard Hazard Insurance Policy") providing for not less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage will be in an amount equal to the principal balance owing on such Mortgage Loan or, if less, the maximum insurable value of the Mortgaged Properties securing such Mortgage Loan. In all events, such coverage shall be in an amount sufficient to ensure avoidance of the applicability of the co-insurance provisions under the terms and conditions of the applicable policy. The ability of each Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any Standard Hazard Insurance Policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to such Servicer by Mortgagors. All amounts collected by a Servicer under a Standard Hazard Insurance Policy will be deposited in such Servicer's Custodial Account. Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will provide that the related Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans serviced by such Servicer.

  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the Mortgaged Properties by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects, domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. A Standard Hazard Insurance Policy may also contain a deductible that must be met prior to payment of any claim thereunder.

  Since the amount of hazard insurance to be maintained on the Mortgaged Properties may decline as the principal balances owing thereon decrease, and since residential properties have generally appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be sufficient to restore fully the damaged property.

TITLE INSURANCE POLICIES

  The Servicing Agreements will require that a title insurance policy be in effect on each of the Mortgaged Properties and that such title insurance policy contain no coverage exceptions, except those permitted pursuant to the guidelines heretofore established by FNMA.

CLAIMS UNDER PRIMARY MORTGAGE INSURANCE POLICIES AND STANDARD HAZARD INSURANCE POLICIES; OTHER REALIZATION UPON DEFAULTED LOANS

  Each Servicer will present claims to any primary insurer under any related Primary Mortgage Insurance Policy and to the hazard insurer under any related Standard Hazard Insurance Policy. All collections under any related Primary Mortgage Insurance Policy or any related Standard Hazard Insurance Policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property) will be remitted to the Trustee.

  If any Mortgage Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy, each Servicer will be required to expend its own funds to restore the damaged property. In the event that a Servicer fails to make a required expenditure, the Administrator will be required to make such expenditure. In either case, the Servicer and the Administrator will be required to make such expenditures only to the extent it determines such expenditures are recoverable from Insurance Proceeds or Liquidation Proceeds.

  If recovery under any applicable Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available, the Servicer or the Administrator, as the case may be, will nevertheless be obligated to attempt to realize upon the defaulted Mortgage Loan. Foreclosure proceedings will be conducted by the Servicer. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loan plus interest accrued thereon, a loss will be realized on such Mortgage Loan, to the extent the applicable Credit Enhancement is not sufficient, in the amount of such difference plus the aggregate of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the Agreement. CONSEQUENTLY, ANY DEFAULT BY AN INSURER UNDER ANY INSURANCE POLICY OR BANKRUPTCY BOND, ANY LOSSES IN EXCESS OF ANY INSURANCE POLICY OR BANKRUPTCY LIMITS, ANY UNINSURED LOSS AND ANY INTEREST SHORTFALLS NOT OTHERWISE COVERED AS DESCRIBED HEREIN OR IN THE PROSPECTUS SUPPLEMENT WILL LIKELY RESULT IN LOSSES BEING BORNE BY ONE OR MORE CERTIFICATEHOLDERS OF THE AFFECTED SERIES.

  Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicer, no payments under the related Mortgage Pool Insurance Policy, if any, will result in a recovery on the Mortgage Loans which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. In addition, where a Mortgaged Property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the Pool Insurer will exercise its right under the related Mortgage Pool Insurance Policy, if any, to purchase such Mortgaged Property and realize for itself any excess proceeds.

  Liquidation Proceeds and Insurance Proceeds may initially be credited to a separate account (the "Advance Account") in order to facilitate the reimbursement of advances made by Servicers, the Administrator or an insurer. Such proceeds will be held in the Advance Account until the earlier of the date of final reimbursement to the appropriate parties and the second Remittance Date after the date on which they were deposited in the Advance Account. Interest shortfalls may be suffered on the Certificates if and to the extent that Liquidation Proceeds and Insurance Proceeds are retained in the Advance Account during a period in which Servicers are not making Monthly Advances.

ADMINISTRATION AND SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  With respect to each Mortgage Loan, the Administrator may receive compensation with respect to each interest payment on such Mortgage Loan in an amount specified in the related Prospectus Supplement. As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, each Servicer will retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors.

  The Administrator and each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. No loss will be suffered on the Certificates by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Standard Hazard Insurance Policy or from other forms of Credit Enhancement. IN THE EVENT, HOWEVER, THAT THE DEFAULTED MORTGAGE LOANS ARE NOT COVERED BY A MORTGAGE POOL INSURANCE POLICY, SPECIAL HAZARD INSURANCE POLICY, PRIMARY MORTGAGE INSURANCE POLICIES, STANDARD HAZARD INSURANCE POLICIES OR ANOTHER FORM OF CREDIT ENHANCEMENT, OR CLAIMS ARE EITHER NOT MADE OR NOT PAID UNDER SUCH POLICIES OR CREDIT ENHANCEMENT, OR IF COVERAGE THEREUNDER HAS CEASED, A LOSS WILL OCCUR ON THE CERTIFICATES OF THE AFFECTED SERIES TO THE EXTENT THAT THE PROCEEDS FROM THE LIQUIDATION OF A DEFAULTED MORTGAGE LOAN, AFTER REIMBURSEMENT OF THE ADMINISTRATOR'S AND THE SERVICER'S EXPENSES, ARE LESS THAN THE PRINCIPAL BALANCE OF SUCH DEFAULTED MORTGAGE LOAN.

                          POOLING AND ADMINISTRATION

  The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. In addition, certain of the following summaries only apply to an Agreement relating to series of Certificates for which the related Trust Fund includes Mortgage Loans. Provisions of Agreements relating to series of Certificates for which the related Trust Fund includes other types of Mortgage Assets will be summarized and described in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE ASSETS

  Assignment of Mortgage Loans. The Company will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee together with all principal and interest received by the Company on or with respect to such Mortgage Loans on or after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Company in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement.

  In addition, the Company will, as to each Mortgage Loan, deliver to the Trustee (i) the Mortgage Note endorsed to the order of the Trustee, (ii) the Mortgage with evidence of recording indicated thereon or, with respect to Mortgages whose recording has been delayed at the recording office, a copy of such Mortgage together with a certificate of an authorized officer stating that a true and correct copy of such Mortgage has been delivered for recording, and (iii) an assignment in recordable form of the Mortgage. Unless otherwise specified in the related Prospectus Supplement, assignments of the Mortgages relating to the Mortgage Loans will be recorded in the name of the Trustee in the appropriate public office for real property records.

  With respect to any Mortgage Loans which are Cooperative Loans, the Company will cause to be delivered to the Trustee, the related original Cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Company will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

  The Trustee is obligated to review the mortgage documents in original form to ascertain that all the documents required to be delivered by the Agreement have been executed and received. The Trustee or co-trustees designated by the Trustee as provided in the Agreement, will hold such documents in trust for the benefit of Certificateholders. If any document is found by the Trustee not to have been executed or received and the Company cannot cure such defect, the Company will repurchase the related Mortgage Loan (as described below).

  Pursuant to its respective Loan Sale Agreement, each Seller will have made certain representations and warranties with respect to each Mortgage Loan sold by such Seller to the Partnership. See "The Company." Such representations and warranties will generally have included, among other things: (i) that no default existed under the Mortgage Loan; (ii) that title insurance and any required hazard and primary mortgage insurance were effective; (iii) that the prior owner had good title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission;
(iv) that each Mortgage constituted a valid first lien on the Mortgaged Property (subject only to certain permissible exceptions) and that the Mortgaged Property was free from damage and was in good repair; and (v) that no Mortgage Loan is subject to potential losses because the circumstances of its origination involved fraudulent or negligent conduct by either the Mortgagor, the originator or the Servicer (a "Fraudulent Mortgage Loan"). All of the representations and warranties of any Seller with respect to a Mortgage Loan will have been made as of the date on which such Seller sold such Mortgage Loan to the Partnership. However, the Company will represent and warrant in the Agreement that the representations and warranties of the Sellers were true and correct as of the Cut-off Date.

  Pursuant to its respective Servicing Agreement, each Servicer will have made certain representations and warranties with respect to each Mortgage Loan serviced by such Servicer. Such representations and warranties will generally have included, among other things: (i) that there is no default under the terms and covenants of the Mortgage Loan as of the date such Mortgage Loan is first serviced by such Servicer; (ii) that there are no delinquent tax or delinquent assessment liens against the Mortgaged Property; (iii) that the Servicer has not done any act or omitted to do any act which would create an offset, defense or a counterclaim to the Mortgage Loan; and (iv) that the Servicer has complied with various laws which impose requirements, restrictions or conditions on the Servicer in connection with the servicing of Mortgage Loans under the Servicing Agreement. The Company will represent and warrant in the Agreement that the representations and warranties of the Servicers were true and correct as of the Cut-Off Date.

  Unless otherwise specified in the related Prospectus Supplement, pursuant to a purchase agreement between the Partnership and CI, the Partnership will (i) sell and assign to CI the Mortgage Loans and its rights under the Loan Sale Agreements and Servicing Agreements with respect to such Mortgage Loans and
(ii) confirm to CI the warranties and representations made by the Sellers pursuant to their Loan Sale Agreements and by the Servicers pursuant to their Servicing Agreements. Thereafter, unless otherwise specified in the related Prospectus Supplement, pursuant to a purchase agreement between CI and the Company, CI will (i) sell and assign to the Company the Mortgage Loans and its rights under the Loan Sale Agreements and Servicing Agreements with respect to such Mortgage Loans and (ii) confirm to the Company the warranties and representations made by the Sellers pursuant to their Loan Sale Agreements and by the Servicers pursuant to their Servicing Agreements. See "The Company."

  Upon the discovery by the Trustee or the Administrator of a material breach of any representation or warranty made by the Partnership, CI, the Company, a Seller or a Servicer in respect of a Mortgage Loan or of a material defect in the mortgage documents relating to such Mortgage Loan, such Seller or Servicer, the Company, CI and/or the Partnership will be obligated to cure such breach or repurchase such Mortgage Loan at a price equal to 100% of the then outstanding principal amount thereof plus accrued interest thereon to the date of purchase; provided, however, that the obligation of the Company to repurchase Fraudulent Mortgage Loans may be limited as described in the related Prospectus Supplement. In addition, the Sellers and Servicers will agree to indemnify against any loss or liability incurred by the Trustee on account of any material breach of any representation or warranty made pursuant to the applicable Loan Sale Agreements and Servicing Agreements. Unless otherwise provided in the related Prospectus Supplement, the repurchase obligation of the Partnership, CI and the Company constitutes the sole remedy available to the Certificateholders or the Trustee for a material breach of their respective representations or for a material defect in the mortgage documents.

  The Administrator's obligations with respect to the Mortgage Loans will consist of its obligation to notify Servicers and Sellers if the documentation for any Mortgage Loan is found to be defective, its monitoring and supervisory obligations under the Agreement (including its obligations to enforce certain repurchase and other obligations of Servicers and Sellers), and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans and the applicable Servicer's failure to make such advances. The obligations of the Servicers with respect to the Mortgage Loans will be limited to their servicing duties and their obligation to make advances pursuant to the Servicing Agreements as described under "Servicing of the Mortgage Loans."

  Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction tax under the Code.

  Assignment of Agency Securities, Private Mortgage-Backed Securities and other Mortgage Securities. With respect to each series, unless otherwise specified in the related Prospectus Supplement, the Company will cause any Agency Securities, Private Mortgage-Backed Securities and Other Mortgage Securities included in the related Trust Fund to be registered in the name of the Trustee. The Trustee (or its custodian) will have possession of any certificated Agency Securities, Private Mortgage-Backed Securities and Other Mortgage Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security, Private Mortgage-Backed Security or Other Mortgage Security. Each Agency Security, Private Mortgage-Backed Security and Other Mortgage Security will be identified in a schedule appearing as an exhibit to the related Agreement which may specify certain information with respect to such security, including, as applicable, the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each such security. The Company will represent and warrant to the Trustee, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities to the Trustee, the Company had good title to, and was the sole owner of, each such security.

EVIDENCE AS TO COMPLIANCE

  The related Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Administrator's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA or FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards or the Uniform Single Audit Program for Mortgage Bankers (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such expenses as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

LIST OF CERTIFICATEHOLDERS

  Upon written request of three or more Certificateholders of record of a series of Certificates for purposes of communicating with other Certificateholders with respect to their rights under the Agreement for such series, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that series held by the Trustee. With respect to Book Entry Certificates, the only named Certificateholder on the Certificate register will be the Clearing Agency.

  The Agreements will not provide for the holding of any annual or other meetings of Certificateholders.

THE TRUSTEE

  Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Company. In addition, the Administrator and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Fund relating to a particular series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or of any Mortgage Assets or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company in respect of the Certificates or the related assets, or amounts deposited into the Certificate Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

  The Trustee may resign at any time, and the Company may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Company will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

ADMINISTRATION OF THE CERTIFICATE ACCOUNT

  Each Agreement will require that the Certificate Account be any of the following: (i) an account maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a long-term or short-term rating acceptable to each rating agency rating the related Certificates (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC,
(iii) an account maintained with and in the name of the Trustee, in trust, and in respect of which the amounts from time to time on deposit therein are insured by the BIF or the SAIF (to the limits established by the FDIC), provided that all funds in such account are invested in Permitted Instruments (as defined below) within one business day of receipt or are remitted to the Certificateholders within one business day of receipt therein; (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee; or (v) an account which will not cause any rating agency rating the relevant Certificates to downgrade or withdraw its then-current rating assigned to the Certificates. The instruments in which amounts in the Certificate Account may be invested are limited to United States government securities and other investments acceptable to the rating agencies rating such a series of Certificates, and may include one or more Certificates of a series ("Permitted Instruments"). Unless otherwise specified in the related Prospectus Supplement, a Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Instruments. Unless otherwise specified in the related Prospectus Supplement, the Administrator or the Trustee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as compensation. Unless otherwise specified in the related Prospectus Supplement, the following payments and collections received or made subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received on or before the Cut-off Date) will be deposited in the Certificate Account:

    (i) all Mortgagor payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties;

    (ii) all Mortgagor payments on account of interest, adjusted to the Remittance Rate;

    (iii) all Liquidation Proceeds net of certain amounts reimbursed to Servicers or the Administrator, as described above;

    (iv) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the related property or released to the Mortgagor, and net of certain amounts reimbursed to Servicers or the Administrator, as described above;

    (v) all condemnation awards or settlements which are not released to the Mortgagor in accordance with normal servicing procedures;

    (vi) any Advances made as described under "Servicing of the Mortgage Loans--Advances" and certain other amounts required under the Agreement to be deposited in the Certificate Account;

    (vii) all proceeds of any Mortgage Loan or property acquired in respect thereof repurchased by the Company, CI, the Partnership, the Seller or the Servicer or otherwise as described above or under "Termination" below;

    (viii) all amounts, if any, required to be transferred to the Certificate Account from any Credit Enhancement for the related series; and

    (ix) all other amounts required to be deposited in the Certificate Account pursuant to the related Agreement.

REPORTS TO CERTIFICATEHOLDERS

  Concurrently with each distribution on the Certificates, unless otherwise specified in the Prospectus Supplement, the Trustee will mail to Certificateholders a statement generally setting forth, to the extent applicable to any series, among other things:

    (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class;

    (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each class;

    (iii) the aggregate Certificate Principal Balance of each class of the Certificates after giving effect to distributions on such Distribution Date;

    (iv) the aggregate Certificate Principal Balance of any class of Compound Interest Certificates after giving effect to any increase in such Principal Balance that results from the accrual of interest that is not yet distributable thereon;

    (v) if applicable, the amount otherwise distributable to holders of any class of Certificates that was distributed to holders of other classes of Certificates;

    (vi) if any class of Certificates has priority in the right to receive Principal Prepayments on the Mortgage Loans, the amount of Principal Prepayments in respect of the Mortgage Loans;

    (vii) as of the most recent date for which information was available, the aggregate Principal Balance and number of Mortgage Loans which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, and (b) were in foreclosure; and

    (viii) the amount of coverage then remaining under any Credit
  Enhancement.

  The Administrator or the Trustee will also furnish annually customary information deemed necessary for Certificateholders to prepare their tax returns.

EVENTS OF DEFAULT

  An "Event of Default" under the Agreement will consist of (i) any failure by the Administrator to duly observe or perform in any material respect any of its covenants or agreements in such Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Company by the Trustee or to the Administrator and the Trustee by the holders of Certificates evidencing interests aggregating not less than 25% of the affected class of Certificates; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Administrator indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

  As long as an Event of Default under an Agreement remains unremedied by the Administrator, the Trustee, or holders of Certificates of each class affected thereby evidencing, as to each such class, interests aggregating not less than 51%, may terminate all of the rights and obligations of the Administrator under such Agreement, whereupon the Trustee or a new Administrator appointed pursuant to the Agreement will succeed to all the responsibilities, duties and liabilities of the Administrator under such Agreement and will be entitled to similar compensation arrangements. Notwithstanding its termination as Administrator, the Administrator will be entitled to receive amounts earned by it under the Agreement prior to such termination. Following such a termination of the Administrator, pursuant to the applicable Agreement, the Company will be required to appoint any established housing finance institution having a net worth of not less than $10,000,000 to act as successor to the Administrator under such Agreement. If no such successor shall have been appointed within 30 days following such termination, then either the Company or the Trustee may petition a court of competent jurisdiction for the appointment of a successor Administrator. Pending the appointment of a successor Administrator, the Trustee will act as Administrator. The Trustee, the Company and such successor Administrator may agree upon the compensation to be paid to such successor Administrator, which in no event may be greater than the compensation previously paid to the terminated Administrator under such Agreement.

  No holder of Certificates will have any right under the related Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates as specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceedings. However, the Trustee will not be under any obligation to exercise any of the trusts or powers vested in it by an Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

  Each Agreement may be amended by the Company, the Administrator and the Trustee, without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provisions therein or to add any other provisions with respect to matters or questions arising under the Agreement provided that such amendment is not materially inconsistent with the provisions of the Agreement and that in each case, subject as stated in the next sentence, such action will not adversely affect in any material respect the interests of any Certificateholder of that series. An amendment described above shall not be deemed to adversely affect in any material respect the interests of the Certificateholders of that series if either (a) an opinion of counsel satisfactory to the Trustee is obtained to such effect, or (b) the person requesting the amendment obtains a letter from the rating agency then rating the Certificates of that series that the amendment would not result in a downgrading or withdrawal of the rating then assigned by it to such Certificates. Notwithstanding the foregoing, the Company, the Administrator and the Trustee may amend each Agreement without the consent of the Certificateholders of the relevant series in order to modify, eliminate or add to any of its provisions to such extent as may be appropriate or necessary to maintain REMIC status of all or any portion of any Trust Fund as to which a REMIC election has been made with respect to the applicable Certificates or to avoid or minimalize the risk of the imposition of any tax on the Trust Fund created by such Agreement that would be a claim against the Trustee at any time prior to final redemption of the Certificates, provided that the Trustee has obtained the opinion of independent counsel to the effect that such action is necessary or appropriate to maintain REMIC status or to avoid or minimize the risk of the imposition of such a tax. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Company, the Administrator, and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66% of the aggregate Certificate Principal Balance of the Certificates of the applicable series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of Certificateholders of that series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in any manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing at least 66% of the interests of such class or (iii) reduce the aforesaid percentage of Certificates of any class required to consent to any such amendment, without the consent of the holders of all Certificates of such class then outstanding.

TERMINATION

  Unless otherwise specified in the related Prospectus Supplement, the obligations of the Company, the Administrator, and the Trustee created by each Agreement will terminate upon the payment to the related Certificateholders of all amounts required to be paid to them pursuant to the Agreement after the later of (i) the maturity or other liquidation of the last Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any related Mortgage Loan or (ii) the repurchase by the Company from the Trust Fund of all the outstanding Certificates or all remaining assets in the Trust Fund. The Agreement will establish the repurchase price for the assets in the Trust Fund and the allocation of such purchase price among the classes of Certificates. The exercise of such right will effect early retirement of the Certificates of that series, but the Company's right so to repurchase will be subject to the conditions set forth in the related Prospectus Supplement. If REMIC election is to be made with respect to all or a portion of a Trust Fund, there may be additional conditions to the termination of such Trust Fund which will be described in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Agreement. The Trustee will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in such notice of termination.

                                USE OF PROCEEDS

  Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each series of Certificates will be applied to the simultaneous purchase of the Mortgage Assets related to such series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Certificates.

                                  THE COMPANY

GENERAL

  The Certificates offered hereby and by the related Prospectus Supplements will be issued in series by Trust Funds created pursuant to the terms of an Agreement. The Company is a limited purpose finance corporation established primarily for the purpose of issuing one or more series of Certificates through one or more Trust Funds. Each series of Certificates will represent beneficial ownership of the separate assets comprising the related Trust Fund described in the Prospectus Supplement relating to such series, which, together with any other assets pledged for the benefit of Certificateholders of such series, will constitute the only assets available to make payments on the Certificates of such series. Accordingly, the investment characteristics of a series of Certificates will be determined by the assets comprising the Trust Fund for such series.

  CI, which is the sole shareholder of the Company, does not intend to cause the Company to file a voluntary application under any applicable insolvency laws as long as the Company is solvent and does not foresee becoming insolvent.

CMC SECURITIES CORPORATION II

  The Company was incorporated under the laws of the State of Delaware on January 4, 1993. The Company was formed primarily for the purpose of (i) causing the issuance of one or more series of Certificates through one or more Trust Funds created pursuant to an Agreement and (ii) purchasing, owning and selling other mortgage-related assets. The Company is a wholly-owned, limited purpose finance subsidiary of CI.

  The Company's principal executive offices are located at 2711 N. Haskell Avenue, Suite 1000, Dallas, Texas 75204. Its telephone number is (214) 874-2323.

  Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans included in a Trust Fund for a series of Certificates will be acquired by the Company from CI, which will have acquired such Mortgage Loans from CMC Investment Partnership (the "Partnership"). The Partnership will have acquired such Mortgage Loans from various sellers (each, a "Seller") pursuant to Loan Sale Agreements (each, a "Loan Sale Agreement") between the Partnership, Capstead Mortgage Corporation ("CMC"), the managing general partner of the Partnership, and each such Seller. The Partnership is a Texas general partnership having CMC and CI as its sole general partners. In each Loan Sale Agreement, the related Seller will have made various representations and warranties regarding the Mortgage Loans sold to the Partnership by such Seller. The Partnership's rights to require repurchases of Mortgage Loans, pursuant to the applicable Loan Sale Agreements, for breaches of such representations and warranties will be assigned to the Trustee pursuant to the related Agreement. See "Pooling and Administration."

  The Company has not engaged, and will not engage, in any business or investment activities other than, directly or through one or more trusts, (i) acquiring, owning, holding, transferring and otherwise dealing with Mortgage Assets, (ii) issuing and selling bonds secured by Mortgage Assets ("Bonds") and pass-through certificates including the Certificates ("Pass-Through Certificates") evidencing interests in Mortgage Assets certificates under any other Agreement, and receiving, owning, holding and transferring therefor Mortgage Assets (iii) becoming a general partner in limited partnerships organized for the purpose of engaging in any of the activities which the Company is authorized by its Certificate of Incorporation to perform, (iv) to use the proceeds of the sale of Bonds or Pass-Through Certificates in connection with the funding or acquisition of Mortgage Assets, (v) transferring, pledging or assigning the rights to any amounts remitted or to be remitted to the Company under the Agreement, and (vi) engaging in other activities which are necessary or convenient to accomplish the foregoing and are incidental thereto. Any class of a series of Certificates offered by the Prospectus Supplement for such series of Certificates must be rated in one of the four highest rating categories established by one or more nationally recognized statistical rating agencies. Article III of the Company's Certificate of Incorporation limits the Company's purposes to the above, and
Article VIII of the Company's Certificate of Incorporation prohibits the Company, without obtaining the prior written consent of the Trustee under any

Agreement, from amending Articles III or VIII of its Certificate of Incorporation, or from dissolving or liquidating or from merging or consolidating with any entity or conveying or transferring its properties and assets to any other entity, except to a corporation wholly owned, directly or indirectly, by any person or entity owning, directly or indirectly, 100% of the outstanding common stock of the Company and having articles of incorporation containing provisions substantially identical to the provisions of Articles III and VIII of the Company's Certificate of Incorporation.

MORTGAGE LOAN UNDERWRITING

  In general, the Partnership has developed underwriting guidelines and property standards for the acquisition of mortgage loans based on the anticipated requirements of insurers and management's analysis of the criteria used by nationally recognized rating agencies to analyze the quality of the collateral in pass-through certificates backed by mortgage loans. Certain of the guidelines with respect to substantially all of the Mortgage Loans (other than "reduced documentation" Mortgage Loans, as referred to below) are as follows:

    (1) 15-30 year, first lien, level payment loans;

    (2) single-family, owner-occupied residences at time of origination;

    (3) original loan balance must exceed $191,250 in the case of Mortgage Loans originated during 1991, $202,300 in the case of Mortgage Loans originated during 1992 and $203,150 in the case of Mortgage Loans originated during 1993;

    (4) Loan-to-Value Ratios and maximum loan amounts:

         90% Loan-to-Value Ratio up to $400,000

         85% Loan-to-Value Ratio up to $500,000

         80% Loan-to-Value Ratio up to $600,000

         75% Loan-to-Value Ratio up to $700,000

         70% Loan-to-Value Ratio up to $800,000

         60% Loan-to-Value Ratio up to $1,000,000; and

    (5) mortgage loans may have been subject to cash-out refinancings if the Loan-to-Value Ratio is 80% or less, subject to certain limitations.

  "Reduced documentation" Mortgage Loans may be originated without the verification of the mortgagor's employment and income according to the Partnership's Reduced Documentation Program.

  Guidelines with respect to substantially all of the "reduced documentation" Mortgage Loans include those described in clauses (1)-(3) above and as follows:

    (1) Loan-to-Value Ratios and maximum loan amounts:

         75% Loan-to-Value Ratio up to $600,000

         70% Loan-to-Value Ratio up to $750,000; and

    (2) mortgage loans may have been subject to cash-out refinancings if the Loan-to-Value Ratio is 75% or less, subject to certain limitations.

  The Partnership will deviate from its underwriting guidelines when acquiring mortgage loans on a case-by-case basis where compensating factors exist. Two guidelines where attributes are known to vary in the Mortgage Loans are the monthly housing payment as a percentage of the mortgagor's monthly gross income and total required monthly debt payments as a percentage of the mortgagor's monthly gross income. In addition, variances may exist because certain Mortgage Loans were underwritten prior to the adoption of the foregoing guidelines. Notwithstanding the foregoing, a variance from the underwriting guidelines will only be made to the extent that the inclusion of any such mortgage loan would not be expected to prevent such mortgage loan from being eligible for coverage under a Mortgage Pool Insurance Policy. In addition, the underwriting guidelines and standards are subject to periodic review and may change depending on the investment objectives of the Partnership, rating agency criteria and other requirements.

  Mortgage loans purchased by the Partnership generally conform to FHLMC and FNMA regulations and guidelines except that certain mortgage loans may have initial principal balances greater than FHLMC and FNMA guidelines and except that the Partnership continues to offer a limited documentation program which has been discontinued by FHLMC and FNMA. The documentation which the Partnership requires before purchasing a mortgage loan includes, but is not limited to, a mortgage note, deed of trust or mortgage, commitment to issue a title policy, HUD-1 or settlement statement, hazard insurance policy, FNMA loan application, appraisal, credit history, income verification (except for Reduced Documentation Program loans) and verification of deposit, if such funds are needed to close the mortgage loan.

  In addition, the Partnership requires that a Primary Mortgage Insurance Policy be obtained (at the expense of the mortgagor) on certain mortgage loans. All mortgage loans with Loan-to-Value Ratios exceeding 80% are required to have a Primary Mortgage Insurance Policy in order to reduce the credit risk to 75%, unless the inclusion of any such mortgage loan would not be expected to prevent such mortgage loan from being eligible for coverage under a Mortgage Pool Insurance Policy. If the borrower defaults on the mortgage loan, the primary mortgage insurer will either purchase the property for a sum equal to the principal and interest outstanding on the mortgage loan or the insurer will pay a pre-specified percentage (typically 12% to 17%) of the principal balance of the mortgage loan.

  An appraisal is required on each property securing a mortgage loan. Appraisals must be performed by independent appraisal companies unaffiliated with the Partnership.

  In addition to its regular mortgage purchase program, the Partnership has special requirements for reduced documentation program loans, buy-down Mortgage Loans, cash-out refinances and loans over $650,000. These special requirements may include lower Loan-to-Value Ratios and stricter underwriting criteria.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

  The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety be reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

  Mortgages. The Mortgage Loans will be secured either by deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

  Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

  The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

  Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

  Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

  In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

  Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

  In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHT OF REDEMPTION

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

  In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular fact of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

  Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

  The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

  Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENFORCEABILITY OF CERTAIN PROVISIONS

  Certain of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

  Exempted from the general rule of enforceability of due-on-sale clauses were mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applied only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses.

  The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. German Act by the Federal Home Loan Bank Board as succeeded by the OTS, also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Administrator to enforce due-on-sale clauses may result in the Trust Fund including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability of the Company to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

  Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Agreement, late charges (to the extent permitted by law and not waived by the Administrator) will be retained by the Administrator as additional servicing compensation.

ADJUSTABLE RATE LOANS

  The laws of certain states may provide that Mortgage Notes relating to adjustable rate Mortgage Loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a Mortgage Note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a Mortgagor.

ENVIRONMENTAL LEGISLATION

  Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on, or contained in, the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trust Fund) to homeowners. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Certificates might realize a loss if such costs were required to be paid by the Trust Fund. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the holders of the related series of Certificates realizing a loss if associated costs were required to be paid by the Trust Fund. The Company, CMC, the Partnership, CI, the Underwriters, the Sellers, the Servicers, and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any Mortgaged Properties securing the Mortgage Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Certain states have enacted legislation rejecting the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

  Under the Agreement for each series of Certificates, the Company will represent and warrant to the Trustee that the Mortgage Loans comply with applicable state laws, including usury laws.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters active military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state statutes could have an effect, for an indeterminate period of time, on the ability of the Servicers to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicers to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

  Unless otherwise provided in the Prospectus Supplement for a series of Certificates, any shortfalls in interest collections resulting from application of the Relief Act to the related Mortgage Loans would result in losses to the holders of such Certificates.

                           LEGAL INVESTMENT MATTERS

  Unless otherwise specified in the related Prospectus Supplement, the Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation prior to the October 4, 1991 deadline for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

  Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Certificates. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS, and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

  Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investors' assets.

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities that are issued in book-entry form.

  If specified in the related Prospectus Supplement, other Classes of Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties. No representation is made as to the proper characterization of Certificates not qualifying as "mortgage related securities" for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase such Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determination concerning legal investment or financial institution regulatory characteristics of such Certificates) may adversely affect the liquidity of such Certificates.

  Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

  The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg.
Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates, but the Company cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans or Agency Securities may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

  DOL Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

  PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and
(iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Mortgage Pool.

  Although the Trustee for any series of Certificates will be unaffiliated with the Company, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust Fund's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTCE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Certificates.

  Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTCE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a series of Certificates, the related Prospectus Supplement will refer to such possibility.

  Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

  Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the enactment of the Tax Reform Act of 1986 (the "1986 Act"), the Technical and Miscellaneous Revenue Act of 1988 ("TAMRA") and the Revenue Reconciliation Act of 1993, as well as final Treasury regulations concerning REMICs ("Final REMIC Regulations") promulgated by the U.S. Department of the Treasury on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates, particularly with respect to federal income tax changes effected by the 1986 Act, TAMRA and the Final REMIC Regulations. The Prospectus Supplement for each series of Certificates will discuss any special tax consideration applicable to any Class of Certificates of such series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

  For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities underlying a series of Certificates, references to the Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities will be deemed to refer to that portion of the Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities held by the Trust Fund which does not include the fixed retained yield.

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

  With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Andrews & Kurth L.L.P., counsel to the Company, has advised the Company that in the firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Agreement and (iii) continuing compliance with the applicable provisions of the Code, as it may be amended from time to time, and any applicable Treasury regulations adopted thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. For purposes of this discussion, unless otherwise specified herein or in the applicable Prospectus Supplement, the term "Mortgage Loans" will be used to refer to Mortgage Loans, Agency Securities and Private Mortgage-Backed Securities.

STATUS OF REMIC CERTIFICATES

  REMIC Certificates held by a mutual savings bank or a domestic building and loan association (a "Thrift Institution") will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. However, if at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC Certificates will be treated entirely as qualifying assets for such entities (and the income will be treated entirely as qualifying income) . Moreover, the Final REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Loans with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans . . . secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). However, REMIC Regular Certificates acquired by another REMIC on its Startup Day (as defined below) in exchange for regular or residual interests in the REMIC will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3).

QUALIFICATION AS A REMIC

  In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The Final REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

  If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" herein. In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Certificates may continue to be treated as debt instruments for federal income tax purposes; but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (i.e., income from the Mortgage Loans less interest and original issue discount expense allocable to the Regular Certificates and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the 1986 Act (the "Committee Report") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

 General

  Payments received by holders of Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

  Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. Based in part on Treasury regulations issued on January 27, 1994 under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the 1986 Act, the Company anticipates that the amount of original issue discount required to be included in a Regular Certificateholder's income in any taxable year will be computed in a manner substantially as described below. Regular Certificateholders should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to securities, such as the Regular Certificates, that are subject to prepayment. The 1986 Act requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the Mortgage Loans in a manner prescribed by regulations not yet issued ("Prepayment Assumption") and provides for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Committee Report indicates that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Certificates. The Prospectus Supplement for each Series of such Certificates will specify the Prepayment Assumption determined by the Company for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Certificates will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service ("IRS") to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

  Under the OID Regulations, each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Certificateholder or by random lot (a "Retail Class Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold (other than to bond houses, brokers, underwriters and wholesalers). Unless specified otherwise in the Prospectus Supplement, the Company will determine original issue discount by including the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate in the issue price of a Regular Certificate and will include in the stated redemption price at maturity any interest paid on the first Distribution Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received, at least annually at a single fixed rate. Special rules apply for variable rate Regular Certificates as described below. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. The OID Regulations provide that in such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Certificate was outstanding) is treated as original issue discount assuming the stated interest would otherwise be qualified stated interest. Also in such case the stated redemption price at maturity is treated as equal to the issue price plus the greater of the amount of foregone interest or the excess, if any, of the Certificate's stated principal amount over its issue price. The OID Regulations indicate that all interest on a long first period Regular Certificate that is issued with non-de minimis original issue discount will be included in the Regular Certificate's stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

  Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. In addition, if the original issue discount is de minimis all stated interest (including stated interest that would otherwise be treated as original issue discount) is treated as qualified stated interest. Unless the Holder of a Regular Certificate elects to accrue all discount under a constant yield to maturity method, as described below, the holder of a debt instrument includes any de minimis original issue discount in income pro rata as capital gain recognized on retirement of the Regular Certificate as stated principal payments are received. If a subsequent Holder of a Regular Certificate issued with de minimis original issue discount purchases the Regular Certificate at a premium, the subsequent Holder does not include any original issue discount in income. If a subsequent Holder purchases such Regular Certificate at a discount all discount is reported as market discount, as described below.

  Of the total amount of original issue discount on a Regular Certificate, the Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which he holds the Regular Certificate, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Company intends to treat the monthly period ending on the day before each Distribution Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date giving the effect to the Prepayment Assumption,
(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The effect of these rules is to adjust the rate of original issue discount accrual to correspond to the actual prepayment experience. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined using a reasonable method.

  Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

  In the case of a Retail Class Certificate, the yield to maturity of such Certificate will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution of the entire principal amount of any Retail Class Certificate (or portion thereof), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining principal amount of a Retail Class Certificate after a distribution in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the principal amount thereof that was distributed.

  A subsequent holder of a Certificate issued with original issue discount who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on the Certificate. In computing the daily portions of original issue discount for a subsequent purchaser (as well as an initial purchaser who purchases a Certificate at a price higher than the issue price but less than the stated redemption price at maturity), however, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Certificate exceeds the excess of (i) the sum of its issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Certificate who purchased the Regular Certificate at its issue price, over (ii) the amount of any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Certificate (computed in accordance with the rules set forth above) for all days beginning on the date after the date of purchase and ending on the date on which the remaining principal amount of such Regular Certificate is expected to be reduced to zero under the Prepayment Assumption. Alternatively, such a subsequent holder may accrue original issue discount by treating the purchase as a purchase at original issuance and applying the constant yield to maturity method.

  The OID Regulations provide that a holder that acquires a Regular Certificate on or after April 4, 1994 may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If such an election were made with respect to a Regular Certificate with market discount, the Regular Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Regular Certificateholder acquires during the year of the election or thereafter. Similarly, a Regular Certificateholder that makes this election for a Regular Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Regular Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Regular Certificate can not be revoked without the consent of the IRS.

  Regular Certificates may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet four requirements. First, the issue price must not exceed the noncontingent principal payments by more than the lesser of (i) 1.5% of the product of the noncontingent principal payments and the weighted average maturity or (ii) 15% of the noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) a single fixed rate and one or more qualified floating rates; or (iv) a single objective rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during the term of the Regular Certificate is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Certificate). Fourth, the debt instrument must not provide for contingent principal payments. If interest on a Regular Certificate is stated at a fixed rate for an initial period of less than 1 year followed by a variable rate that is either a qualified floating rate or an objective rate and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the Regular Certificate's currency denomination. A multiple of a qualified floating rate is not a qualified floating rate unless it is a rate equal to (i) the product of a qualified floating rate as described in the previous sentence and a positive number not greater than 1.35 (but greater than 0.65 for instruments issued on or after August 13, 1996), or (ii) a product described in (i) increased or decreased by a fixed rate. A variable rate is not a qualified floating rate if it is subject to a cap, floor or a restriction on the amount of increase or decrease in stated interest rate (governor) unless: (i) the cap, floor or governor is fixed throughout the Regular Certificate's term, (ii) the cap or floor is not reasonably expected to cause the yield on the Regular Certificate to be significantly less or more, respectively, than the expected yield without the cap or floor, or (iii) the governor is not reasonably expected to cause the yield to be significantly more or less than the expected yield without the governor. Before August 13, 1996, an objective rate is a rate that is determined using a single fixed formula and is based on (i) the yield or changes in price of actively traded personal property, (ii) one or more qualified floating rates, (iii) a rate that would be a qualified rate if the Regular Certificate were denominated in another currency or (iv) a combination of such rates. For instruments issued on or after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective

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financial or economic information. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate in which the variations of such rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Regular Certificate's term will be significantly less or greater than the average value of the rate during the final half of the Regular Certificate's term.

  If a variable rate Regular Certificate provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or property at least annually (i) all stated interest is qualified stated interest, (ii) the amount of qualified stated interest and original issue discount, if any, that accrues is determined as if the Regular Certificate had a fixed rate equal to (A) in the case of a qualified floating rate or qualified inverse floating rate, the value on the issue date of the qualified floating rate or qualified inverse floating rate or (B) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate and (iii) the qualified stated interest that accrues is adjusted for the interest actually paid. If a variable rate Regular Certificate is not described in the previous sentence, the Regular Certificate is treated as a fixed rate Regular Certificate with a fixed rate substitute or substitutes equal to the value of the qualified floating rates or qualified inverse floating rate at the date of issue or, in the case of a Regular Certificate having an objective rate at a fixed rate that reflects the yield reasonably expected for the Regular Certificate. Qualified stated interest or original issue discount allocable to an accrual period is adjusted to reflect differences in the interest actually accrued or paid compared to the interest accrued or paid at the fixed rate substitute. If a variable rate Regular Certificate provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for interest at an initial fixed rate that is not intended to approximate the related floating rate or is fixed for a period of one year or more, original issue discount is determined as described in the previous two sentences except that the Regular Certificate is treated as if it provided for a qualified floating rate or qualified inverse floating rate, as applicable, rather than a fixed rate. The substitute rate must be one such that the fair market value of the Regular Certificate would be approximately the same as the fair market value of the hypothetical security.

  Under the OID Regulations, a variable rate Regular Certificate not qualifying for treatment under the variable rate rules described above is subject to the contingent payment rules. Treasury regulations dealing with contingent payment debt obligations were issued June 11, 1996 (the "Contingent Debt Regulations"), and are generally effective August 13, 1996. The Contingent Debt Regulations by their terms do not apply to REMIC regular interests. However, the following paragraph describes the application Contingent Debt Regulations as a method that may be considered reasonable.

  The Contingent Debt Regulations apply a "noncontingent bond method" to a debt instrument that is publicly traded or that is issued for cash or publicly traded property. Under the noncontingent bond method, the issuer is required to determine the comparable yield for the instrument and to construct a projected payment schedule for the debt instrument consisting of all noncontingent payments and a projected amount for each contingent payment. The issuer is required to determine interest expense, and a holder is required to determine interest income, according to the projected payment schedule formulated by the issuer. Interest generally is accrued under the noncontingent bond method according to generally applicable rules of the OID Regulations as described above. Adjustments in the instrument's issue price and the holder's basis are determined as if the projected payment schedule were the actual payment schedule for the instrument. If the actual amount of a contingent payment differs from the projected amount of the payment, adjustments to interest accrual are generally taken into account at the time the payment is made in order to reflect this difference. Gain or loss recognized by a holder on the sale, exchange, or retirement of the instrument generally will be treated as interest income or ordinary loss to the holder. A loss will be treated as ordinary, however, only up to the amount of the holder's total interest inclusions with respect to the instrument that were not offset by previous adjustments. Any additional loss generally will be a capital loss. Investors are urged to consult their tax advisors as to the proper accrual of original issue discount (including stated interest) on the Regular Certificates, including Regular Certificates which may be subject to the contingent payment rules.

  Although unclear at present, the Company intends to treat Certificates bearing an interest rate that is a weighted average of the net interest rates on the Mortgage Loans or the mortgage loans underlying the Mortgage Assets as having qualified stated interest if the Mortgage Loans or the underlying mortgage loans are adjustable rate mortgage loans. In such case, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Certificate interest rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested under the de minimis rules as described above. Adjustments will be made in each accrual period increasing or decreasing the amount of ordinary income reportable to reflect the actual interest rate on the Certificates. It is possible, however, that the IRS may treat some or all of the interest on Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may affect the timing of income accruals on such Certificates.

  It is not clear how income should be accrued with respect to Regular Certificates issued at a significant premium and to REMIC Certificates the payments on which consist primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Premium REMIC Regular Certificates"). One method of income accrual would be to treat the Premium REMIC Regular Certificate as a Certificate having qualified stated interest purchased at a premium equal to the excess of the price paid by such holder for the Premium REMIC Regular Certificate over its stated principal amount. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all bonds held by such holder, as described below. Alternatively, all of the income derived from a Premium REMIC Regular Certificate could be reported as original issue discount by treating all future payments under the Prepayment Assumption as fixed payments, in which case the amount and rate of accrual of original issue discount would be computed by treating the Premium REMIC Regular Certificate as a Certificate which has no qualified stated interest, as described above. Finally, the IRS could assert that the Premium REMIC Regular Certificates should be taxable under the contingent payment rules governing securities issued with contingent payments.


 Market Discount

  A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Certificate (i) is exceeded by the stated redemption price at maturity of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the sum of the issue price of such Regular Certificate plus any original issue discount that would have previously accrued thereon if held by an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Certificate. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Certificate are received, in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Committee Report provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be

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

required to defer the deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the Internal Revenue Service set forth procedures for taxpayers (1) electing under
Section 1278(b) of the Code to include market discount in income currently,
(2) electing under rules of Section 1276(b) of the Code to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Section 1278(b) of the Code.

  By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

 Premium

  A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Certificates. The Committee Report indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Except as otherwise provided in Treasury regulations yet to be issued, amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. This election, once made, applies to all taxable obligations held by the taxpayer at the beginning of the first taxable year to which such election applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. Purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

 Sale or Exchange of Regular Certificates

  If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

  Except as described in this paragraph, under "Original Issue Discount" and under "Market Discount," any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate

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

as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a Regular Certificate (issued by a REMIC) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if his yield on such Regular Certificate were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a Regular Certificate that will be recharacterized as ordinary income under clause (iii) is limited to the amount of original issue discount (if any) on the Regular Certificate that was not previously includible in income, the applicable Code provision contains no such limitation. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). In the case of a Regular Certificate subject to the Contingent Debt Regulations as described above under "Original Issue Discount," any gain on the sale or exchange of such Certificate is treated as interest income.

TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

  Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Loans, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

  The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction. For example, if an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount income on the Mortgage Loans which is includible in the REMIC's taxable income may exceed the discount deduction allowed to the REMIC upon such distributions on the Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Certificates.

 Basis and Losses

  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool. The ability of a Residual Certificateholder to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which Residual Certificateholders should consult their tax advisors.

  A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

  If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The Final

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

REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.

  Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans or the Mortgage Loans underlying the Agency Securities, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The Final REMIC Regulations do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

  Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount," without regard to the de minimis rule described therein.

  Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The Final REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount."

  Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates-- Premium," a person that holds a Mortgage Loan as a capital asset under Code
Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors with respect to the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income; Excess Inclusions

  A portion of the income allocable to a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter, with an exception discussed below for certain thrift institutions, will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot, except as described below, be offset by any unrelated losses or loss carryovers of a Residual Certificateholder, (ii) will be treated as

"unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors--Residual Certificates" below. Except as discussed below with respect to excess inclusions from Residual Certificates without "significant value," this general rule does not apply to thrift institutions to which Code Section 593 applies. For this purpose a thrift institution and its qualified subsidiary are considered a single corporation. A qualified subsidiary is one all of the stock of which, and substantially all of the debt of which, is held by the thrift institution and which is organized and operating exclusively in connection with the organization and operation of one or more REMICs. Except in the case of a thrift institution (including qualified subsidiaries) members of an affiliated group are treated as one corporation for purposes of applying the limitations on offset of excess inclusion income.

  Except as discussed in the following paragraph, with respect to excess inclusions from Residual Certificates without "significant value," for any Residual Certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate, over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

  The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Certificate will be treated as an excess inclusion if the Residual Certificates in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the Final REMIC Regulations did not adopt this rule. However, the exception from the excess inclusion rules applicable to thrift institutions does not apply if the Residual Certificates do not have significant value. Under the Final REMIC Regulations, the Residual Certificates will have significant value if: (i) the aggregate of the issue prices of the Residual Certificates is at least two percent of the aggregate of the issue prices of all Regular Certificates and Residual Certificates in the REMIC and (ii) the anticipated weighted average life of the Residual Certificates is at least 20 percent of the REMIC's anticipated weighted average life based on the prepayment and reinvestment assumptions used in pricing the transaction and any required or permitted clean up calls or any required qualified liquidation. Although not entirely clear, the Final REMIC Regulations indicate that the significant value determination is made only on the Startup Day. The anticipated weighted average life of a Residual Certificate with a principal balance and a market rate of interest is computed by multiplying the amount of each expected principal payment by the number of years (or fractions thereof) from the Startup Day, adding these sums and dividing by the total principal expected to be paid on such Residual Certificate based on the relevant prepayment assumption and expected reinvestment income. The anticipated weighted average life of a Residual Certificate with either no specified principal balance or a principal balance and rights to interest payments disproportionate to such principal balance, would be computed under the formula described above but would include all payments expected on the Residual Certificate instead of only the principal payments. The anticipated weighted average life of a REMIC is a weighted average of the anticipated weighted average lives of all classes of interests in the REMIC.

  Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Certificate are to be designated as excess inclusions in an amount corresponding to the Residual

Certificate's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Certificate will be subject to the limitations on excess inclusions described above. The Final REMIC Regulations do not provide guidance on this issue.

 Mark to Market Rules

  Under IRS temporary regulations, a "negative value" REMIC residual interest is not a security for purposes of the mark-to-market rules under the Code. A negative value REMIC residual interest is a REMIC residual interest whose present value of anticipated tax liabilities exceeds the present value of the expected future distributions, as determined on the date of acquisition of the REMIC residual interest. For purposes of the temporary regulations, the present value of anticipated tax liabilities is determined net of any anticipated tax savings associated with holding the residual interest as the REMIC generates losses. It is possible that a Residual Certificate may constitute a negative value REMIC residual interest. Such temporary regulations provide the IRS with the authority to treat any Residual Certificate having substantially the same economic effect as a "negative value" residual interest as a "negative value" residual interest. The IRS may also issue find regulations which may retroactively treat a REMIC residual interest as a "negative value" REMIC residual interest. The IRS has also issued proposed regulations that provide that all REMIC residual interests are not considered securities for purposes of the mark-to-market rules.

 Tax-Related Restrictions on Transfer of Residual Certificates

  Disqualified Organizations. If legal title or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The Final REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Certificate and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Certificate. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  The Agreement with respect to a series of Certificates will provide that neither legal title nor beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee provides to the Company and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and
(ii) the transferor provides a statement in writing to the Company and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Company or the Trustee may charge a fee for computing and providing such information.

  Noneconomic Residual Interests. The Final REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Final REMIC Regulations, a transfer of a "noneconomic residual interest" (defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the Final REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic Residual Certificate, it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue.

  Foreign Investors. The Final REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

  The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

 Sale or Exchange of a Residual Certificate

  Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Certificate as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  The Committee Report provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates. Consequently, losses on dispositions of Residual Certificates will be disallowed where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate. In any event, any loss realized by a Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder's adjusted basis in the newly acquired assets.

 Taxes That May Be Imposed on the REMIC Pool

  Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of

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

Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,
(iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The Final REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. Final REMIC Regulations also provide that the modification of mortgage loans underlying pass-through certificates will not be treated as a modification of the Agency Securities, provided that the trust issuing the pass-through certificates was not created to avoid prohibited transaction rules.

  Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

  Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

 Liquidation of the REMIC Pool

  If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all of the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, any gain on the sale of its assets will not result in a prohibited transaction tax, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

 Administrative Matters

  The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. Generally, the Company

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

will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Certificateholder or agent of the Residual Certificateholders. If the Code or applicable Treasury regulations do not permit the Company to act as tax matters person in its capacity as agent of the Residual Certificateholders, the Residual Certificateholder chosen by the Residual Certificateholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

  Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

  An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $114,700 for 1995 and adjusted yearly for inflation ($57,350 for 1995 and adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificate

  Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholders" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among

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

other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person. Payments on Regular Certificates may subject a Non-U.S. Person to U.S. federal income and withholding tax where such foreign person also owns, actually or constructively, Residual Certificates issued by the same REMIC, notwithstanding compliance with the certification requirements discussed above.

 Residual Certificates

  The Committee Report indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but certificated regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

  Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

  Reports of accrued interest and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Certificates must also be furnished.

  The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

 General

  If no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates as a REMIC, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation. Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Certificates of a series, and where such Certificates are not designated as "Stripped Certificates," the holder of each such Certificate in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by his Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Company, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust Fund in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $114,700 for 1995, adjusted yearly for inflation ($57,350 for 1995, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees," respectively.

 Tax Status

  Andrews & Kurth L.L.P. has advised the Company that:

    1. A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

    2. A Certificate owned by a financial institution described in Code
  Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

    3. A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
  Section 856(c)(5)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

    4. A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

  An issue arises as to whether buy-down Mortgage Loans may be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. Code Section 593(d)(1)(C) provides that the term "qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer." The application of this provision to a buy-down fund with respect to a buy-down Mortgage Loan is uncertain, but may require that a taxpayer's investment in a buy-down Mortgage Loan be reduced by the buy-down fund. As to the treatment of buy-down Mortgage Loans as "qualifying real property loans" under Code Section 593(d)(1) if the exception of Code
Section 593(d)(1)(C) is inapplicable, as "loans . . . secured by an interest in real property" under Code Section 7701(a)(19)(C)(v), as "real estate assets" under Code Section 856(c)(5)(A), and as "obligation[s] . . . principally secured by an interest in real property" under Code Section 860G(a)(3)(A), there is indirect authority supporting treatment of an investment in a buy-down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

 Premium and Discount

  Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

  Premium. The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Premium."

  Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Loans will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

  Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

  Market Discount. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Market Discount."

  Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificates, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

  Accordingly, if the Internal Revenue Service's approach is upheld, a servicer that receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a

Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

  In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Certificateholders to purchase an undivided interest in the Mortgage Loans. In such event, the present value of such additional payments might be included in the Certificateholder's basis in such undivided interests for purposes of determining whether the Certificate was acquired at a discount, at par, or at a premium. Under this alternative, Certificateholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Certificateholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

 Sale or Exchange of Certificates

  Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset.

STRIPPED CERTIFICATES

 General

  Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates for which no REMIC election is made and that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Company or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Company, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Certificates-- Recharacterization of the Servicing Fees" above) and (iii) a class of Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

  In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Certificates in proportion to the respective offering price of each class (or subclass) of Stripped Certificates. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General," subject to the limitation described therein.

  Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued at (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Trust Fund containing variable-rate Mortgage Loans, the Company has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation, and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

  Furthermore, final Treasury regulations issued December 28, 1992 support the treatment of a Stripped Certificate as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations state that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Certificate would be treated as stated interest under the OID Regulations. Further, the regulations provide that the purchaser of such a Stripped Certificate may be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates-- Market Discount," without regard to the de minimis rule therein.

 Status of Stripped Certificates

  No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Company that Stripped Certificates owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1), "real estate assets" within the meaning of Code Section 856(c)(A), "obligations[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to buy-down Mortgage Loans is uncertain. See "Standard Certificates--Tax Status" above.

 Taxation of Stripped Certificates

  Original Issue Discount. Except as described above under "--General," each Stripped Certificate will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, counsel has advised the Company that the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount, as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumable under the Prepayment Assumption, other than amounts treated as qualified stated interest.

  If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

  Possible Alternative Characterizations. As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. Under the rules of the OID Regulations relating to contingent payments, a projected payment schedule for the Stripped Certificates would be constructed by the Company. Interest accrual and adjustments relating to the Stripped Certificates would be determined under the general rules of the noncontingent bond method described above. While not free from doubt, counsel for the Company believes that uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Loans should not cause the contingent payment rules under the OID Regulations to apply to interest with respect to the Stripped Certificates.

  Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

  Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

  Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

  The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

  To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

  Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."

                             PLAN OF DISTRIBUTION

  Certificates are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement will set forth the terms of offering of the series of Certificates, including the public offering or purchase price of each class of Certificates of such series being offered thereby or the method by which such price will be determined and the net proceeds to the Company from the sale of each such class. Such Certificates will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

  In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Company and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Company.

  It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Certificates if any are purchased and that the Company will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

  The legality of the Certificates offered hereby will be passed upon for the Company by Andrews & Kurth L.L.P., Dallas, Texas. Certain federal income tax matters also will be passed upon for the Company by Andrews & Kurth L.L.P.

                             FINANCIAL INFORMATION

  A Trust Fund will be formed with respect to each series of Certificates. No Trust Fund will have any assets or obligations prior to the issuance of the related series of Certificates. No Trust Fund will engage in any activities other than those described herein or in the Prospectus Supplement. Accordingly, no financial statement with respect to any Trust Fund is included in this Prospectus or will be included in the Prospectus Supplement.

  Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement thereto and any quarterly report made available by FHLMC can be obtained in writing or calling FHLMC's Investor Relations Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (800-336-FMPC). The Company did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any Supplement thereto or any such quarterly report.

  Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7585). The Company did not participate in the preparation of FNMA's Prospectus or any such report, financial statement or other financial information.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLE-MENT OR THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPA-NY, CMC INVESTMENT PARTNERSHIP, CAPSTEAD INC., CAPSTEAD MORTGAGE CORPORATION OR BY THE UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFOR-MATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY, CMC INVESTMENT PARTNER-SHIP, CAPSTEAD INC., OR CAPSTEAD MORTGAGE CORPORATION SINCE SUCH DATE.
                                ---------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                          ----
Summary of Terms.........................................................  S-5
Risk Factors............................................................. S-12
Description of the Mortgage Assets....................................... S-15
Description of the Mortgage Loans........................................ S-26
Description of the Offered Certificates.................................. S-33
Description of Credit Enhancement........................................ S-38
Certain Investment, Prepayment, Yield and Weighted Average Life
 Considerations.......................................................... S-42
Description of Book Entry Procedures..................................... S-48
The Company.............................................................. S-49
Pooling, Administration and Servicing.................................... S-53
Certain Federal Income Tax Consequences.................................. S-58
ERISA Considerations..................................................... S-58
Underwriting............................................................. S-61
Certificate Rating....................................................... S-61
Legal Investment Matters................................................. S-62
Report of Experts........................................................ S-62
Legal Matters............................................................ S-62
Index of Defined Terms................................................... S-63

                                   PROSPECTUS

Prospectus Supplement or Current Report on Form 8-K......................    2
Available Information....................................................    3
Incorporation of Certain Documents by Reference..........................    3
Table of Contents........................................................    4
Glossary of Principal Terms..............................................    6
Summary of Prospectus....................................................    9
Risk Factors.............................................................   17
Description of the Certificates..........................................   21
The Trust Fund...........................................................   27
Credit Enhancement.......................................................   36
Servicing of the Mortgage Loans..........................................   40
Pooling and Administration...............................................   45
Use of Proceeds..........................................................   51
The Company..............................................................   52
Certain Legal Aspects of Mortgage Loans..................................   54
Legal Investment Matters.................................................   60
ERISA Considerations.....................................................   61
Certain Federal Income Tax Consequences..................................   63
Plan of Distribution.....................................................   88
Legal Matters............................................................   89
Financial Information....................................................   89


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                           $268,710,079 (APPROXIMATE)

                                 CMC SECURITIES
                                 CORPORATION II

                        REMIC PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C

                                ---------------
                                   PROSPECTUS
                                   SUPPLEMENT
                                ---------------

                            PAINEWEBBER INCORPORATED


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